==============================================================================

                        DLJ COMMERCIAL MORTGAGE CORP.,
                                 as Depositor,


                    BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                              as Master Servicer,


                    BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                             as Special Servicer,

                                      and


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                      as Trustee and REMIC Administrator,


                        POOLING AND SERVICING AGREEMENT

                         Dated as of December 1, 1998

                        ------------------------------

                                $1,107,680,439

                 Commercial Mortgage Pass-Through Certificates

                                Series 1998-CF2

==============================================================================

                               TABLE OF CONTENTS

                                ---------------

Section                                                                                                                  Page
-------                                                                                                                  ----

                                   ARTICLE I

                 DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                        CERTAIN CALCULATIONS IN RESPECT
                             OF THE MORTGAGE POOL
1.01.    Defined Terms....................................................................................................2
1.02.    General Interpretive Principles.................................................................................41
1.03.    Certain Calculations in Respect of the Mortgage Pool............................................................42
1.04.    Cross-Collateralized Mortgage Loans.............................................................................43


                                  ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
          WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                          REMIC II REGULAR INTERESTS,
             CLASS S REMIC III REGULAR INTERESTS AND CERTIFICATES
2.01.    Conveyance of Mortgage Loans....................................................................................45
2.02.    Acceptance of Mortgage Assets by Trustee........................................................................47
2.03.    Certain Repurchases and Substitutions of Mortgage Loans by the Originators......................................49
2.04.    Representations and Warranties of the Depositor.................................................................52
2.05.    Representations and Warranties of the Master Servicer...........................................................54
2.06.    Representations and Warranties of the Special Servicer..........................................................55
2.07.    Representations and Warranties of the Trustee...................................................................57
2.08.    Representations and Warranties of the REMIC Administrator.......................................................59
2.09.    Designation of the Certificates.................................................................................60
2.10.    Creation of REMIC I; Issuance of REMIC I Regular Interests and Class R-I Certificates...........................61
2.11.    Conveyance of REMIC I Regular Interests; Acceptance of
            REMIC I Regular Interests by Trustee.........................................................................63
2.12.    Creation of REMIC II; Issuance of REMIC II Regular Interests
            and Class R-II Certificates..................................................................................63
2.13.    Conveyance of REMIC II Regular Interests; Acceptance of
            REMIC II Regular Interests by Trustee........................................................................65
2.14.    Creation of REMIC III; Issuance of REMIC III Certificates.......................................................65
2.15.    Acceptance of Grantor Trusts by Trustee; Issuance of Class D Certificates.......................................68

Section                                                                                                                  Page
-------                                                                                                                  ----


                                                        ARTICLE III

                                               ADMINISTRATION AND SERVICING
                                                     OF THE TRUST FUND

3.01.    Administration of the Mortgage Loans............................................................................69
3.02.    Collection of Mortgage Loan Payments............................................................................70
3.03.    Collection of Taxes, Assessments and Similar Items;
            Servicing Accounts; Reserve Accounts.........................................................................70
3.04.    Collection Account, Distribution Account and Interest Reserve Account...........................................72
3.05.    Permitted Withdrawals From the Collection Account, the Distribution Account.....................................75
3.06.    Investment of Funds in the Collection Account, Interest Reserve Account,
            Servicing Accounts, Reserve Accounts and the REO Account.....................................................79
3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage...................................81
3.08.    Enforcement of Alienation Clauses...............................................................................83
3.09.    Realization Upon Defaulted Mortgage Loans.......................................................................84
3.10.    Trustee to Cooperate; Release of Mortgage Files.................................................................87
3.11.    Servicing and Special Servicing Compensation; Interest on and
            Reimbursement of Servicing Advances; Payment of Certain Expenses;
            Obligations of the Trustee and any Fiscal Agent regarding
            Back-up Servicing Advances...................................................................................88
3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports...........................92
3.13.    Annual Statement as to Compliance...............................................................................94
3.14.    Reports by Independent Public Accountants.......................................................................94
3.15.    Access to Certain Information...................................................................................95
3.16.    Title to REO Property; REO Account..............................................................................95
3.17.    Management of REO Property......................................................................................97
3.18.    Sale of Mortgage Loans and REO Properties.......................................................................99
3.19.    Additional Obligations of Master Servicer......................................................................102
3.20.    Modifications, Waivers, Amendments and Consents................................................................104
3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.............................108
3.22.    Sub-Servicing Agreements.......................................................................................109
3.23.    Controlling Class Representative...............................................................................111
3.24.    Certain Rights and Powers of the Controlling Class Representative..............................................112



                                                       ARTICLE IV
                                              PAYMENTS TO CERTIFICATEHOLDERS
4.01.    Distributions..................................................................................................115
4.02.    Statements to Certificateholders; Certain Other Reports........................................................124
4.03.    P&I Advances; Advances relating to the Master Servicer Remittance Amount.......................................126
4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses...............................................128
4.05.    Calculations...................................................................................................129

Section                                                                                                                 Page


                                                         ARTICLE V

                                                     THE CERTIFICATES
5.01.    The Certificates...............................................................................................130
5.02.    Registration of Transfer and Exchange of Certificates..........................................................130
5.03.    Book-Entry Certificates........................................................................................135
5.04.    Mutilated, Destroyed, Lost or Stolen Certificates..............................................................136
5.05.    Persons Deemed Owners..........................................................................................137
5.06.    Certification by Certificate Owners............................................................................137


                                                        ARTICLE VI

                                            THE DEPOSITOR, THE MASTER SERVICER,
                                     THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR
6.01.    Liability of the Depositor, the Master Servicer, the Special Servicer
            and the REMIC Administrator.................................................................................138
6.02.    Merger, Consolidation or Conversion of the Depositor,
            the Master Servicer, the Special Servicer or the REMIC Administrator........................................138
6.03.    Limitation on Liability of the Depositor, the Master Servicer,
            the Special Servicer and the REMIC Administrator............................................................138
6.04.    Master Servicer, Special Servicer and REMIC Administrator Not to Resign........................................139
6.05.    Rights of the Depositor and the Trustee in Respect of
            the Master Servicer, the Special Servicer and the REMIC Administrator.......................................140
6.06.    Designation of Special Servicer by the Controlling Class.......................................................141
6.07.    Master Servicer or Special Servicer as Owner of a Certificate..................................................142


                                                        ARTICLE VII

                                                          DEFAULT
7.01.    Events of Default..............................................................................................143
7.02.    Trustee to Act; Appointment of Successor.......................................................................146
7.03.    Notification to Certificateholders.............................................................................147
7.04.    Waiver of Events of Default....................................................................................147
7.05.    Additional Remedies of Trustee Upon Event of Default...........................................................148

Section                                                                                                                 Page


                                                       ARTICLE VIII

                                                        THE TRUSTEE
8.01.    Duties of Trustee..............................................................................................149
8.02.    Certain Matters Affecting the Trustee..........................................................................150
8.03.    Trustee and Fiscal Agent not Liable for Validity or Sufficiency of
            Certificates or Mortgage Loans..............................................................................152
8.04.    Trustee and Fiscal Agent May Own Certificates..................................................................152
8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee,
            REMIC Administrator and Fiscal Agent........................................................................152
8.06.    Eligibility Requirements for Trustee...........................................................................154
8.07.    Resignation and Removal of Trustee.............................................................................154
8.08.    Successor Trustee..............................................................................................155
8.09.    Merger or Consolidation of Trustee.............................................................................156
8.10.    Appointment of Co-Trustee or Separate Trustee..................................................................156
8.11.    Appointment of Custodians......................................................................................157
8.12.    Access to Certain Information..................................................................................157
8.13.    Appointment of Fiscal Agent....................................................................................159
8.14     Advance Security Arrangement...................................................................................160
8.15.    Filings with the Securities and Exchange Commission............................................................161


                                                        ARTICLE IX

                                                        TERMINATION
9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans...............................................162
9.02.    Additional Termination Requirements............................................................................163


                                                         ARTICLE X

                                                 ADDITIONAL TAX PROVISIONS
10.01.   Tax Administration.............................................................................................165
10.02.   Depositor, Master Servicer, Special Servicer, Trustee and
            Fiscal Agent to Cooperate with REMIC Administrator..........................................................168
10.03.   Fees of the REMIC Administrator................................................................................168
10.04.   Use of Agents..................................................................................................168


                                                        ARTICLE XI

                                                 MISCELLANEOUS PROVISIONS
11.01.   Amendment......................................................................................................169
11.02.   Recordation of Agreement; Counterparts.........................................................................170
11.03.   Limitation on Rights of Certificateholders.....................................................................170
11.04.   Governing Law..................................................................................................171
11.05.   Notices........................................................................................................171
11.06.   Severability of Provisions.....................................................................................172
11.07.   Successors and Assigns; Beneficiaries..........................................................................172
11.08.   Article and Section Headings...................................................................................172
11.09.   Notices to and from the Rating Agencies........................................................................172
11.10.   Notices to Controlling Class Representative....................................................................174
11.11.   Complete Agreement.............................................................................................174

                                   EXHIBITS


EXHIBIT A-1       Form of Class S Certificates
EXHIBIT A-2       Form of Class A-1A and Class A-1B Certificates
EXHIBIT A-3       Form of Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates
EXHIBIT A-4       Form of Class B-3, Class B-4, Class B-5, Class B-6 and Class C Certificates
EXHIBIT A-5       Form of Class D Certificates
EXHIBIT A-6       Form of Class R-I, Class R-II and Class R-III Certificates
EXHIBIT B-1       Schedule of Mortgage Loans
EXHIBIT B-2       Schedule of Exceptions to Mortgage File Delivery
EXHIBIT C         Letter of Representations among Depositor, Trustee and initial Depository
EXHIBIT D-1       Form of Master Servicer Request for Release
EXHIBIT D-2       Form of Special Servicer Request for Release
EXHIBIT E-1       Form of Trustee Report
EXHIBIT E-2A      Form of CSSA Loan Periodic Update File
EXHIBIT E-2B      Form of CSSA Property File
EXHIBIT E-2C      Form of CSSA Loan Set-up File
EXHIBIT E-3       Form of Comparative Financial Status Report
EXHIBIT E-4       Form of Delinquent Loan Status Report
EXHIBIT E-5       Form of Historical Loan Modification Report
EXHIBIT E-6       Form of Historical Loss Estimate Report
EXHIBIT E-7       Form of NOI Adjustment Worksheet
EXHIBIT E-8       Form of Operating Statement Analysis Report
EXHIBIT E-9       Form of REO Status Report
EXHIBIT E-10      Form of Watch List
EXHIBIT F-1A      Form I of Transferor Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-1B      Form II of Transferor Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-2A      Form I of Transferee Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-2B      Form II of Transferee Certificate for Transfers of Non-Registered Certificates
EXHIBIT G         Form of Transferee Certificate in Connection with ERISA
                  (Definitive Subordinated Certificates)
EXHIBIT H-1       Form of Transfer Affidavit and Agreement for Transfers of Residual
                  Interest Certificates
EXHIBIT H-2       Form of Transferor Certificate for Transfers of Residual Interest Certificates
EXHIBIT I-1       Form of Notice and Acknowledgment Concerning Replacement of Special Servicer
EXHIBIT I-2       Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J         Form of UCC-1 Financing Statement
EXHIBIT K         Calculation of Net Operating Income
EXHIBIT L-1       Information Request from Certificateholder or Certificate Owner
EXHIBIT L-2       Information Request from Prospective Investor
EXHIBIT M         Form of Mortgage Loan Purchase and Sale Agreement
EXHIBIT N-1       Form of Third Party Originator Agreement for Union Capital
EXHIBIT N-2       Form of Third Party Originator Agreement for Apple Bank

                  This Pooling and Servicing Agreement, is dated and effective as of December 1, 1998, among DLJ COMMERCIAL MORTGAGE CORP. as Depositor, BANC ONE MORTGAGE CAPITAL MARKETS, LLC as Master Servicer and Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee and REMIC
Administrator.

                            PRELIMINARY STATEMENT:

                  Column (as defined herein) has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of November 20, 1998 (as such may be amended, the "Mortgage Loan Purchase and Sale Agreement"), between Column and the Depositor, the Original Mortgage Loans (as defined herein). A form of the Mortgage Loan Purchase and Sale Agreement is attached hereto as Exhibit M.

                  The parties hereto desire to provide for, among other things, (i) the creation of a common law trust, (ii) the transfer of the Original Mortgage Loans, together with certain related rights, funds and property, by the Depositor to the Trustee for the benefit of the Certificateholders (as defined herein), (iii) the issuance of mortgage pass-through certificates in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the trust fund to be created hereunder, and (iv) the servicing and administration of the Mortgage Loans (as defined herein), including the Original Mortgage Loans, and the other assets that from time to time shall constitute the trust fund to be created hereunder.

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                 DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                        CERTAIN CALCULATIONS IN RESPECT
                             OF THE MORTGAGE POOL


                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with Section 1.04.

                  "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

                  "Accrued Certificate Interest": The interest accrued from time to time in respect of any Class of Regular Interest Certificates, calculated in accordance with Section 2.14(g).

                  "Accrued Component Interest": The interest accrued from time to time in respect of any Class S REMIC III Regular Interest, calculated in accordance with Section 2.14(f).

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856- 6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Additional Collateral": Any non-real property (including any Letter of Credit) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

                  "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Additional Servicing Compensation": As defined in Section 3.11(b).

                  "Additional Special Servicing Compensation": As defined in
Section 3.11(d).

                  "Additional Trust Fund Expense": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Regular Interest
Certificateholders' receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                  "Advance":  Any P&I Advance or Servicing Advance.

                  "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, all in accordance with
Section 3.11(g) or Section 4.03(e), as applicable.

                  "Advance Security Arrangement":  As defined in Section 8.14.

                  "Adverse Grantor Trust Event": Either (i) any impairment of the status of Grantor Trust D as a Grantor Trust or (ii) the imposition of a tax upon Grantor Trust D or any of its assets or transactions.

                  "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency.

                  "Adverse REMIC Event": Either (i) any impairment of the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

                  "A. M. Best": A. M. Best Company or its successor in interest.

                  "Annual Accountants' Report": As defined in Section 3.14.

                  "Annual Performance Certification": As defined in Section
3.13.

                  "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, a limited appraisal and a summary report) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser.

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of (a) the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of Section 3.19(c) hereof) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan,
(ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of related Servicing Fees, Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (iii) all unpaid Servicing Fees accrued in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item), over (y) 90% of an amount equal to
(i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, net of (ii) the amount of any obligation(s) secured by any mortgage liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if in the case of any Required Appraisal Loan an Appraisal acceptable for purposes of Section 3.19(c) hereof is not obtained within 60 days following, and has not been obtained within the twelve-month period preceding, the earliest of the relevant dates in respect of such Required Appraisal Loan specified in clauses (i) - (v) of the first sentence of Section 3.19(c) hereof, then until such Appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of such Required Appraisal Loan; provided, however, that upon receipt of an Appraisal acceptable for purposes of Section 3.19(c) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

                  "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained pursuant to this Agreement but in no event based upon an Appraisal more than 12 months old.

                  "Apple Bank": Apple Bank for Savings or its successor in interest.

                  "ARD Loan": A Mortgage Loan that provides for the accrual of Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its most recent scheduled maturity date (including the related Stated Maturity Date or any extended maturity date) as of which such Mortgage Loan remains outstanding and part of the Trust Fund (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which such maturity date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, such maturity date. With respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made on and in respect of such Distribution Date, and (iii) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of any year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of any year or during the month of January of any year that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and (b)(ii) of this definition.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

                  "Balloon Payment": Any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least twice as large as the normal Monthly Payment due on such Mortgage Loan.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus": That certain prospectus dated November 20, 1998, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Basic Special Servicing Fee": With respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan, the related Special Servicing Fee, exclusive of any incremental increase therein as a result of the initial Special Servicer no longer being the Special Servicer.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Book-Entry Subordinated Certificate": Any Subordinated Certificate that constitutes a Book-Entry Certificate.

                  "Borrower": The obligor or obligors on a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Breach":  As defined in Section 2.03(a).

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, either of the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Residual Interest Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports": As defined in Section 4.02(a).

                  "Certificate Notional Amount": With respect to any Class S Certificate, the hypothetical or notional principal amount on which such Certificate accrues (or is deemed to accrue) interest from time to time, which, as of any date of determination, is equal to the product of (a) the then Certificate Factor for the Class S Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 2.09(a). Any reference in any other Section or Subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in
Section 2.09(a).

                  "Class A Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Class B Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Class D Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust D, but not an asset of any REMIC Pool.

                  "Class Notional Amount": The aggregate hypothetical or notional amount on which the Class S Certificates are deemed to accrue interest from time to time, as calculated in accordance with Section 2.14(d).

                  "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.14(e).

                  "Class S REMIC III Regular Interest": Any of the separate beneficial ownership interests in REMIC III represented by the Class S Certificates and, in each such case, designated as a "regular interest" in REMIC III. The Class S REMIC III Regular Interests have the designations and terms provided for in Section 2.14.

                  "Class S Strip Rate": The per annum rate at which interest accrues in respect of any Class S REMIC III Regular Interest during any Interest Accrual Period, as set forth or otherwise calculated in accordance with Section 2.14(d).

                  "Closing Date": December 3, 1998.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled"Banc One Mortgage Capital Markets, LLC [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2".

                  "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Column": Column Financial, Inc. or its successor in interest.

                  "Column Mortgage Loan": Any Mortgage Loan that is originated by Column, as identified in the Mortgage Loan Schedule;

                  "Commission": The Securities and Exchange Commission or any successor thereto.

                  "Comparative Financial Status Report": A report substantially containing the information described in Exhibit E-3 attached hereto, including, among other things, the occupancy and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the Determination Date immediately preceding the preparation of such report and the revenue and net operating income for each of three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by Column, by the related Third Party Originator (in the case of a Third Party Mortgage
Loan), by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

                  "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

                  "Component Notional Amount": The hypothetical or notional amount on which any Class S REMIC III Regular Interest accrues interest from time to time, as calculated in accordance with Section 2.14(d).

                  "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Section 4.01(a), that has a then outstanding Class Principal Balance that is not less than 25% (or, in the case of the Class C Certificates, 20%) of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the largest Class Principal Balance then outstanding. For purposes of this definition, the Class A-1A and Class A-1B Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

                  "Controlling Class Representative": As defined in Section 3.23(a).

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562.

                  "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property).

                  "Corresponding REMIC II Regular Interest": With respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal

Balance Certificates; and, with respect to any Class S REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that, when preceded by "S-", is the same as the alphabetical and, if applicable, numerical designation for such Class S REMIC III Regular Interest.

                  "Cross-Collateralized Group": Any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

                  "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that pursuant to Section 1.04 is deemed to be, or by its terms actually is, cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "CSSA": The Commercial Real Estate Secondary Market and Securitization Association, or any association or organization that is a successor thereto.

                  "CSSA Loan Periodic Update File": The report substantially in the form and containing the information described in Exhibit E-2A attached hereto.

                  "CSSA Loan Set-up File"described in Exhibit E-2C attached hereto.

                  "CSSA Property File": The report substantially in the form and containing the information described in Exhibit E-2B hereto.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

                  "Cut-off Date": December 1, 1998.

                  "Cut-off Date Balance": With respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recent period of not more than twelve months or less than three months for which Net Operating Income can be calculated (annualized if such period is less than twelve months), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

                  "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

                  "Default Interest": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Defaulted Mortgage Loan": A Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent thirty
(30) days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defaulting Party": As defined in Section 7.01(b).

                  "Definitive Certificate": As defined in Section 5.03(a).

                  "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust or as to which one or more Replacement Mortgage Loans are substituted, in either case as contemplated by Section 2.03.

                  "Delinquent Loan Status Report": A report substantially containing the information described in Exhibit E-4 attached hereto, including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were (1) delinquent 30-59 days, (2) delinquent 60-89 days, (3) delinquent 90 days or more, (4) current but specially serviced, or (5) were in foreclosure but were not REO Property.

                  "Depositor": DLJ Commercial Mortgage Corp. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any calendar month, commencing in January 1999, the seventh day of such month (or, if such seventh day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer

(or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate": As defined in Section 4.01(b).

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or
(v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Class of Principal Balance Certificates, for any Distribution Date, an amount of interest equal to all Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Interest Certificates for the related Interest Accrual Period; and, with respect to the Class S Certificates for any Distribution Date, the aggregate amount of Distributable Component Interest in respect of all the Class S REMIC III Regular Interests for such Distribution Date.

                  "Distributable Component Interest": With respect to any Class S REMIC III Regular Interest, for any Distribution Date, an amount of interest equal to all Accrued Component Interest in respect of such Class S REMIC III Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Component Interest in respect of such Class S REMIC III Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Interest Certificates for the related Interest Accrual Period.

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2."

                  "Distribution Date": With respect to any calendar month, commencing in January 1999, the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the Business Day immediately following) and (ii) the fourth Business Day following the Determination Date occurring in such month.

                  "Document Defect": As defined in Section 2.02(e).

                  "Due Date": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "Aa2" by Moody's and, if then rated thereby, "AA" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "P-1" by Moody's and, if then rated thereby, "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default": Any of the events described in Section 7.01(a).

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

                  "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

                  "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by a Third Party Originator pursuant to the related Third Party Originator Agreement, repurchased or replaced by Column pursuant to a Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

                  "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

                  "Fiscal Agent Agreement": As defined in Section 8.13.

                  "Fitch": Fitch IBCA, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch IBCA, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

                  "FNMA": The Federal National Mortgage Association or any successor.

                  "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

                  "Grantor Trust Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Grantor Trust D": The Grantor Trust designated as such in
Section 2.15.

                  "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

                  "Ground Sub-Lease": The ground sub-lease pursuant to which any Borrower holds a sub- leasehold interest in the related Mortgaged Property.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Loan Modification Report": A report substantially containing the information described in Exhibit E-5 attached hereto, and setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cutoff Date, showing the original and the revised terms thereof.

                  "Historical Loss Estimate Report": A report substantially containing the information described in Exhibit E-6 attached hereto, and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, Column, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, Column, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, Column, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, Column, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, Column, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, such Fiscal Agent or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation
Section 1.856- 4(b)(5), or any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Original Mortgage Loans.

                  "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with the Servicing Standard.

                  "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class S REMIC III Regular Interest or any Class of Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

                  "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class S REMIC III Regular Interest or any Class of Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2".

                  "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of each year and during January of each year that is not a leap year, an amount equal to one-day's interest at the related Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

                  "Interest Reserve Loan": Any Actual/360 Mortgage Loan.

                  "Interested Person": Any party hereto, Column, either Third Party Originator, any Certificateholder, or any Affiliate of any such Person.

                  "Investment Account": As defined in Section 3.06(a).

                  "Investment Company Act": The Investment Company Act of 1940, as amended.

                  "IRS": The Internal Revenue Service or any successor.

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                  "Latest Possible Maturity Date": With respect to any REMIC I Regular Interest, REMIC II Regular Interest, Class S REMIC III Regular Interest or Class of Principal Balance Certificates, the Distribution Date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

                  "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Third Party Originator pursuant to the related Third Party Originator Agreement or by Column pursuant to the Mortgage Loan Purchase and Sale Agreement, in each case as contemplated by
Section 2.03; or (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01 or that is repurchased or replaced by a Third Party Originator pursuant to the related Third Party

Originator Agreement or by Column pursuant to the Mortgage Loan Purchase and Sale Agreement), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation;
(ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage;
(iii) the realization upon any deficiency judgment obtained against a Borrower; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Third Party Originator pursuant to the related Third Party Originator Agreement or by Column pursuant to the Mortgage Loan Purchase and Sale Agreement; (vi) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by a Third Party Originator pursuant to the related Third Party Originator Agreement or by Column pursuant to the Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); or (vii) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitutes the Controlling Class as of such date of determination.

                  "Master Servicer": Banc One Mortgage Capital Markets, LLC, or its successor in interest, in its capacity as servicer hereunder, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:
(i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Additional Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received after the end of the related Collection Period,
(iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master

Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

                  "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

                  "Master Servicing Fee": With respect to each Performing Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate": With respect to each Performing Mortgage Loan, 0.04675% per annum.

                  "Maturity Assumptions": Collectively, the assumptions identified as the "Modeling Assumptions" in the Prospectus Supplement.

                  "Memorandum": The final Private Placement Memorandum dated November 20, 1998, relating to the Non-Registered Certificates delivered by the Depositor to the Underwriter as of the Closing Date.

                  "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

                  (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

                  (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

                  "Mortgage": A mortgage, deed of trust, deed to secure debt or similar document that secures a Mortgage Note and creates a lien on a Mortgaged Property.

                  "Mortgage File": With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note, endorsed "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, without recourse";

                  (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, in recordable form;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, in recordable form;

                  (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

                  (vii) the original or a copy of the policy of lender's title insurance;

                  (viii)   filed copies of any prior UCC Financing
                           Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent Column had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of Column or, if applicable, a Third Party Originator on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2;

                  (ix) any environmental indemnity agreement, power of attorney, guaranty, property management agreement, Ground Lease, Ground Sub-Lease, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

                  (x) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral; and

                  (xi) insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "Mortgage Loan Purchase and Sale Agreement": As defined in the Preliminary Statement.

                  "Mortgage Loan Schedule": The list of Mortgage Loans attached hereto as Exhibit B-1 as such list may be amended from time to time in accordance with this Agreement. Such list shall set forth the following information with respect to each Mortgage Loan:

                (i)        the Mortgage Loan number;

               (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

              (iii) the (A) original principal balance and (B) Cut-off Date Balance;

               (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                (v)        the Mortgage Rate;

               (vi) the (A) original and remaining term to stated maturity and (B) Stated Maturity Date;

              (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

             (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

               (ix) whether the Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date;

                (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

               (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

              (xii) whether such Mortgage Loan was originated by Column, Apple Bank or Union Capital; and

             (xiii)        the Interest Accrual Basis.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Mortgage Loans as of any particular date of determination.

                  "Mortgage Rate": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date. Subject to modification in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower, the Mortgage Rate for each Mortgage Loan shall otherwise be fixed.

                  "Mortgaged Property": The real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount remitted by the Master Servicer for deposit into the Distribution Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

                  "Net Default Charges": With respect to any Mortgage Loan, any Default Charges actually collected from the related Borrower or out of other collections thereon (based on the allocations specified in Section 1.03), net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Default Charges in accordance with this Agreement.

                  "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

                  "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section
3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

                  "Net Operating Income": With respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property for any specified period, calculated in accordance with Exhibit K.

                  "NOI Adjustment Worksheet": A report prepared by the Special Servicer with respect to Specially Serviced Mortgaged Loans and REO Mortgage Loans, and by the Master Servicer with respect to all other Mortgage Loans, substantially containing the information described in Exhibit E-7 attached hereto, presenting the computations made in accordance with the methodology described in such Exhibit to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

                  "Nonrecoverable Servicing Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "Non-Registered Certificate": Any Certificate that has not been registered under the Securities Act. As of the Closing Date, the Class B-3, Class B-4, Class B-5, Class B-6, Class C, Class D, Class R-I, Class R-II and Class R-III Certificates will constitute Non-Registered Certificates.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

                  "Operating Statement Analysis Report": As defined in Section 3.12(b).

                  "Opinion of Counsel": A written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any of REMIC I, REMIC II or REMIC III as a REMIC or Grantor Trust D as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, Column, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the REMIC Administrator, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee or the REMIC Administrator.

                  "Original Mortgage Loans": Collectively, those Mortgage Loans identified on the Mortgage Loan Schedule as being included in the Trust Fund as of the Closing Date.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

                  "P&I Advance Date": The Business Day preceding each Distribution Date.

                  "Pass-Through Rate": The per annum rate at which interest accrues (or is deemed to accrue) in respect of any Class of Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(d), in the case of the Class S Certificates, or Section 2.14(e), in the case of a Class of Principal Balance Certificates.

                  "Percentage Interest": With respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date. With respect to a Grantor Trust Certificate or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performing Mortgage Loan": Any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

                  "Permitted Investments": Any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short- term debt rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

                  (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

                  "Permitted Transferee": Any Transferee of a Residual Interest Certificate other than either a Disqualified Organization or a Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of Part II of the FNMA Multifamily Guide, as amended from time to time.

                  "Plan": As defined in Section 5.02(c).

                  "Plurality Residual Interest Certificateholder": As to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class of Residual Interest Certificates constituting the sole class of "residual interests" in respect of such REMIC Pool.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the Class S REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumption that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and/or Basic Special Servicing Fees and net of any portion of such interest that represents Default Interest or Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and/or Basic Special Servicing Fees and, if applicable, exclusive of Default Interest and Additional Interest).

                  "Prepayment Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, penalty or fee is expressed as a percentage of the principal amount being prepaid or as a specified amount.

                  "Primary Servicing Office": The office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

                  "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate;" and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

                  "Principal Balance Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Principal Balance Reduction: Any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

                  "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

                  (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

                  (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

                  (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with
         Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

                  (e) the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (f) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date.

                  "Principal Prepayment": Any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date, that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Proposed Plan": As defined in Section 3.17(a).

                  "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

                  "Prospectus Supplement": That certain prospectus supplement dated November 20, 1998, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, and (d) solely in the case of a purchase by a Third Party Originator pursuant to the related Third Party Originator Agreement or by Column pursuant to the Mortgage Loan Purchase and Sale Agreement, (i) all accrued and unpaid Advance Interest in respect of related Advances and (ii) to the extent not otherwise included in the amount described in the preceding clause (c), any costs and expenses incurred by the Master Servicer (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "Qualified Institutional Buyer": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Qualifying Substitute Mortgage Loan": In the case of any substitution for a Deleted Mortgage Loan as contemplated by Section 2.03, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has the same Due Date as the Deleted Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current Loan-to-Value Ratio not higher than, and a then current Debt Service Coverage Ratio not lower than, the Loan-to-Value Ratio and Debt Service Coverage Ratio, respectively, of the Deleted Mortgage Loan as of the Closing Date; (vii) will comply, as of the date of substitution, with all of the representations and warranties relating to Mortgage Loans set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement and, in the case of a Third Party Mortgage Loan, the related Third Party Originator Agreement, or will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Deleted Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement and, in the case of a Third Party Mortgage Loan, the relevant Third Party Originator Agreement;
(viii) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (ix) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Deleted Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses
(ii) through (ix) of this definition; and provided, further, that no mortgage loan shall be substituted for a Deleted Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., Column or the related Third Party Originator) effecting the substitution). It is understood and agreed that the Controlling Class Representative (or, if no Controlling Class Representative is then serving, the Holders of Certificates representing a majority of the Voting Rights assigned to the Controlling Class) could find a prospective Replacement Mortgage Loan unacceptable for any reason or no reason whatsoever.

                  "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

                  "Rated Final Distribution Date": The Distribution Date in November 2031.

                  "Rating Agency": Each of Moody's and Fitch.

                  "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom); (2) each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and (3) each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to
Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate": Any Certificate that has been registered under the Securities Act. As of the Closing Date, the Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates constitute Registered Certificates.

                  "Regular Interest Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC Administrator": Norwest Bank Minnesota, National Association or its successor in interest, in its capacity as REMIC administrator hereunder, or any successor REMIC administrator appointed as herein provided.

                  "REMIC Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of Grantor Trust D.

                  "REMIC I": The segregated pool of assets designated as such in Section 2.10(a)

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in
Section 2.10.

                  "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.10(f).

                  "REMIC II": The segregated pool of assets designated as such in Section 2.12(a).

                  "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.12.

                  "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.12(f).

                  "REMIC III": The segregated pool of assets designated as such in Section 2.14(a).

                  "REMIC III Certificate": Any of the Certificates designated as such in Section 2.09.

                  "REMIC Pool":  Any of REMIC I, REMIC II and REMIC III.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Banc One Mortgage Capital Markets, LLC [or the name of any successor Special Servicer], as Special Servicer, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2".

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

                  "REO Extension":  As defined in Section 3.16(a).

                  "REO Mortgage Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report": A report containing substantially the information described in Exhibit E-9 attached hereto, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

                  "REO Tax": As defined in Section 3.17(a).

                  "Replacement Mortgage Loan": Any mortgage loan that is substituted by Column or a Third Party Originator for a Deleted Mortgage Loan as contemplated by Section 2.03.

                  "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal Loan": As defined in Section 3.19(c).

                  "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; or (iii) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

                  "Residual Interest Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Responsible Officer": When used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

                  "Restricted Servicer Reports": Each of the Watch List, the Operating Statement Analysis Report, the NOI Adjustment Worksheet and the Comparative Financial Status Report.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of Distributable Certificate Interest to be made on the Senior Certificates on such Distribution Date have been so made.

                  "Servicing Account": Any of the accounts established and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.02(e), 2.03 (b), 2.03(c), 3.03(c) and 3.09,
(b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings that are not reimbursed by the related Borrower, (2) the cost of any Opinion of Counsel expressly required to be obtained hereunder to the extent that a Borrower is required under the terms of the related Mortgage Loan to pay the costs thereof and fails to do so, and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

                  "Servicing Fee": With respect to any Mortgage Loan, the Master Servicing Fee or the Special Servicing Fee, as applicable.

                  "Servicing File": Any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

                  "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable.

                  "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard": With respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the higher of (i) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and REO properties for other third parties pursuant to agreements similar to this Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing and administering their own mortgage loans and real properties, and (ii) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate); and (c) without regard to: (i) any relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) any obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (iv) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder generally or with respect to any particular transaction, and (v) any ownership by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property.

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

                  "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

                (a) the related Borrower has failed to make when due any Balloon Payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied for 30 days; or

                (b) the related Borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied for 60 days; or

                (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the related Mortgage Loan (other than a waiver of a "due-on-sale" clause permitted under Section 3.08 or the extension of the related maturity date) or (ii) such default is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

                (d) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); or

                (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through
(h) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan:

                (w) with respect to the circumstances described in clauses (a) and (b) above, when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

                (x) with respect to the circumstances described in clauses (c), (e), (f) and (g) above, when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

                (y) with respect to the circumstances described in clause (d) above, when such default is cured; and

                (z) with respect to the circumstances described in clause (h) above, when such proceedings are terminated.

                  "Special Servicer": Banc One Mortgage Capital Markets, LLC, or its successor in interest, in its capacity as special servicer hereunder, or any successor Special Servicer appointed as herein provided.

                  "Special Servicer Report":  As defined in Section 4.02(c).

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": 0.04675% per annum or, if the initial Special Servicer is no longer the Special Servicer, 0.25% per annum.

                  "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II) or Section 2.14(a) (in the case of REMIC
III), as applicable.

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the Cut-off Date Balance of such Mortgage Loan (or, in the case of any Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received), as permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Subordinated Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for any Deleted Mortgage Loan, the amount, if any, by which the Purchase Price for such Deleted Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

                  "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

                  "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

                  "Termination Price": As defined in Section 9.01.

                  "Third Party Mortgage Loan": Any Mortgage Loan that is originated by Union Capital or Apple Bank, as identified in the Mortgage Loan Schedule.

                  "Third Party Originator": Either of Union Capital and Apple Bank.

                  "Third Party Originator Agreement": With respect to each Mortgage Loan originated by Union Capital, the Seller's Warranty Certificate dated as of November 18, 1998, executed and delivered by Union Capital in favor of DLJ Mortgage Capital, Inc., the form of which is attached hereto as Exhibit N-1; and, with respect to each Mortgage Loan originated by Apple Bank, the Seller's Warranty Certificate dated as of December 3, 1998, executed and delivered by Apple Bank in favor of DLJ Mortgage Capital, Inc., the form of which is attached hereto as Exhibit N-2.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Treasury Rate":  As defined in Section 4.01(b).

                  "Trust":  The trust created hereby.

                  "Trustee": Norwest Bank Minnesota, National Association or its successor in interest, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee Report": As defined in Section 4.02(a).

                  "Trustee's Fee": With respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a).

                  "Trustee's Fee Rate": 0.00325% per annum.

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III and Grantor Trust D.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Uncertificated Accrued Interest": The interest accrued from time to time in respect of any REMIC I Regular Interest (calculated in accordance with Section 2.10(g) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(g) hereof).

                  "Uncertificated Distributable Certificate Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, an amount of interest equal to all Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period; and, with respect to any REMIC II Regular Interest, for any Distribution Date, an amount of interest equal to all Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by a fraction, expressed as a decimal, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

                  "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof).

                  "Underwriter": Donaldson, Lufkin & Jenrette Securities Corporation or its successor in interest.

                  "Union Capital": Union Capital Investments, LLC or its successor in interest.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  "Unreimbursed Principal Balance Reduction": Any Principal Balance Reduction made with respect to a Class of Principal Balance Certificates, a REMIC II Regular Interest or a REMIC I Regular Interest for which no distribution or deemed distribution of reimbursement has been made pursuant to Section 4.01(a), Section 4.01(i) or Section 4.01(j), as applicable.

                  "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the CSSA Loan Periodic Update File, the CSSA Property File and the CSSA Loan Set-Up File.

                  "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights": The voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Classes of Principal Balance Certificates in proportion to their respective Class Principal Balances, and 1.0% of the Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to a particular Class of Certificates shall be allocated among such Certificates in proportion to the respective Percentage Interests evidenced thereby.

                  "Warranting Party": As defined in Section 2.03(a).

                  "Watch List": For any Determination Date, a report (substantially in the form of Exhibit E-10) of all Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date (the "Watch List"): (i) a Mortgage Loan that has a then current Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant occupying 25% or more of the space in the related Mortgaged Property (A) has vacated such space (without being replaced by a comparable tenant and lease) or (B) has declared bankruptcy; (v) a Mortgage Loan that is at least 30 days delinquent in payment; and (vi) a Mortgage Loan that is within 60 days of maturity. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Master Servicer with all information in its possession regarding the Specially Serviced Mortgage Loans relevant to the preparation of the Watch List.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

                  "year 2000 ready": With respect to any Person, the possession (by licensing or otherwise) by such Person of computer systems, including hardware and software, that are able to correctly interpret and process data involving dates subsequent to December 31, 1999.

                  "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, other than any Prepayment Premium.

                  SECTION 1.02.     General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                  (vi) "or" is not exclusive; and

                  (vii) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, in the case of an ARD Loan after its Anticipated Repayment Date, of any portion of such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Loan to but not including the date of receipt.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Additional Interest); and sixth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, any accrued and unpaid Additional Interest.

                  (c) For the purposes of calculating distributions pursuant to this Agreement, Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report.

                  SECTION 1.04.     Cross-Collateralized Mortgage Loans.

                  Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, evidenced by a single mortgage note and secured by mortgages, deeds of trust and/or deeds to secure debt on all the Mortgaged Properties identified on the Mortgage Loan Schedule as corresponding to such group. Each such Mortgage Loan actually represents a portion of the entire indebtedness evidenced by the related mortgage note that has been allocated to the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding to such Mortgage Loan. Each of the Mortgage Loans constituting each such group shall be deemed to be a separate Mortgage Loan that is (i) evidenced by a mortgage note identical to the mortgage note that evidences such group (but in a principal amount equal to the principal balance allocated to such Mortgage Loan) and (ii) cross-defaulted and cross-collateralized with each other Mortgage Loan in such group. In addition, it is hereby acknowledged that certain other groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-

Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                  ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
          WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                          REMIC II REGULAR INTERESTS,
             CLASS S REMIC III REGULAR INTERESTS AND CERTIFICATES

                  SECTION 2.01.     Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "DLJ Commercial Mortgage Trust 1998- CF2". Norwest Bank Minnesota, National Association is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, and all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related Mortgage Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account; (iv) Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing, under Sections 9, 10, 13, 14, 15, 16, 17 and 19, the second paragraph of Section 7 and the first sentence of
Section 17) of the Mortgage Loan Purchase and Sale Agreement, (v) each Third Party Originator Agreement (insofar as such right, title and interest was assigned thereto under the Mortgage Loan Purchase and Sale Agreement); and
(vi) all other assets included or to be included in the Trust Fund.

                  (c) The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, (iii) the possession by the Trustee or its agent of the

Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

                  (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan so assigned, and the Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of the Mortgage Loan Purchase and Sale Agreement and each Third Party Originator Agreement.

                  (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct Column to prepare or cause to be prepared promptly, pursuant to the Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. The Depositor shall be responsible for paying the fees and expenses of the Trustee in connection with the foregoing, as more particularly provided for in that separate letter agreement dated October 9, 1998, between the Depositor and the Trustee.

                  (f) On or before the Closing Date, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Depositor, Column or a Third Party Originator that relate to the Original Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Depositor, Column or a Third Party Originator that were delivered by or on behalf of the related Borrowers in connection with the origination of the Original Mortgage Loans. In addition, on or before the Closing Date, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer all unapplied Reserve Funds and Escrow Payments in respect of the Mortgage Loans. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  SECTION 2.02.     Acceptance of Mortgage Assets by Trustee.

                  (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts, subject to the other provisions in this Section 2.02, receipt, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, Column and the Underwriter that, as to each Original Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Note has been reviewed by it or by such Custodian on its behalf and
(A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

                  (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, every 180 days thereafter until the earliest of (i) the date on which such exceptions are eliminated, (ii) the date on which the affected Mortgage Loans are removed from the Trust Fund and
(iii) the second anniversary of the Closing Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.01, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto, Column and the Underwriter that, as to each Original Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File", each original or certified recorded document specified in clauses (ii) through (v) of the definition of "Mortgage File", each original policy of title insurance specified in clause (vii) of the definition of "Mortgage File" and each document specified in clause (viii) of the definition of "Mortgage File", is in its possession or the possession of a Custodian on its behalf, and an insurance certificate purporting on its face to relate to a hazard insurance policy with respect to the related Mortgaged Property as described by clause (xi) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this
Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If Column or a Third Party Originator substitutes a Replacement Mortgage Loan for any Deleted Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a comparable certification in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter for so long as any exceptions remain or until such Replacement Mortgage Loan is removed from the Trust Fund).

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  (d) In performing the reviews contemplated by subsections
(a) and (b) above, the Trustee may conclusively rely on Column as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (vii) and (viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

                  (e) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage File), or does not appear to be regular on its face (each, a "Document Defect"), then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect) the Trustee (which shall in turn notify the Controlling Class Representative). Upon the Master Servicer's discovery or receipt of notice of any such Document Defect, the Master Servicer shall notify the Underwriter, Column and, in the case of a Third Party Mortgage Loan, the related Third Party Originator. If any Document Defect is not corrected within 90 days of such notice, and such Document Defect materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Master Servicer shall, on behalf of the Trust, exercise such rights and remedies as the Trust may have hereunder, under the Mortgage Loan Purchase and Sale Agreement and/or, in the case of any Third Party Mortgage Loan, under the related Third Party Originator Agreement with respect to such Document Defect in such manner as it determines, in its good faith and reasonable judgment, is in the best interests of the Certificateholders (taken as a collective whole). Any and all expenses incurred by the Master Servicer with respect to the foregoing, together with any additional out-of-pocket expenses reasonably incurred by the Master Servicer or Special Servicer in performing their respective servicing functions as a result of a Document Defect, shall constitute Servicing Advances in respect of the affected Mortgage Loan. In addition, as to any Mortgage Loan, if there shall not have been delivered the original or a copy of the related lender's title insurance policy referred to in the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery obligations of Column and/or, in the case of any Third Party Mortgage Loan, the related Third Party Originator as contemplated by this Article shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, if (A) Column or the related Third Party Originator, as applicable, shall have delivered to the Trustee on or before the Closing Date a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, (B) Column or the related Third Party Originator, as applicable, is obligated under the Mortgage Loan Purchase and Sale Agreement or the related Third Party Originator Agreement, as applicable, to deliver to the Trustee, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof), and (C) as of the date that is 180 days following the Closing Date, Column or the related Third Party Originator, as applicable, has delivered to the Trustee or a Custodian appointed thereby the original related lender's title insurance policy.

                  SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans by the Originators.

                  (a) If any party hereto or any Certificateholder discovers or, other than pursuant to this Section 2.03(a), receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement or a Third Party Originator Agreement (a "Breach"), the party or Certificateholder discovering or receiving such notice of such Breach shall (without making any determination of the materiality or adverseness thereof) give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Breach) the Trustee, and the Trustee shall in turn (without making any determination of the materiality or adverseness thereof) notify the Controlling Class Representative. If such Breach materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, then promptly upon its becoming aware thereof the Master Servicer shall require that the Person (whether it is Column or, in the case of a Third Party Mortgage Loan, the related Third Party Originator) that made the breached representation or warranty (in any event, for purposes of this Section 2.03, the "Warranting Party"), not later than 90 days (or such other period as is provided in the Mortgage Loan Purchase and Sale Agreement or, in the case of a Third Party Mortgage Loan, the related Third Party Originator Agreement, as applicable) from the receipt by such Warranting Party of such notice, cure such Breach in all material respects or repurchase the affected Mortgage Loan (as, if and to the extent required by the Mortgage Loan Purchase and Sale Agreement or the related Third Party Originator Agreement, as applicable) at the applicable Purchase Price (or, in the case of the repurchase of a Third Party Mortgage Loan by the related Third Party Originator, at such other price as is provided for in the related Third Party Originator Agreement, with any shortfall between such price and the applicable Purchase Price to be made up by Column pursuant to the Mortgage Loan Purchase and Sale Agreement); provided that if (i) such Breach does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) such Breach is capable of being cured but not within such 90-day (or other) period, (iii) such Warranting Party has commenced and is diligently proceeding with the cure of such Breach within such 90-day (or other) period, and (iv) such Warranting Party shall have delivered to the Trustee a certification executed on behalf of such Warranting Party by an officer thereof setting forth the reason that such Breach is not capable of being cured within an initial 90-day (or other) period, specifying what actions such Warranting Party is pursuing in connection with the cure thereof and stating that such Warranting Party anticipates that such Breach will be cured within an additional period not to exceed 90 more days (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Warranting Party shall have up to an additional 90 days to complete such cure; and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Warranting Party shall be permitted, during the three-month period following the Closing Date (or during the two-year period following the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount (or, in the case of the replacement of a Third Party Mortgage Loan by the related Third Party Originator, to pay such other cash amount as is provided for in the related Third Party Originator Agreement, with any shortfall between such other cash amount and the applicable Substitution Shortfall Amount to be made up by Column pursuant to the Mortgage Loan Purchase and Sale Agreement), subject to any other applicable terms and conditions of the Mortgage Loan Purchase and Sale Agreement or the related Third Party Originator Agreement, as the case may be, and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Warranting Party (whether it is Column or, in the case of a Third Party Mortgage Loan, the related Third Party Originator) that desired to effect such substitution shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, if there exists in respect of any Third Party Mortgage Loan a Breach on the part of Column under the Mortgage Loan Purchase and Sale Agreement (other than a Breach of any of the representations and warranties of Column relating to or affecting the status of the affected Mortgage Loan as a "qualified mortgage" within the meaning of the REMIC Provisions) and a Breach on the part of a Third Party Originator under the related Third Party Originator Agreement, and such Breaches give rise to a cure or repurchase/substitution obligation under both the Mortgage Loan Purchase and Sale Agreement and the related Third Party Originator Agreement, then the Master Servicer shall request Column to effect a cure of Column's Breach or to repurchase or replace the affected Mortgage Loan only if the related Third Party Originator does not do so within such Third Party Originator's applicable cure/repurchase/substitution period, and the cure/repurchase/substitution period for Column will be deemed not to commence until such request is so made of Column; provided that such cure/repurchase/substitution period for Column shall in no event extend more than 30 days (or, in the case of the Mortgage Loan originated by Apple Bank, 90 days) from the end of the cure/repurchase/substitution period for the related Third Party Originator. It is hereby acknowledged and agreed that if any Breach or Document Defect arises out of a failure to deliver a Mortgage Note for any Mortgage Loan, such Breach or Document Defect, as the case may be, shall be cured for purposes of this Agreement if the related Warranting Party delivers a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by Column or a Third Party Originator as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the Depositor, Column or, in the case of a Third Party Mortgage Loan, the related Third Party Originator (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool and
(ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall constitute and be reimbursable as Servicing Advances. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be.

                  Whenever one or more mortgage loans are substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall direct the Warranting Party effecting the substitution to deliver the related Mortgage File to the Trustee and to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Breach or Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Deleted Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Warranting Party effecting the related substitution promptly following receipt.

                  If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall direct Column to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

                  (b) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by Column or a Third Party Originator as contemplated by this Section 2.03 has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in the third paragraph of Section 2.03(a) from the Warranting Party effecting the substitution, if any, the Trustee shall: (i) release or cause the release of the Mortgage File for the Deleted Mortgage Loan to the Person effecting the repurchase/substitution or its designee; and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan. In connection with any such repurchase or substitution by Column or a Third Party Originator, each of the Master Servicer and the Special Servicer shall deliver to the Person effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Person effecting the repurchase/substitution. In connection with any repurchase or replacement of a Third Party Mortgage Loan by Column, the Trustee shall assign to Column all right, title and interest of the Trustee in respect of such Mortgage Loan under the related Third Party Originator Agreement. The costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(b) shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

                  (c) The Mortgage Loan Purchase and Sale Agreement and the Third Party Originator Agreements provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach. If Column and/or a Third Party Originator defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall promptly notify the Trustee and the Certificateholders and shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Master Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all expenses incurred by the Master Servicer with respect to the foregoing shall constitute Servicing Advances in respect of the affected Mortgage Loan.

                  SECTION 2.04. Representations and Warranties of the
Depositor.

                  (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to
         (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriter, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

                  (vii) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (viii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (ix) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each such Mortgage Loan; and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

                  (x) The Depositor is transferring the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  SECTION 2.05. Representations and Warranties of the Master Servicer.

                  (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Master Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (viii) Each officer, director (if any) or employee of the Master Servicer with responsibilities concerning the servicing and administration of any Mortgage Loan is covered by errors and omissions insurance in the amounts and with the coverage required by
         Section 3.07(c).

                  (ix) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the Master Servicer.

                  (x) The Master Servicing Fee is reasonable in light of the duties and obligations of the Master Servicer.

                  (xi) The Master Servicer has examined each of the Sub-Servicing Agreements that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

                  (xii) The Master Servicer is currently modifying its computer systems and expects that, by July 31, 1999, it will be "year 2000 ready" to a degree that its operations and ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The Master Servicer is also assessing whether its key vendors and subcontractors will be "year 2000 ready".

                  (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.06. Representations and Warranties of the Special Servicer.

                  (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound..

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (viii) Each officer, director (if any) or employee of the Special Servicer with responsibilities concerning the servicing and administration of any Specially Serviced Mortgage Loan or REO Property is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (ix) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the Special Servicer.

                  (x) The Special Servicing Fee, Workout Fee and Liquidation Fee are reasonable in light of the duties and obligations of the Special Servicer.

                  (xi) The Special Servicer is currently modifying its computer systems and expects that, by July 31, 1999, it will be "year 2000 ready" to a degree that its operations and its ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The Special Servicer is also assessing whether its key vendors and subcontractors will be "year 2000 ready".

                  (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.07. Representations and Warranties of the Trustee.

                  (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to
         (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (ix) The Trustee is currently modifying its computer systems and expects that, by December 31, 1999, it will be "year 2000 ready" to a degree that its operations and its ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The Trustee is also assessing whether its key vendors and subcontractors will be "year 2000 ready".

                  (b) The representations and warranties of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.08. Representations and Warranties of the REMIC Administrator.

                  (a) The REMIC Administrator hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The REMIC Administrator is duly organized, validly existing and in good standing as a national banking association under the laws of the United States.

                  (ii) The REMIC Administrator's execution and delivery of, performance under and compliance with this Agreement, will not violate the REMIC Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) The REMIC Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the REMIC Administrator, enforceable against the REMIC Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The REMIC Administrator is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the REMIC Administrator's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the REMIC Administrator to perform its obligations under this Agreement or the financial condition of the REMIC Administrator.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the REMIC Administrator of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the REMIC Administrator's knowledge, threatened against the REMIC Administrator that, if determined adversely to the REMIC Administrator, would prohibit the REMIC Administrator from entering into this Agreement or that, in the REMIC Administrator's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the REMIC Administrator to perform its obligations under this Agreement or the financial condition of the REMIC Administrator.

                  (viii) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the REMIC Administrator.

                  (ix) The REMIC Administrator is currently modifying its computer systems and expects that, by December 31, 1999, it will be "year 2000 ready" to a degree that its operations and its ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The REMIC Administrator is also assessing whether its key vendors and subcontractors will be "year 2000 ready".

                  (b) The representations and warranties of the REMIC Administrator set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor REMIC Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.09. Designation of the Certificates.

                  (a) The Certificates shall consist of 17 Classes hereby designated as the "Class S Certificates", the "Class A-1A Certificates", the "Class A-1B Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates", the "Class A-4 Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates", the "Class B-3 Certificates", the "Class B-4 Certificates", the "Class B-5 Certificates", the "Class B-6 Certificates", the "Class C Certificates", the "Class D Certificates", the "Class R-I Certificates", the "Class R-II Certificates" and the "Class R-III Certificates", respectively.

                  (b) The Class A-1A, Class A-1B, Class A-2, Class A-3 and Class A-4 Certificates are collectively designated as the "Class A Certificates".

                  (c) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are collectively designated as the "Class B Certificates".

                  (d) The Class S, Class A-1A and Class A-1B Certificates are collectively designated as the "Senior Certificates".

                  (e) The Class A-2, Class A-3, Class A-4, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates are collectively designated as the "Subordinated Certificates".

                  (f) The Class A, Class B and Class C Certificates are collectively designated as the "Principal Balance Certificates".

                  (g) The Class D Certificates are also designated as the "Grantor Trust Certificates".

                  (h) The Class S Certificates are also designated as the "Interest Only Certificates".

                  (i) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "Regular Interest
Certificates".

                  (j) The Class R-I, Class R-II and Class R-III Certificates are collectively designated as the "Residual Interest Certificates".

                  (k) The Regular Interest Certificates and the Class R-III Certificates are collectively designated as the "REMIC III Certificates".

                  SECTION 2.10. Creation of REMIC I; Issuance of REMIC I Regular Interests and Class R-I Certificates.

                  (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of a Replacement Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution and other than Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account (exclusive of any amounts that constitute Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates); (iv) the rights of the Depositor under Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing, under Sections 9, 10, 13, 14, 15, 16, 17 and 19, the second paragraph of Section 7 and the first sentence of Section 17) of the Mortgage Loan Purchase and Sale Agreement; (v) the rights of the Trustee and the Certificateholders as third party beneficiaries under the Mortgage Loan Purchase and Sale Agreement (as and to the extent provided under Section 11 thereof); and (vi) the rights of the Depositor under each Third Party Originator Agreement (insofar as such rights were assigned thereto under the Mortgage Loan Purchase and Sale Agreement). The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the Original Mortgage Loans and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests shall be issued, and the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. A separate REMIC I Regular Interest shall be issued with respect to each Original Mortgage Loan. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Mortgage Loan in respect of which it was issued, to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan, and to each REO Mortgage Loan deemed outstanding with respect to an REO Property (if any) acquired in respect of such Original Mortgage Loan or any such Replacement Mortgage Loan. None of the REMIC I Regular Interests shall be certificated. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, shall constitute the entire beneficial ownership of REMIC I.

                  (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The designation for each REMIC I Regular Interest shall be the number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

                  (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j) and, further by any Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unreimbursed Principal Balance Reductions in respect of a REMIC I Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate in respect of any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows: (i) if, as of the Closing Date, the related Original Mortgage Loan bears interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate in respect of the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date, minus five (5) basis points (0.05%); and
(ii) if, as of the Closing Date, the related Original Mortgage Loan bears interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate in respect of the subject REMIC I Regular Interest for any Interest Accrual Period shall equal (A) a fraction (expressed as a percentage), the numerator of which is (subject to adjustment as provided below) the product of twelve times the aggregate amount of interest that would accrue during such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date if such interest were to be calculated on an Actual/360 Basis and were to accrue at the Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date, minus (B) five (5) basis points (0.05%); provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January of any year or during December of any year that does not immediately precede a leap year, the amount of the numerator for the fraction described in clause (ii)(A) above shall be reduced by the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c) and, if the subject Interest Accrual Period occurs during February of any year, the amount of the numerator for the fraction described in clause
(ii)(A) above shall be increased by any related Interest

Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the Distribution Date in March of such year; and provided, further, that, in the case of a REMIC I Regular Interest that corresponds to a Mortgage Loan with a Stated Maturity Date that occurs after the Determination Date in the relevant calendar month, the REMIC I Remittance Rate in respect of such REMIC I Regular Interest for the Interest Accrual Period in which such Stated Maturity Date occurs shall equal the product of (s) the REMIC I Remittance Rate that would otherwise have been in effect for such REMIC I Regular Interest for such Interest Accrual Period without regard to this proviso, multiplied by (t) a fraction (expressed as a percentage), the numerator of which shall be the number of days in such Interest Accrual Period up to but not including such Stated Maturity Date, and the denominator of which shall be 30.

                  (g) Each REMIC I Regular Interest shall bear interest. The Uncertificated Accrued Interest in respect of each REMIC I Regular Interest shall commence accruing on the Cut-off Date and, during each Interest Accrual Period, shall accrue at the applicable REMIC I Remittance Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The Uncertificated Accrued Interest in respect of each REMIC I Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Uncertificated Accrued Interest in respect of any REMIC I Regular Interest for any Interest Accrual Period that may be deemed distributable to REMIC II with respect to such REMIC I Regular Interest pursuant to Section 4.01(j) shall not exceed the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for the related Distribution Date.

                  (h) Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Original Mortgage Loan.

                  (i) The Class R-I Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.11. Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular Interests by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II and REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II and REMIC III Certificates.

                  SECTION 2.12. Creation of REMIC II; Issuance of REMIC II Regular Interests and Class R-II Certificates.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of
Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests shall be issued, and the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. There shall be 12 separate REMIC II Regular Interests, and none of the REMIC II Regular Interests shall be certificated.

                  (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC
II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The REMIC II Regular Interests are hereby designated as "REMIC II Regular Interest A-1A", "REMIC II Regular Interest A-1B", "REMIC II Regular Interest A-2", "REMIC II Regular Interest A-3", "REMIC II Regular Interest A-4", "REMIC II Regular Interest B-1", "REMIC II Regular Interest B-2","REMIC II Regular Interest B-3","REMIC II Regular Interest B-4", "REMIC II Regular Interest B-5", "REMIC II Regular Interest B-6" and "REMIC II Regular Interest C", respectively.

                  (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof and the calendar month in which the Latest Possible Maturity Date thereof occurs (calculated based on the Maturity Assumptions):


       Designation of               Initial Uncertificated    Latest Possible
  REMIC II Regular Interest          Principal Balance       Maturity Date(1)
            A-1A                       $   218,044,000             June 2008
            A-1B                       $   579,485,000          October 2008
             A-2                        $   55,384,000         November 2008
             A-3                        $   60,923,000         November 2008
             A-4                        $   13,846,000         November 2008
             B-1                        $   41,538,000         November 2008
             B-2                        $   16,615,000         November 2008
             B-3                        $   52,615,000              May 2012
             B-4                        $   11,077,000             July 2013
             B-5                        $   22,153,000          October 2013
             B-6                        $   13,846,000           August 2014
              C                         $   22,154,439          October 2023

----------------

(1) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest will be the Distribution Date in the calendar month specified in the foregoing table with respect to such REMIC II Regular Interest.

                  On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made in respect of such

REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(i) and, further, by any Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unreimbursed Principal Balance Reductions in respect of a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                  (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

                  (g) Each REMIC II Regular Interest shall bear interest. The Uncertificated Accrued Interest in respect of each REMIC II Regular Interest shall commence accruing on the Cut-off Date and, during each Interest Accrual Period, shall accrue at the applicable REMIC II Remittance Rate on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The Uncertificated Accrued Interest in respect of each REMIC II Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Uncertificated Accrued Interest in respect of any REMIC II Regular Interest for any Interest Accrual Period that may be deemed distributable to REMIC III with respect to such REMIC II Regular Interest pursuant to Section 4.01(i) shall not exceed the Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the related Distribution Date.

                  (h) The Class R-II Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.13. Conveyance of REMIC II Regular Interests; Acceptance of REMIC II Regular Interests by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.14. Creation of REMIC III; Issuance of REMIC III Certificates.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The Class S Certificates shall actually represent ten (10) separate beneficial ownership interests in REMIC III.

                  (c) The respective Classes of the Principal Balance Certificates, together with the Class S REMIC III Regular Interests represented by the Class S Certificates, shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC
III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The Class S REMIC III Regular Interests are hereby designated as "REMIC III Regular Interest S-A-1A", "REMIC III Regular Interest S-A-1B", "REMIC III Regular Interest S-A-2", "REMIC III Regular Interest S-A-3", "REMIC III Regular Interest S-A-4", "REMIC III Regular Interest S-B-3", "REMIC III Regular Interest S-B-4", "REMIC III Regular Interest S-B-5", "REMIC III Regular Interest S-B-6" and "REMIC III Regular Interest S-C", respectively.

                  The Class S REMIC III Regular Interests (and, accordingly, the Class S Certificates) shall not have principal balances. For purposes of accruing interest, however, each Class S REMIC III Regular Interest shall have a Component Notional Amount equal to the Uncertificated Principal Balance of such Class S REMIC III Regular Interest's Corresponding REMIC II Regular Interest outstanding from time to time. Notwithstanding the foregoing, however, for reporting purposes, the Class S Certificates shall be deemed to have a Class Notional Amount that is, as of any date of determination, equal to the aggregate of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

                  Each Class S REMIC III Regular Interest shall have a Class S Strip Rate that, with respect to any Interest Accrual Period, shall equal the excess, if any, of (i) the REMIC II Remittance Rate for such Interest Accrual Period in respect of such Class S REMIC III Regular Interest's Corresponding REMIC II Regular Interest, over (ii) the Pass-Through Rate for such Interest Accrual Period in respect of the Class of Principal Balance Certificates with the same Corresponding REMIC II Regular Interest. Notwithstanding the foregoing, however, for reporting purposes, the Class S Certificates shall be deemed to have a Pass- Through Rate that, with respect to any Interest Accrual Period, is equal to the quotient, expressed as a percentage and rounded to eight decimal places, obtained by dividing (i) 12 times the aggregate amount of Accrued Component Interest in respect of all the Class S REMIC III Regular Interests for such Interest Accrual Period, by (ii) the aggregate of the Uncertificated Principal Balances of all the REMIC II Regular Interests outstanding immediately prior to the related Distribution Date.

                  Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class S REMIC III Regular Interest shall be the same as the "latest possible maturity date" for such Class S REMIC III Regular Interest's Corresponding REMIC II Regular Interest.

                  (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance and a Pass-Through Rate.

                  The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof, the Pass-Through Rate thereof for the initial Interest Accrual Period and the calendar month in which the Latest Possible Maturity Date thereof occurs (calculated based on the Maturity Assumptions):


           Class                  Initial Class                 Initial               Latest Possible
        Designation             Principal Balance          Pass-Through Rate          Maturity Date(1)
        -----------             -----------------          -----------------          ----------------
         Class A-1A                $  218,044,000               5.8800%                    June 2008
         Class A-1B                $  579,485,000               6.2400%                 October 2008
         Class A-2                 $   55,384,000               6.4800%                November 2008
         Class A-3                 $   60,923,000               6.6500%                November 2008
         Class A-4                 $   13,846,000               6.9000%                November 2008
         Class B-1                 $   41,538,000               7.0663%                November 2008
         Class B-2                 $   16,615,000               7.0663%                November 2008
         Class B-3                 $   52,615,000               6.0400%                     May 2012
         Class B-4                 $   11,077,000               6.0400%                    July 2013
         Class B-5                 $   22,153,000               5.9500%                 October 2013
         Class B-6                 $   13,846,000               5.8300%                  August 2014
          Class C                  $   22,154,439               5.3400%                 October 2023

         -------------------

         (1)      Solely for purposes of satisfying Treasury Regulation
                  Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates will be the Distribution Date in the calendar month specified in the foregoing table with respect to such Class of Principal Balance Certificates.

                  The respective Pass-Through Rates applicable to the Class A-1A, Class A-1B, Class A-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class C Certificates shall, in the case of each such Class of Certificates, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, remain fixed at the per annum rate set forth in the table above with respect to such Class of Certificates. The Pass- Through Rates applicable to the Class A-3 and Class A-4 Certificates are subject to change and, in the case of each such Class, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, shall equal the lesser of (i) the per annum rate set forth in the table above with respect to such Class of Certificates and (ii) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates. The Pass-Through Rates applicable to the Class B-1 and Class B-2 Certificates are variable and, in the case of each such Class, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, shall equal the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates.

                  On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) and, further, by any Principal Balance Reductions made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any such Class of Principal Balance Certificates in reimbursement of any Unreimbursed Principal Balance Reductions in respect of such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

                  (f) Each Class S REMIC III Regular Interest shall bear interest. Accrued Component Interest in respect of the Class S REMIC III Regular Interests shall commence accruing on the Cut-off Date. With respect to each Class S REMIC III Regular Interest, the Accrued Component Interest shall accrue during each Interest Accrual Period at the applicable Class S Strip Rate on the Component Notional Amount of such Class S REMIC III Regular Interest outstanding immediately prior to the related Distribution Date. The Accrued Component Interest in respect of each Class S REMIC III Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Accrued Component Interest in respect of any Class S REMIC III Regular Interest for any Interest Accrual Period that may be distributable to the Holders of the Class S Certificates pursuant to Section 4.01(a) shall not exceed the Distributable Component Interest in respect of such Class S REMIC III Regular Interest for the related Distribution Date.

                  (g) Each Class of Regular Interest Certificates shall bear interest. Accrued Certificate Interest in respect of the Regular Interest Certificates shall commence accruing on the Cut-off Date. With respect to each Class of Principal Balance Certificates, the Accrued Certificate Interest shall accrue during each Interest Accrual Period at the applicable Pass-Through Rate on the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date. The Accrued Certificate Interest in respect of each Class of Principal Balance Certificates shall be calculated on a 30/360 Basis. The Accrued Certificate Interest in respect of the Class S Certificates for any Interest Accrual Period shall consist of the aggregate Accrued Component Interest in respect of all the Class S REMIC III Regular Interests for such Interest Accrual Period, calculated in accordance with Section 2.14(f). Notwithstanding the foregoing, the portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that may be distributable to the Holders of such Class of Certificates pursuant to Section 4.01(a) shall not exceed the Distributable Certificate Interest in respect of such Class of Certificates for the related Distribution Date.

                  (h) The Class R-III Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.15. Acceptance of Grantor Trusts by Trustee; Issuance of Class D Certificates.

                  It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest received on the ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust D". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust D and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class D Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust D, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor the Class D Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust D. The rights of the Holders of the Class D Certificates to receive distributions from the proceeds of Grantor Trust D, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01. Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws and the express terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) and, further, to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

                  (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Collection of Mortgage Loan Payments.

                  (a) The Master Servicer and the Special Servicer shall each undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                  (b) Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i);
(iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower, and subject to Section 3.06, to pay such interest or other income to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

                  (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided, however, that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer shall advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date (provided, however, that with respect to any Mortgage Loan under which the related Borrower is not required to make Escrow Payments for real estate taxes, the Master Servicer shall be required to make such advance only upon its determination, using efforts consistent with the Servicing Standard, that such payments have not been made), and only if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, (y) the related Borrower has failed to pay such item on a timely basis and (z) the particular Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                  (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu thereof, may be made to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation at or with respect to the related Mortgaged Property for which such Reserve Funds were

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intended or such Letter of Credit was delivered. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, may be made to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property, or to be released to the related Borrower or otherwise applied for any other appropriate purpose in the event that such criteria are satisfied. Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account shall, subject to
Section 3.06, be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

                  (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any action or remediations are required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

                  (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

                  SECTION 3.04. Collection Account, Distribution Account and Interest Reserve Account.

                  (a) The Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, upon receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to Column or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

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                  (i) all payments on account of principal of the Mortgage
Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

                  (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force place hazard policy;

                  (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such for the Trust), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an

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

REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

                  (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Regular Interest Certificates and the Residual Interest Certificates, and (ii) one of which sub-accounts (such sub-account, the "Class D Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class D Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Additional Interest related to the ARD Loans shall be deemed to have been deposited into the Class D Sub-Account and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account.

                  (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 1999, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date.

                  (d) Funds in the Collection Account and the Interest Reserve Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account and Interest Reserve Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account and Interest Reserve Account prior to any change thereof.

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                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, the Distribution Account and the Interest Reserve Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Performing Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or otherwise) that are allocable as interest thereon, including any such amounts received in respect of such Mortgage Loan (or any related REO Property) after such Mortgage Loan has ceased to be a Performing Mortgage Loan;

                  (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan;

                  (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                  (vi) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

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

                  (vii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's, as the case may be, respective rights to payment pursuant to this clause (viii) being limited to Default Charges collected in respect of the Mortgage Loan or REO Mortgage Loan as to which the related Advances were made thereby;

                  (ix) to the extent that the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment, pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                  (x) to reimburse the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any Advance made thereby pursuant to Section 4.03(a) to cover any portion of a Master Servicer Remittance Amount not remitted by the Master Servicer to the Trustee on or before 5:00 p.m., New York City time, on the related Master Servicer Remittance Date, together with any interest accrued and payable on such advance at the Reimbursement Rate;

                  (xi) to pay itself any items of Additional Servicing Compensation on deposit in the Collection Account from time to time;

                  (xii) to pay to the Special Servicer any items of Additional Special Servicing Compensation on deposit in the Collection Account from time to time;

                  (xiii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made solely from Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be;

                  (xiv) to pay, in accordance with Section 3.11(i), certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

                  (xv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

                  (xvi) to pay itself, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any

         REO Properties, any amounts payable to any such Person pursuant to
         Section 6.03, Section 7.01(b), Section 8.05(b) and/or Section 8.13, as applicable;

                  (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of recording this Agreement in accordance with Section 11.02(a), (C) any expense (including the reasonable fees of tax accountants and attorneys) incurred by the REMIC Administrator pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer, and (D) any expense incurred by the Trustee pursuant to Section 3.23(b) in connection with obtaining information from the Depository or Depository Participants regarding any Book-Entry Certificate;

                  (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the REMIC Administrator or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any payment or reimbursement is permitted to be made;

                  (xix) to pay itself, the Special Servicer, Column, a Third Party Originator, the Majority Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

                  (xx) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                  If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses
(ii) through (xix) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

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

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                  (ii) to pay itself (whether in its capacity as Trustee or, for so long as it acts as such, REMIC Administrator) or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to
         Section 8.05, including the Trustee's Fee;

                  (iii) to pay any Fiscal Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.13(a);

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to
         Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                  (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                  (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  (c) On the Master Servicer Remittance Date in March of each year (commencing in March 1999), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account

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all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account. In addition, the Trustee may from time to time make withdrawals from the Interest Reserve Account to pay the Master Servicer, as additional servicing compensation in accordance with
Section 3.11(b), interest and investment income earned in respect of amounts held in the Interest Reserve Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Interest Reserve Account for any Collection Period).

                  (d) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder (or, in the case of such expenses, to have such funds paid directly to third party contractors from any invoices approved by the Trustee, any Fiscal Agent, the Depositor, the Master Servicer or the Special Servicer, as applicable), but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                Interest Reserve Account, Servicing Accounts, Reserve Accounts and the REO Account.

                  (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining the Collection Account, the Interest Reserve Account or any Servicing Account or Reserve Account, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder," "security entitlement," "control," "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee (in

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

the case of the Interest Reserve Account), the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

                           (x) consistent with any notice required to be given
                  thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder
                  promptly upon determination by the Trustee, the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03, but only if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account, the Interest Reserve Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account, the Interest Reserve Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in the REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may, and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates, the Trustee shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in the REO Account. This provision is in no way intended to limit any actions that the Master Servicer or Special Servicer may take in this regard at its own expense.

                  (d) Amounts on deposit in the Distribution Account shall remain uninvested.

                  (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07. Maintenance of Insurance Policies;
                                Errors and Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters; and provided, further, that, if and to the extent that a Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's (if then rated by Moody's; and, if not then rated by Moody's, "A:IX" or better from A.M. Best) and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" or better from A.M. Best). Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's (if then rated by Moody's; and, if not then rated by Moody's, "A:IX" or better from A.M. Best) and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" or better from A.M. Best) (or in such other form and amount or issued by an insurer with such other claims-paying ability as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force place policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "Baa2" from Moody's and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" or better from A.M. Best) or is issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force place policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force place policy in a timely fashion in accordance with the terms of such policy.

                  (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust
Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" from A.M. Best), a fidelity bond in such form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans (or in such other form and amount as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be cancelled without ten days' prior written notice to the Trustee.

                  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" from A.M. Best), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans (or in such other form and amount as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be cancelled without ten days' prior written notice to the Trustee.

                  SECTION 3.08. Enforcement of Alienation Clauses.

                  The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as appropriate, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause (or, if it involves any Mortgage Loan that, together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Mortgage Loan, represents 2% or more of the then aggregate principal balance of the Mortgage Pool, under any related "due-on-sale" clause) until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates. After having made any determination to waive the Trust's rights under a "due-on-sale" or "due- on encumbrance" clause, the Master Servicer or the Special Servicer, as appropriate, shall deliver to the Trustee and the other such party an Officer's Certificate setting forth the basis for such determination. The Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make such determination. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower.

                  SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

                  (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c) and 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross- Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all costs and expenses incurred in any such proceedings shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                  (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by
Section 3.17(a), subject the Trust to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                  (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in clause
         (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

                  Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause
(ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard subject to Section 3.19; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

                  The Special Servicer shall not be liable to the Trust, the Certificateholders or any other party hereto for: (i) any determination made by the Special Servicer pursuant to this Section 3.09(c) in good faith in accordance with the Servicing Standard, without negligence or misfeasance on the part of the Special Servicer, based on the environmental testing contemplated above with respect to any Mortgaged Property; or (ii) any action taken by the Special Servicer (including its refraining from action) in good faith in accordance with the Servicing Standard, without negligence or misfeasance on the part of the Special Servicer, based on such determination.

                  (d) If neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and
(ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business from individuals, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and shall deliver to the Trustee and the REMIC Administrator an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Master Servicer shall promptly provide to the Special Servicer on a timely basis all information in the Master Servicer's possession to be included in such reports and information returns.

                  (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the 10th Business Day following such Final Recovery Determination.

                  SECTION 3.10.  Trustee to Cooperate; Release of
                                 Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11. Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Performing Mortgage Loan, which fee shall be payable commencing in the month following the month of accrual. As to each Performing Mortgage Loan, for each calendar month (commencing with December 1998) or any applicable portion thereof, the Master Servicing Fee shall accrue (on a 30/360 Basis) at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in such calendar month (or, in the case of December 1998, on the Cut-off Date Balance of such Mortgage Loan). The Master Servicing Fee with respect to any Performing Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof, if such Mortgage Loan becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Master Servicing Fees earned with respect to any Performing Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Performing Mortgage Loan out of the portion any related Insurance Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan (including any such amounts received after such Mortgage Loan has ceased to be a Performing Mortgage Loan) and out of any related Insurance Proceeds, Liquidation Proceeds and REO Revenues received in respect of any related REO Property and allocable as interest on the successor REO Mortgage Loan. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) The Master Servicer shall be entitled to receive as additional servicing compensation (the following items, collectively, "Additional Servicing Compensation"):

                  (i) to the extent allocable to any Mortgage Loan for a period that it is or was a Performing Mortgage Loan, any Net Default Charges collected on such Mortgage Loan;

                  (ii) any and all assumption fees, assumption application fees, modification fees, extension fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case to the extent actually paid by Borrower with respect to a Performing Mortgage Loan;

                  (iii) any Prepayment Interest Excesses collected on the Mortgage Loans; and

                  (iv) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

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

                  To the extent that amounts described in clause (ii) of the preceding paragraph are collected by the Special Servicer with respect to Mortgage Loans other than Specially Serviced Mortgage Loans, the Special Servicer shall promptly pay such amounts to the Master Servicer.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, which fee shall be payable commencing in the month following the month of accrual. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue (on a 30/360 Basis) at the Special Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the Distribution Date in such calendar month. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Default Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for related unpaid or unreimbursed Master Servicing Fees, Special Servicing Fees, Advances and Advance Interest) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Borrower or any Liquidation Proceeds or Insurance Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01, or the purchase or replacement thereof by a Third Party Originator pursuant to the related Third Party Originator Agreement or the purchase or replacement thereof by Column pursuant to the Mortgage Loan Purchase and Sale Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff, Liquidation Proceeds and/or Insurance Proceeds (other than any portion of any such payment or proceeds that represents Additional Interest, Default Interest, a Prepayment Premium or a Yield Maintenance Charge and net of any portion of any such payment or proceeds payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee to cover related unpaid or unreimbursed Master Servicing Fees, Special Servicing Fees, Advances and/or Advance Interest). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) The Special Servicer shall be entitled to receive as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                  (i) to the extent allocable to any Mortgage Loan for the period that it is or was a Specially Serviced Mortgage Loan or allocable to any REO Mortgage Loan, any Net Default Charges collected on such Mortgage Loan or REO Mortgage Loan;

                  (ii) any assumption fees, assumption application fees, modification fees, extension fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans; and

                  (iii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

                  To the extent that amounts described in clause (ii) of the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

                  (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub- Servicers retained by it and the premiums for any blanket policy or the standby fee or similar premium for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the Servicing Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

                  (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

                  (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) at any time, out of Default Charges collected on or in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance relates; and
(ii) to the extent that such Default Charges are insufficient, but only after the related Servicing Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

                  (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.

                  (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificates delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

                  SECTION 3.12. Property Inspections; Collection of Financial
                                Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall, at its expense, perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. Beginning in 1999, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware,
(ii) any change in the condition, occupancy or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and the Special Servicer shall each deliver to the Trustee, the Depositor, the Underwriter, the Controlling Class Representative, each other and, upon request thereby, any Certificateholder or Certificate Owner verified as such by the Trustee, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer within 60 days of completion of the related inspection.

                  (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of all Performing Mortgage Loans, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Master Servicer and the Special Servicer shall each deliver copies of all of the foregoing items so collected thereby to the Trustee, the Depositor, the Underwriter, the Controlling Class representative and each other, in each case within 60 days of its receipt thereof.

                  Within 45 days after receipt by the Master Servicer, as to Performing Mortgage Loans, and within 20 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of operations (the "Operating Statement Analysis Report"), and the Special Servicer shall remit each Operating Statement Analysis Report prepared by it, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer. All Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies thereof to the Trustee, the Controlling Class Representative and, upon written request, any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, together with the related operating statement or rent rolls. The Master Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each such Operating Statement Analysis Report shall be substantially in the form of Exhibit E-8 attached hereto (or, at the discretion of the Master Servicer (provided that no less information is provided than is set forth in Exhibit E-8, in a CSSA format).

                  Within 45 days after receipt by the Master Servicer or 20 days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 20-day period to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer) an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  (c) Not later than 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a CSSA Property File; and (ii) a CSSA Loan Periodic Update File. At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination Date: (i) a Delinquent Loan Status Report;
(ii) a Comparative Financial Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report.

                  (d) Not later than 2:00 p.m. (New York City time) on the second Business Day after each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee data files relating to the following reports: (i) the most recent Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(c); (ii) the most recent CSSA Property File, CSSA Loan Periodic Update File and Comparative Financial Status Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a Watch List Report with information that is current as of such Determination Date.

                  (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

                  (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the Cut-Off Date or the most recent earlier date for which such data is available) contemplated by the CSSA Loan Set-up File, the CSSA Loan Periodic Update File and the CSSA Property File.

                  SECTION 3.13. Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriter, the Controlling Class Representative and each other, on or before March 15 of each year, beginning in 1999, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or Grantor Trust D as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until April 30 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                  SECTION 3.14. Reports by Independent Public Accountants.

                  On or before March 15 of each year, beginning in 1999, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriter, the Controlling Class Representative and each other, to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or the Special Servicer's, as the case may be, servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or the Special Servicer's, as the case may be, duties hereunder until the end of such preceding calendar year in the case of the first statement) and that the assertion of the management of the Master Servicer or the Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution; provided that neither the Master Servicer nor the Special Servicer shall be required to cause the delivery of its Annual Accountants' Report until April 30 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

                  The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

                  SECTION 3.15. Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, the Underwriter, each Rating Agency and the Controlling Class Representative, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto).

                  SECTION 3.16. Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC

Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, shall be covered by, and be reimbursable as, a Servicing Advance.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements, reasonable travel expenses and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following twelve-month period.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                                      -96-1

                  SECTION 3.17. Management of REO Property.

                  (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                  The Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this
Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event with respect to any REMIC Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer in accordance with Section 3.19, advance such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

                  SECTION 3.18. Sale of Mortgage Loans and REO Properties.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

                  (b) If the Special Servicer has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances described in this Section 3.18 is in accordance with the Servicing Standard, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within 5 days after receipt of such notice, notify all the Holders of Certificates of the Controlling Class. The Majority Controlling Class Certificateholder may, at its or their option, within 30 days after receipt of such notice, purchase any such Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or its or their designee).

                  (c) If the Majority Controlling Class Certificateholder has not purchased any Defaulted Mortgage Loan described in the first sentence of
Section 3.18(b) within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, then the Trustee shall within 5 days of the end of such 30-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Special Servicer or the Master Servicer (in that order of priority) may, at its option, within 30 days after receipt of such notice, purchase such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

                  (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than 10 days. Subject to Section 3.18(h), the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

                  The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h), the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

                  The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this
Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

                  (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a

Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

                  (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

                  (h) Notwithstanding any of the foregoing paragraphs of this
Section 3.18, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

                  SECTION 3.19. Additional Obligations of Master Servicer.

                  (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount (a "Compensating Interest Payment") equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the total amount of Prepayment Interest Excesses, Master Servicing Fees and, for so long as the same Person is acting as Master Servicer and Special Servicer, Basic Special Servicing Fees received by the Master Servicer during such Collection Period.

                  (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

                  Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five (5) Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within ten (10) days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

                  (c) Promptly following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the date on which the Borrower under any Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, (iii) the 60th day (or, in the case of a Modified Mortgage Loan or a Mortgage Loan where the Borrower has been the subject of a bankruptcy, insolvency or similar proceedings since the Closing Date, the 30th day) following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iv) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained within the prior twelve months, and shall deliver a copy thereof to the Trustee, the Master Servicer and the Controlling Class Representative. The cost of such Appraisal shall be covered by, and be reimbursable as, a Servicing Advance. Based on such Appraisal, the Special Servicer shall determine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

                  With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by, and be reimbursable as, a Servicing Advance) and, upon receipt, based upon such update, the Special Servicer shall redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

                  At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an Appraisal of the related Mortgaged Property or REO Property, as the case may be, and upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such Appraisal and notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

                  (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post- Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates.

                  (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge.

                  (f) The Master Servicer shall not permit defeasance of any Mortgage Loan on or before the second anniversary of the Closing Date. Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is not inconsistent with the Servicing Standard, require such defeasance, provided that (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the related Mortgage Loan documents and applicable law to prevent the defeasance if such confirmation is not obtained), and (v) the Master Servicer has requested and received from the related Borrower (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.19(f) shall be paid by the Borrower of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

                  (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  SECTION 3.20. Modifications, Waivers, Amendments and Consents.

                  (a) The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent permitted below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including Default Interest and Additional Interest) on and principal of, forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer hereunder, subject, however, to each of the following limitations, conditions and restrictions:

                  (i) other than as provided in Sections 2.03(a), 3.02, 3.08, 3.19(i) and 3.20(f), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan without the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall not unreasonably withhold any such consent, (C) the Special Servicer (for no additional compensation) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (D) if any such consent has not been expressly denied within 10 Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been granted);

                  (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, agree to (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or, in the case of any Specially Serviced Mortgage Loan, take (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Mortgage Rate), than would liquidation;

                  (iii) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, extend (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date and (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related Ground Lease; and, furthermore, the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, grant (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's granting) any such extension unless (A) the Special Servicer's recovery determination contemplated by clause (ii) above is supported by an Appraisal performed within the preceding 12-month period and (B) the related Borrower agrees to deliver to the Special Servicer, the Trustee and the Controlling Class Representative, quarterly operating statements with respect to the related Mortgaged Property (the Special Servicer (or, if applicable, the Master Servicer at the direction of the Special Servicer) to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);

                  (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust;

                  (v) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, permit (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (vi) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, release (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (v) above, any collateral securing an outstanding Mortgage Loan except as provided in Section 3.09(d), except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied and except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the Special Servicer's good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable, good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

                  (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and in accordance with the Servicing Standard.

                  (c) Any payment of interest, which is deferred pursuant to
Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Mortgagor under such Mortgage Loan.

                  (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in
Section 3.11.

                  (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party, an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

                  (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Additional Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for such accrued Additional Interest, provided that the Master Servicer had determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is exercised in accordance with the Servicing Standard.

                  SECTION 3.21. Transfer of Servicing Between Master Servicer
                                and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

                  Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

                  (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

                  (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

                  SECTION 3.22. Sub-Servicing Agreements.

                  (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust, is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any greater rights of indemnification out of the Trust Fund than those that the Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; provided that the appointment by the Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be suspended for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and REO Property and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such

Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(e), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default) and no successor Master Servicer or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder or, in the case of the Special Servicer, no replacement Special Servicer has been designated pursuant to Section 6.06, then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, unless the Trustee elects to terminate any such Sub-Servicing Agreement in accordance with its terms and
Section 3.22(a)(ii) hereof. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or another successor thereto, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust.

                  SECTION 3.23. Controlling Class Representative.

                  (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee in order to select a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

                  (b) Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust payable out of the Collection Account pursuant to Section 3.05(a).

                  (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

                  (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                  (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had with regard to the particular matter acted in good faith, without gross negligence or willful misfeasance and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                  SECTION 3.24. Certain Rights and Powers of the Controlling
                                Class Representative.

                  (a) Prior to taking any of the following actions, the Special Servicer shall (i) notify the Controlling Class Representative of the Special Servicer's intention to take such action, (ii) provide the Controlling Class Representative with copies of documentation relating to its proposed action and its reasons for determining to take such proposed action, (iii) afford the Controlling Class Representative a period of ten Business Days following such notice within which to discuss such action with the Special Servicer and (iv) promptly provide the Controlling Class Representative with all reasonably requested information relating to such action (including a copy of any document contained in the Servicing File):

                           (A) any foreclosure upon or comparable conversion
                  (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                           (B) any modification, amendment or waiver of any
                  Specially Serviced Mortgage Loan;

                           (C) any proposed sale of a defaulted Mortgage Loan
                  or REO Property (other than in connection with the termination of the Trust Fund);

                           (D) any acceptance of a discounted payoff;

                           (E) any determination to bring an REO Property into
                  compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                           (F) any release of collateral for a Mortgage Loan
                  (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

                           (G) any acceptance of substitute or additional
                  collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

                           (H) any determination to seek a deficiency judgment
                  against the Mortgagor under any Specially Serviced Mortgage Loan; and

                           (I) any appointment of any Sub-Servicer with
                  respect to any Specially Serviced Mortgage Loan or REO
                  Property.

                  In addition, the Controlling Class Representative may advise the Special Servicer with respect to such matters as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters.

                  Any information provided by the Special Servicer under this subsection shall also be provided, in a written format, by the Special Servicer to the Master Servicer and to the Trustee, who shall make it available for review pursuant to Section 8.12(b).

                  (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any obligation to consult with or notify any Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected, (ii) the Special Servicer shall not be required to take or follow any advice given by the Controlling Class Representative and (iii) regardless of any advice given by the Controlling Class Representative, the Special Servicer will in any event remain obligated to service and administer the Specially Serviced Mortgage Loans and REO Properties in accordance with the other provisions of this Agreement, including the Special Servicer's obligation hereunder to act in accordance with the Servicing Standard.

                  (c) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no

Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution
Date:

                (i) to make distributions of interest to the Holders of the respective Classes of Senior Certificates, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to make distributions of principal to the Holders of the Class A-1A and Class A-1B Certificates, allocable as between such Classes of Certificateholders as provided below, up to an amount equal to the lesser of (A) the aggregate of the then outstanding Class Principal Balances of the Class A-1A and Class A-1B Certificates and (B) the Principal Distribution Amount for such Distribution Date;

              (iii) to reimburse the Holders of the Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to each such Class of Certificates;

               (iv) to make distributions of interest to the Holders of the Class A-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                (v) after the Class Principal Balances of the Class A-1A and Class A-1B Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-2 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clause (ii) above;

               (vi) to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

              (vii) to make distributions of interest to the Holders of the Class A-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (viii) after the Class Principal Balances of the Class A-1A, Class A-1B and Class A-2 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-3 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii) and (v) above;

               (ix) to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

                (x) to make distributions of interest to the Holders of the Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) after the Class Principal Balances of the Class A-1A, Class A-1B, Class A-2 and Class A-3 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-4 Certificates and
                           (B) the excess, if any, of the Principal
                           Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v) and
                           (viii) above;

              (xii) to reimburse the Holders of the Class A-4 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

             (xiii) to make distributions of interest to the Holders of the Class B-1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xiv) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-1 Certificates and
                           (B) the excess, if any, of the Principal
                           Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
                           (viii), and (xi) above;

               (xv) to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

              (xvi) to make distributions of interest to the Holders of the Class B-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xvii) after the Class Principal Balances of the Class A and Class B-1 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-2 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
                           (viii), (xi) and (xiv) above;

            (xviii) to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

              (xix) to make distributions of interest to the Holders of the Class B-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xx) after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-3 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
                           (viii), (xi), (xiv) and (xvii) above;

              (xxi) to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

             (xxii) to make distributions of interest to the Holders of the Class B-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) after the Class Principal Balances of the Class A, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-4 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii) and
                           (xx) above;

             (xxiv) to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

              (xxv) to make distributions of interest to the Holders of the Class B-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxvi) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-5 Certificates and
                           (B) the excess, if any, of the Principal
                           Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
                           (viii), (xi), (xiv), (xvii), (xx) and (xxiii) above;

            (xxvii) to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

           (xxviii) to make distributions of interest to the Holders of the Class B-6 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxix) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-6 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
                           (viii), (xi), (xiv), (xvii), (xx), (xxiii) and
                           (xxvi) above;

              (xxx) to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

             (xxxi) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) after the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class C Certificates and
                           (B) the excess, if any, of the

                           Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
                           (viii), (xi), (xiv) (xvii), (xx), (xxiii), (xxvi) and (xxix) above;

           (xxxiii) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, with respect to such Class of Certificates;

            (xxxiv) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
                           Section 4.01(i), over (B) the aggregate
                           distributions made in respect of the Regular
                           Interest Certificates on such Distribution Date pursuant to clauses (i) through (xxxiii) above;

             (xxxv) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to
                           Section 4.01(j), over (B) the aggregate
                           distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(i); and

            (xxxvi) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to clauses (i) through (xxxv) above;

provided that, on the Final Distribution Date, the distributions of principal to be made pursuant to clauses (ii), (v), (viii), (xi), (xiv) (xvii), (xx), (xxiii), (xxvi), (xxix) and (xxxii) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the Holders of the relevant Class or Classes of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance (or, in the case of clause (ii) above, if applicable, the entire aggregate of the then remaining Class Principal Balances) of such Class or Classes of Certificates outstanding immediately prior to such Final Distribution Date.

                  On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution CrossOver Date and (ii) the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1A and Class A-1B Certificates pursuant to clause (ii) above, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of such Class has been reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and (in any event) on the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1A and Class A-1B Certificates pursuant to clause (ii) above to the Holders of the Class A-1A Certificates and the Holders of the Class A-1B Certificates, pro rata in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

                  All distributions of interest made in respect of the Class S Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the Class S REMIC III Regular Interests, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of each Class S REMIC III Regular Interest for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates.

                  (b) If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute to the Holders of the Class S Certificates the entire amount of such Prepayment Premium as additional interest.

                  If a Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute among the Holders of the respective Classes of Regular Interest Certificates in the proportions set forth below the entire amount of such Yield Maintenance Charge as additional interest:

                  (i) The Holders of the Class (or Classes) of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date shall be entitled to an aggregate amount (allocable among such Classes, if more than one, pro rata in accordance with the relative amounts of such distributions of principal) equal to the product of (A) the amount of such Yield Maintenance Charge, multiplied by (B) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for the corresponding Interest Accrual Period in respect of such Class of Principal Balance Certificates (or, if two or more Classes are involved, the Pass-Through Rate for the corresponding Interest Accrual Period in respect of such of those Classes as has the most senior right of payment pursuant to Section 4.01(a), with the Class A-1A Certificates being deemed senior to the Class A-1B Certificates solely for this purpose), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the Mortgage Loan in respect of which such Yield Maintenance Charge was received, over the relevant Discount Rate.

                  (ii) Any portion of such Yield Maintenance Premium that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

                  For purposes of the foregoing paragraph, the "Discount Rate" shall be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the prepaid Mortgage Loan. If Release
H.15 is no longer published, the Master Servicer shall select a comparable publication to determine the Treasury Rate.

                  Any Prepayment Premiums and/or Yield Maintenance Charges distributed in respect of the Class S Certificates on any Distribution Date pursuant to the foregoing paragraphs of this Section 4.01(b) shall be deemed to have been distributed in respect of the Class S REMIC III Regular Interests, pro rata in accordance with the respective amounts of Distributable Component Interest for such Distribution Date.

                  (c) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class D Sub-Account of the Distribution Account that represent Additional Interest collected in respect of the ARD Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class D Certificates.

                  (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of previously allocated Realized Loss or Additional Trust Fund Expense in respect of such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letter of Representations is attached hereto as Exhibit C.

                  (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than five days) after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds.

                  (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

                  (i) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b) shall be deemed to have first been distributed from

REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates; and all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to any particular Class S REMIC III Regular Interest, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class S REMIC III Regular Interest. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums or Yield Maintenance Charges) or in reimbursement of any related Unreimbursed Principal Balance Reductions in respect of such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed also to be a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums or Yield Maintenance Charges) or in reimbursement of any related Unreimbursed Principal Balance Reductions in respect of such REMIC II Regular Interest. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a) or 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), 4.01(b) or 4.01(c), as applicable.

                  (j) On each Distribution Date, immediately prior to making any actual distributions on the REMIC III Certificates pursuant to Section 4.01(a) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have made out of the Available Distribution Amount for such Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining portion of such Available Distribution Amount:

                  first, distributions of interest to REMIC II in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata among the REMIC I Regular Interests in accordance with, all Uncertificated Distributable Interest in respect of each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid pursuant to this Section 4.01(j), for all prior Distribution Dates;

                  second, distributions of principal to REMIC II in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata among the REMIC I Regular Interests in accordance with, that portion, if any, of the Principal Distribution Amount attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to each REMIC I Regular Interest; and

                  third, distributions to REMIC II in respect of all the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to an amount equal to, in reimbursement of, and pro rata in accordance with, all Unreimbursed Principal Balance Reductions, if any, in respect of each REMIC I Regular Interest.

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                  In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Certificates pursuant to
Section 4.01(b) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made in respect of the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

                  The distributions deemed made by the Trustee on each Distribution Date in respect of the REMIC II Regular Interests pursuant to
Section 4.01(i), as well as the distributions actually made by the Trustee on each Distribution Date in respect of the Class R-II and REMIC III Certificates pursuant to Section 4.01(a) and/or Section 4.01(b), shall be deemed to have been so made or deemed made, as the case may be, from the amounts deemed distributed in respect of the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(j), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), 4.01(b) or 4.01(c), as applicable.

                  SECTION 4.02. Statements to Certificateholders; Certain Other
                                Reports.

                  (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement in respect of the distribution made on such Distribution Date substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Trustee Report"); provided that the Trustee need not deliver to the Depositor any Trustee Report that has been made available via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with such Section 5.06. Notwithstanding the foregoing, any delivery of such reports to Fitch shall be made by first class mail.

                  On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded on such Distribution Date, a copy of the following reports delivered to it by the Master Servicer pursuant to Section 3.12(d) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date): (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report; (iii) the Historical Loan Modification Report; (iv) the REO Status Report; (v) the Watch List Report; and (vi) the Comparative Financial Status Report. The Trustee shall provide or make available electronically on each Distribution Date (or, upon request, by first class mail) to the Depositor, the Rating Agencies, each Certificateholder and each other Person to which a Trustee Report was forwarded on such Distribution Date a copy of the CSSA Loan Periodic Update File containing information regarding each Mortgage Loan and the CSSA Property File containing information regarding each Mortgaged Property and REO Property as of the end of the related Collection Period. The Trustee Report, the CSSA Loan Periodic Update File, the CSSA Property File and the reports referred to in the first sentence of this paragraph collectively constitute the "Certificateholder Reports". Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be

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responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                  The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website all Trustee Reports and Unrestricted Servicer Reports and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.15 or (ii) the Depositor has notified the Trustee that the Underwriter has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, Column, any Rating Agency, the Controlling Class Representative or any party hereto, with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable; provided, however, that the Trustee shall provide such password to each party hereto, the Controlling Class Representative, Column, and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any) the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                  The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (b) By 2:00 p.m. New York City time on the second Business Day after each Determination Date, the Master Servicer shall deliver to the Trustee and the Special Servicer the CSSA Loan Periodic Update File, reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. Such CSSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and reports referred to in Section 4.01, this Section 4.02, Section 4.05 and otherwise in this Agreement, as set forth in written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the

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Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

                  Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder
(i) a statement containing the aggregate information set forth on page 2 of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor, the REMIC Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

                  SECTION 4.03. P&I Advances; Advances relating to the Master
                                Servicer Remittance Amount.

                  (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of

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

the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 2:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 3:00 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances and/or Master Servicer Remittance Amount by 5:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances and advance the portion of such Master Servicer Remittance Amount that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer at or prior to such time.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee, on or before the related P&I Advance Date, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I

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

Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

                  (d) The Trustee and any Fiscal Agent shall each be entitled to reimbursement of the amount of any Master Servicer Remittance Amount advanced thereby (together with any interest accrued thereon at the Reimbursement Rate) from general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account, and the defaulting Master Servicer shall indemnify the Trust for any such interest so paid to the Trustee or any Fiscal Agent out of the Collection Account.

                  (e) Subject to the next sentence, the Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds) for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period), such interest to be payable: (i) at any time, out of Default Charges collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) to the extent that such Default Charges are insufficient, but only with respect to that portion of the related P&I Advance that has been or is being reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(e) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date.

                  SECTION 4.04. Allocation of Realized Losses and Additional
                                Trust Fund Expenses.

                  (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01(a), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class C, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-4, Class A-3 and Class A-2 Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(i), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest C, REMIC II Regular Interest B-6, REMIC II Regular Interest B-5,

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

REMIC II Regular Interest B-4, REMIC II Regular Interest B-3, REMIC II Regular Interest B-2, REMIC II Regular Interest B-1, REMIC II Regular Interest A-4, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-2 shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause
(ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1A and REMIC II Regular Interest A-1B shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05. Calculations.

                  The Trustee shall, provided it receives the necessary information from the Master Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

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

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Class S, Class A, Class B-1 and Class B-2 Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Senior Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Class S Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and in any whole dollar denomination in excess thereof. The Principal Balance Certificates (other than the Class A-1A and Class A- 1B Certificates) will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and in any whole dollar denomination in excess thereof. The Residual Interest Certificates and the Grantor Trust Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by

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

reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar. Every Certificateholder, by receiving such access, acknowledges that the Certificate Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

                  (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Certificate by the Depositor, the Underwriter or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or
(iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of a Non-Registered Certificate or interest therein does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B hereto are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Subordinated Certificates or any transfer of a Subordinated Certificate by the Depositor, the Underwriter or any of their respective Affiliates or, in the case of a Book-Entry Subordinated Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Subordinated Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel (which Opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G is acceptable for purposes of the preceding sentence. If any Transferee of a Subordinated Certificate or any interest therein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) (A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) (B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                  Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Interest Certificate and (2) not to transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

                           (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this
                           Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a
                  Holder of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The REMIC Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                           (A) written confirmation from each Rating Agency to
                  the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated
                  Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                  (e)      [Reserved.]

                  (f) If a Person is acquiring any Non-Registered Certificate, Subordinated Certificate or Residual Interest Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this
Section 5.02.

                  (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

                  (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (l) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

                  SECTION 5.03. Book-Entry Certificates.

                  (a) The Class S, Class A, Class B-1 and Class B-2 Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book- Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book- Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC Pool, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05. Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.06. Certification by Certificate Owners.

                  (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

                  (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book- Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR


                  SECTION 6.01. Liability of the Depositor, the Master Servicer,
                                the Special Servicer and the REMIC
                                Administrator.

                  The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

                  SECTION 6.02. Merger, Consolidation or Conversion of the
                                Depositor, the Master Servicer, the Special
                                Servicer or the REMIC Administrator.

                  Subject to the following paragraph, each of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Each of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer, the Special Servicer and the REMIC Administrator.

                  None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent of any such party shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, in the case of the Master Servicer or Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (ii) incurred in connection with any legal action against such party resulting from any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

                  SECTION 6.04. Master Servicer, Special Servicer and REMIC
                                Administrator Not to Resign.

                  The REMIC Administrator, the Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the REMIC Administrator, the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the REMIC Administrator, the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the REMIC Administrator, the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the REMIC Administrator's, the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.06 or Section 7.02 hereof; provided that, if no successor REMIC administrator, master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the REMIC Administrator, Master Servicer or Special Servicer, as the case may be, has given notice of such resignation, the resigning REMIC Administrator, Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor REMIC administrator, master servicer or special servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time provided that
(i) a willing successor thereto (including any such successor proposed by the resigning party) acceptable to the Depositor has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

                  Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall (except in connection with any resignation thereby permitted pursuant to the next to last sentence of the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

                  Notwithstanding the foregoing, if the same Person is acting as both REMIC Administrator and Trustee, and such Person resigns as Trustee pursuant to Section 8.07, then such Person shall be deemed to have also resigned as the REMIC Administrator, and the successor Trustee shall also act as successor REMIC Administrator or shall appoint a successor REMIC Administrator.

                  SECTION 6.05. Rights of the Depositor and the Trustee in
                                Respect of the Master Servicer, the Special
                                Servicer and the REMIC Administrator.

                  The Master Servicer, the Special Servicer and the REMIC Administrator shall each afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator shall each furnish the Depositor, the Trustee and each Rating Agency with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer, the Special Servicer and the REMIC Administrator may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder;

provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                  SECTION 6.06. Designation of Special Servicer by the
                                Controlling Class.

                  The Holder or Holders of the Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and (iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06 and all other applicable provisions of this Agreement, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the terminated Special Servicer shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination, whether in respect of Servicing Advances or otherwise, and it and its directors, managers, members, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

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                  SECTION 6.07. Master Servicer or Special Servicer as Owner of
                                a Certificate.

                  If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

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

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until 5:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; or

                  (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

                  (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

                  (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements on the part of the REMIC Administrator contained in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (viii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ix) any breach on the part of the REMIC Administrator of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto or to the REMIC Administrator (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (x) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (xii) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (xiii) the Trustee shall have received notice from either of the Rating Agencies to the effect that, or the Trustee shall otherwise have actual knowledge, based on a written publication or notification by such Rating Agency, that, the continuation of the Master Servicer or the Special Servicer in such capacity would result in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates; or

                  (xiv) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

                  (xv) the Master Servicer or the Special Servicer, as the case may be, shall no longer be "approved" by either Rating Agency to act in such capacity for pools of mortgage loans similar to the Mortgage Pool.

When a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, an Event of Default (other than an event described in clause (xiii) above) in one capacity shall constitute an Event of Default in each such capacity.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights or if the relevant Event of Default is one described in any of clauses (iii) and (x) through (xv) of Section 7.01(a), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (x) through
(xii) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, managers, members, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

                  (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to not less than a majority of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or, if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, managers, members, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the REMIC Administrator pursuant to this paragraph shall be borne by the REMIC Administrator.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to the first paragraph of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it had also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder; and provided, further, that, in the case of a resigning or terminated Special Servicer, the Trustee shall not so act as successor if an alternative successor is earlier appointed pursuant to Section 6.06. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Master Servicer or the Special Servicer is the resigning or terminated party and the Trustee is not approved as an acceptable servicer or special servicer, as the case may be, by each Rating Agency, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall) promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 7.01, any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section
6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04. Waiver of Events of Default.

                  The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i), clause (ii), clause (iii), clause
(xiii), clause (xiv) or clause (xv) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes.

Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  SECTION 7.05. Additional Remedies of Trustee Upon Event of
                                Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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

                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting

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         any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xiii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

                  (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

                  (vi) For as long as the Person that serves as Trustee hereunder also serves as Custodian, Certificate Registrar and/or REMIC Administrator, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian, Certificate Registrar and/or REMIC Administrator, as the case may be.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                  (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

                  (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or of the Depositor.

                  (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in

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

         violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

                  SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity
                                or Sufficiency of Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator (in each case, unless the Trustee is acting in such capacity), and accepted by the Trustee or such Fiscal Agent, as the case may be, in good faith, pursuant to this Agreement. Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer. The Trustee shall not be required to record this Agreement.

                  SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

                  The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

                  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                                and by Trustee, REMIC Administrator and Fiscal Agent.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with December 1998, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of December 1998, on a principal amount equal to the Cut-off Date Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue from time to time on a 30/360 Basis. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any affiliate, director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead of the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

                  (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee, any Fiscal Agent and the REMIC Administrator for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, or the REMIC Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (d) Each of the Trustee, any Fiscal Agent and the REMIC Administrator shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, such Fiscal Agent's or the REMIC Administrator's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the REMIC Administrator, the Master Servicer and the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A+" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, Column, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) Column or (iv) any Affiliate of any of them, may be the Trustee hereunder.

                  SECTION 8.07. Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within 10 Business Days, the Master Servicer shall) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

                  (c) The Holders of Certificates entitled to at least a majority of the Voting Rights (or, if such removal is in connection with the Trustee's and any Fiscal Agent's failure to make any required Advance, 25% of the Voting Rights) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the Trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor Trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates. Notwithstanding anything herein to the contrary, if any Person is acting as both Trustee and REMIC Administrator, then any resignation or removal of such Person as the Trustee shall be accompanied by the resignation or removal of such Person as REMIC Administrator, and the successor trustee shall serve as successor REMIC administrator as well.

                  SECTION 8.08. Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer or REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, Column or any Affiliate of the Depositor or Column, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  SECTION 8.12. Access to Certain Information.

                  (a) The Trustee shall afford to the Depositor, the Underwriter, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the

Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports delivered to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a);
(vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) all Unrestricted Servicer Reports and Restricted Servicer Reports delivered to the Trustee since the Closing Date pursuant to Sections 4.02(b); (x) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (xi) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); and (xii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the

Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

                  (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.12(a) or Section 8.12(b).

                  SECTION 8.13. Appointment of Fiscal Agent.

                  (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "Aa3" from Moody's and "AA" from Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and
(iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section
2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

                   (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of any Fiscal Agent set forth in this
Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                  (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

                  SECTION 8.14 Advance Security Arrangement.

                  Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the REMIC Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

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

                  SECTION 8.15. Filings with the Securities and Exchange
                                Commission.

                  For so long as it is required under, and in accordance with, the Exchange Act and applicable "no-action letters" issued by the Commission, the Trustee shall prepare for filing, execute and properly file with the Commission, monthly, a Current Report on form 8-K with copies of the Trustee Reports and the Unrestricted Servicer Reports attached as exhibits, and periodically upon direction of the Depositor, any other reports, statements and information respecting the Trust Fund and/or the Certificates that have been furnished to the Trustee; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer or the Special Servicer to the Trustee shall be so delivered in the format required for electronic filing via the EDGAR system; and provided further, that the Depositor shall be responsible for preparing, executing and filing the Current Report on Form 8-K whereby a form of this Agreement is to be filed with the Commission within 15 days following the Closing Date. The Trustee shall have no responsibility to file any such items (other than items generated by the Trustee) that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any such items (other than items generated by the Trustee) to such format.

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

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer and approved by the Trustee, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Majority Controlling Class Certificateholder, if any) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so. No Prepayment Premiums or Yield Maintenance Charges will be payable in connection with such a purchase. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made,
(ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount that is allocable to payments on the relevant Class in accordance with Sections 4.01(a), 4.01(b) and/or 4.01(c).

                  Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non- tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) If the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder purchases all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC created hereunder shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

                  (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation
         Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                  (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder for cash in accordance with Section 9.01; and

                  (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Interest Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders hereby authorize the REMIC Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

                  SECTION 10.01. Tax Administration.

                  (a) The REMIC Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The applicable Plurality Residual Interest Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the REMIC Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the REMIC Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

                  (c) The REMIC Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer pursuant to Section 3.09(g) and all of the applicable income tax and other information returns for Grantor Trust D). The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

                  (d) The REMIC Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide:
(i) to any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee;
(ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool. The REMIC Administrator shall also perform on behalf of Grantor Trust D all reporting and other tax compliance duties that are the responsibility of such Grantor Trust under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities.

                  (e) The REMIC Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the REMIC Administrator) to the extent that the REMIC Administrator has actual knowledge that any particular action is required; provided that the REMIC Administrator shall be deemed to have knowledge of relevant tax laws. The REMIC Administrator shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

                  (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach of any of its obligations under this Article X;
(ii) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (iii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iv) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (v) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or
(vi) the Trust, out of the Trust Fund (exclusive of Grantor Trust D), in all other instances. If any tax is imposed on Grantor Trust D, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by:
(i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under
Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

                  (g) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and Grantor Trust D on a calendar year and an accrual basis.

                  (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool.

                  (i) None of the REMIC Administrator, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement or, in the case of a Third Party Mortgage Loan, the related Third Party Originator Agreement or as otherwise contemplated by Section 2.02(e), (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Interest Reserve Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account, the Interest Reserve Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool.

                  (j) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

                  (l) On or before April 15 of each calendar year, commencing April 15, 1999, unless the REMIC Administrator and the Trustee are the same Person, the REMIC Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the REMIC Administrator confirming the REMIC Administrator's compliance with its obligations under this Agreement.

                  SECTION 10.02. Depositor, Master Servicer, Special Servicer,
                                 Trustee and Fiscal Agent to Cooperate with
                                 REMIC Administrator.

                  (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) Each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

                  SECTION 10.03. Fees of the REMIC Administrator.

                  In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by the REMIC Administrator in the exercise and performance of any of its obligations and duties hereunder.

                  SECTION 10.04. Use of Agents.

                  The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact approved by the Trustee (which approval shall not be unreasonably withheld); provided that the REMIC Administrator will not be relieved of its obligations hereunder by reason of the use of such agents or attorneys-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) the Securities Act or the rules thereunder (if the Securities Act or such rules are amended or clarified such that any such requirement may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or Grantor Trust D at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or Grantor Trust D, (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (v) and (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee to such effect; and provided, further, that any such amendment covered solely by clause (vii) above shall not (as confirmed in writing to the Trustee by each Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates.

                  (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above without the consent of the Holders of all Certificates of such Class or (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to Grantor Trust D.

                  (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the

Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of
Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, DLJ Commercial Mortgage Corp., 277 Park Avenue, 9th Floor, New York, New York 10172, attention: N. Dante LaRocca, telecopy number: (212) 892-2003; (ii) in the case of the Master Servicer and the Special Servicer, Banc One Mortgage Capital Markets, LLC, address: 1717 Main Street --14th Floor, Dallas, Texas 75201, attention: Edgar L. Smith, II, telecopy number: (214) 290-4480, with a copy to Banc One Mortgage Capital Markets, LLC, 1717 Main Street, Dallas, Texas 75201, attention: Paul G. Smyth, telecopy number: (214) 290-4293; (iii) in the case of the Trustee and the REMIC Administrator, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, attention: Corporate Trust Services (CMBS)-DLJ Commercial Mortgage Corp., Series 1998-CF2, telecopy number: (410) 884-2372; (iv) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300; and (B) in the case of Fitch IBCA, Inc., One State

Street Plaza, New York, New York 10004, attention: Commercial Mortgage Surveillance Department, telecopy number: (212) 635-0295; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries, the Underwriter and the non-parties referred to in Sections 6.03 and 8.05, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.08. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09. Notices to and from the Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

                  (iv) the appointment, resignation or removal of a Fiscal
         Agent;

                  (v) any change in the location of the Distribution Account or the Interest Reserve Account;

                  (vi) any repurchase or substitution of a Mortgage Loan by Column or a Third Party Originator as contemplated by Section 2.03; and

                  (vii) the final payment to any Class of Certificateholders.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the appointment of a successor; and

                  (ii) any change in the location of the Collection Account.

                  (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

                  (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

                  (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

                  (iv) any defeasance of or material damage to a Mortgaged Property.

                  (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish (or, in the case of the Master Servicer, with the consent of the Depositor, make available via the Master Servicer's Internet website) to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                  (i) each of its Annual Performance Certifications;

                  (ii) each of its Annual Accountants' Reports; and

                  (iii) each report prepared pursuant to Section 3.09(e) and
         Section 3.12.

                  (e) The Trustee shall promptly deliver to each Rating Agency (in hard copy format or through use of the Trustee's Internet website for Moody's) a copy of each Trustee Report, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

                  (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

                  SECTION 11.10. Notices to Controlling Class Representative.

                  The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies.

                  SECTION 11.11. Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       DLJ COMMERCIAL MORTGAGE CORP.
                                                Depositor


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                                                 Master Servicer


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                                       Special Servicer


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                                solely in its capacity as
                                                Trustee and REMIC Administrator


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

STATE OF ________________    )
                             ) ss.:
COUNTY OF _______________    )


                  On the ______ day of _________________ 1998, before me, a
notary public in and for said State, personally appeared ____________________, personally known to me to be a ____________________ of DLJ COMMERCIAL MORTGAGE CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                                   Notary Public


[Notarial Seal]

STATE OF ________________    )
                             ) ss.:
COUNTY OF _______________    )


                  On this _____ day of ______________ 1998, before me, a
notary public in and for said State, personally appeared ___________________, personally known to me to be the _____________________ of BANC ONE MORTGAGE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   -----------------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF _____________       )
                             )  ss.:
COUNTY OF ____________       )


                  On the ____ day of _______________ 1998, before me, a notary public in and for said State, personally appeared ____________________, personally known to me to be a ____________________ of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          ------------------------------------
                                                            Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS S CERTIFICATES

              CLASS S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-CF2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.

Pass-Through Rate:                                       Class Notional Amount of the Class S
Variable                                                 Certificates as of the Closing Date:

                                                         $_____________
Cut-off Date:  December 1, 1998                          Initial Certificate Notional Amount of this
                                                         Certificate as of the Closing Date:
Closing Date:  December 3, 1998                          $_____________

First Distribution Date:                                 Aggregate Stated Principal Balance of the
January 12, 1999                                         Mortgage Loans as of the Closing Date ("Initial
                                                         Pool Balance"):  $1,107,680,439

Master Servicer and Special Servicer:                    Trustee and REMIC Administrator:
Banc One Mortgage Capital Markets, LLC                   Norwest Bank Minnesota, National Association

Certificate No. S-_                                      CUSIP No.:  ____________



                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 3, 1998. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.  THIS CERTIFICATE DOES
NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE
HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.


                                      A-1-2

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class S Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class S Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as master servicer and special servicer (the "Master Servicer" and "Special Servicer", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date (specified above), distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class S Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in January, 1999, will be the 7th day of such month or, if such 7th day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement


                                      A-1-3
of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates;


                                     A-1-4
however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                   NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION
                                                   as Trustee

                                                   By: _________________________
                                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class S Certificates referred to in the within-mentioned Agreement.

Dated:

                                                   NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION
                                                   as Certificate Registrar

                                                   By:__________________________
                                                          Authorized Officer


                                      A-1-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                           ____________________________________
                                           Signature by or on behalf of Assignor

                                           ____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to ________) and all applicable statements and notices should be mailed to _________________.

         This information is provided by ____________, the Assignee named above, or ____________________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2

                 FORM OF CLASS A-1A AND CLASS A-1B CERTIFICATES

              CLASS [A-1A] [A-1B] COMMERCIAL MORTGAGE PASS-THROUGH

                          CERTIFICATE, SERIES 1998-CF2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Pass-Through Rate:                                         Class Principal Balance of the Class
___% per annum                                             [A-1A][A-1B] Certificates as of the Closing
                                                           Date:  $_____________________

Cut-off Date:  December 1, 1998                            Initial Certificate Principal Balance of
Closing Date:  December 3, 1998                            this Certificate as of the Closing Date:
                                                           $________________

First Distribution Date:                                   Aggregate Stated Principal Balance of the
January 13, 1999                                           Mortgage Loans as of the Closing Date
                                                           ("Initial Pool Balance"):  $1,107,680,439

Master Servicer and Special Servicer:                      Trustee and REMIC Administrator:
Bank One Mortgage Capital Markets, LLC                     Norwest Bank Minnesota, National
                                                           Association

Certificate No. [A-1A][A-1B]-___                           CUSIP No.:  ________________



                                      A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 3, 1998. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                      A-2-2

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1A] [A-1B] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1A] [A-1B] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as master servicer and special servicer (the "Master Servicer" and "Special Servicer", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date (specified above), distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1A] [A-1B] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in January, 1999, will be the 7th day of such month or, if such 7th day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                      A-2-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.



                                      A-2-4

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                      A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                       NORWEST BANK MINNESOTA,
                                                       NATIONAL ASSOCIATION
                                                       as Trustee

                                                       By: _____________________
                                                            Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1A] [A-1B] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                       NORWEST BANK MINNESOTA,
                                                       NATIONAL ASSOCIATION
                                                       as Certificate Registrar

                                                       By: _____________________
                                                            Authorized Officer



                                      A-2-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to ________) and all applicable statements and notices should be mailed to _________________.

         This information is provided by _________, the Assignee named above, or ____________________, as its agent.



                                      A-2-7

                                   EXHIBIT A-3

               FORM OF CLASS A-2, CLASS A-3, CLASS A-4, CLASS B-1
                           AND CLASS B-2 CERTIFICATES

             CLASS [A-2] [A-3] [A-4] [B-1][B-2] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 1998-CF2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.

Pass-Through Rate:                                         Class Principal Balance of the Class [A-2]
______ % per annum [for A-2] variable                      [A-3] [A-4][B-1] [B-2] Certificates as of the
[for Class [A-3] [A-4] [B-1] [B-2]]                        Closing Date:  $_________________

Cut-off Date: December 1, 1998                             Initial Certificate Principal Balance of this
Closing Date: December 3, 1998                             Certificate as of the Closing Date:
                                                           $______________

First Distribution Date:                                   Aggregate Stated Principal Balance of the
January 13, 1999                                           Mortgage Loans as of the Closing Date
                                                           ("Initial Pool Balance"): $1,107,680,439

Master Servicer and Special Servicer:                      Trustee and REMIC Administrator:
Bank One Mortgage Capital Markets, LLC                     Norwest Bank Minnesota, National
                                                           Association

Certificate No. [A-2] [A-3] [A-4][B-1]                     CUSIP No.:  ________________
[B-2]-__



                                      A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT"
(A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 3, 1998. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT
THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR



                                      A-3-2

RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-2] [A-3][A-4] [B-1] [B-2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-2] [A-3] [A-4][B-1] [B-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as master servicer and special servicer (the "Master Servicer" and "Special Servicer", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date (specified above), distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-2] [A-3] [A-4][B-1] [B-2] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in January, 1999, will be the 7th day of such month or, if such 7th day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by

                                      A-3-3
wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or
Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") or any of their respective Affiliates or any transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of,


                                      A-3-4
as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraph.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner

                                      A-3-5
hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                      A-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                    NORWEST BANK MINNESOTA,
                                                    NATIONAL ASSOCIATION
                                                    as Trustee

                                                    By: ________________________
                                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-2] [A-3] [A-4][B-1] [B-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                    NORWEST BANK MINNESOTA,
                                                    NATIONAL ASSOCIATION
                                                    as Certificate Registrar

                                                    By: ________________________
                                                          Authorized Officer



                                      A-3-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to ________) and all applicable statements and notices should be mailed to _________________.

         This information is provided by _________, the Assignee named above, or ____________________, as its agent.


                                      A-3-8

                                   EXHIBIT A-4

                    FORM OF CLASS B-3, CLASS B-4, CLASS B-5,
                       CLASS B-6 AND CLASS C CERTIFICATES

              CLASS [B-3] [B-4] [B-5] [B-6] [C] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 1998-CF2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Pass-Through Rate:                                           Class Principal Balance of the Class
______% per annum                                            [B-3] [B-4] [B-5] [B-6] [C] Certificates as
                                                             of the Closing Date:
                                                             $__________________

Cut-off Date:  December 1, 1998                              Initial Certificate Principal Balance of this
Closing Date: December 3, 1998                               Certificate as of the Closing Date:
                                                             $__________________

First Distribution Date:                                     Aggregate Stated Principal Balance of the
January 13, 1999                                             Mortgage Loans as of the Closing Date
                                                             ("Initial Pool Balance"):  $1,107,680,439

Master Servicer and Special Servicer:                        Trustee and REMIC Administrator:
Banc One Mortgage Capital Markets, LLC                       Norwest Bank Minnesota, National
                                                             Association

Certificate No. [B-3] [B-4] [B-5] [B-6]                      CUSIP No.:  ___________
[C]-___





                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT"
(A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 3, 1998. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER



                                      A-4-2

ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B-3] [B-4] [B-5] [B-6] [C] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B-3] [B-4] [B-5] [B-6] [C] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as master servicer and special servicer (the "Master Servicer" and "Special Servicer", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date (specified above), distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B-3] [B-4] [B-5] [B-6] [C] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in January, 1999, will be the 7th day of such month or, if such 7th day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date

                                      A-4-3

(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective


                                      A-4-4

Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or
Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, the Underwriter or any of their respective Affiliates, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the


                                      A-4-5
effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders

                                      A-4-6
of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                      A-4-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Trustee

                                                 By: ___________________________
                                                         Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B-3] [B-4] [B-5] [B-6] [C] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Certificate Registrar

                                                 By: ___________________________
                                                         Authorized Officer



                                      A-4-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to ________) and all applicable statements and notices should be mailed to _________________.

         This information is provided by _________, the Assignee named above, or ____________________, as its agent.


                                      A-4-9

                                   EXHIBIT A-5

                          FORM OF CLASS D CERTIFICATES

                           CLASS D COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 1998-CF2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Cut-off Date: December 1, 1998                             Percentage Interest evidenced by
                                                           this Certificate: ___%

Closing Date: December 3, 1998                             Aggregate Stated Principal Balance of the
                                                           Mortgage Loans as of the Closing Date
                                                           ("Initial Pool Balance"): $1,107,680,439

First Distribution Date:                                   Trustee and REMIC Administrator:
January 13, 1999                                           Norwest Bank Minnesota, National
                                                           Association

Master Servicer and Special Servicer:
Banc One Mortgage Capital Markets, LLC

Certificate No. D-__



                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE ENTITLES THE HOLDER HEREOF ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class D Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as master servicer and special servicer (the "Master Servicer" and "Special Servicer", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms,

                                      A-5-2
provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date (specified above), distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in January, 1999, will be the 7th day of such month or, if such 7th day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") or any of their respective

                                      A-5-3

Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or
Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, the Underwriter or any of their respective Affiliates, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under



                                      A-5-4

Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement



                                      A-5-5
permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                      A-5-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Trustee

                                                 By: ___________________________
                                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Certificate Registrar

                                                 By: ___________________________
                                                        Authorized Officer



                                      A-5-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to ________) and all applicable statements and notices should be mailed to _________________.

         This information is provided by _________, the Assignee named above, or ____________________, as its agent.



                                      A-5-8

                                   EXHIBIT A-6

           FORM OF CLASS R-I, CLASS R-II AND CLASS R-III CERTIFICATES

               CLASS [R-I], [R-II] AND [R-III] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 1998-CF2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Cut-off Date: December 1, 1998                             Percentage Interest evidenced by
                                                           this Certificate: ___%

Closing Date: December 3, 1998                             Aggregate Stated Principal Balance of the
                                                           Mortgage Loans as of the Closing Date
                                                           ("Initial Pool Balance"): $1,107,680,439

First Distribution Date:                                   Trustee and REMIC Administrator:
January 13, 1999                                           Norwest Bank Minnesota, National
                                                           Association

Master Servicer and Special Servicer:
Banc One Mortgage Capital Markets, LLC

Certificate No. [R-I] [R-II] [R-III]-__



                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.



                                      A-6-2

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [R-I] [R-II] [R-III] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as master servicer and special servicer (the "Master Servicer" and "Special Servicer", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date (specified above), distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the 12th day of such month (or, if such 12th day is not a Business Day, the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [R-I] [R-II] [R-III] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in January, 1999, will be the 7th day of such month or, if such 7th day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement



                                      A-6-3
of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this



                                      A-6-4

Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, the Underwriter or any of their respective Affiliates, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is



                                      A-6-5
not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the five preceding paragraphs.

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an



                                      A-6-6

Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of



                                      A-6-7
all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                      A-6-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Trustee

                                                 By: ___________________________
                                                         Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Certificate Registrar

                                                 By: ___________________________
                                                         Authorized Officer



                                      A-6-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to ________) and all applicable statements and notices should be mailed to _________________.

         This information is provided by _________, the Assignee named above, or ____________________, as its agent.


                                     A-6-10

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE



                                      B-1-1

Mortgage Loan Schedule


    #          Property Name                                      Address                                City
------------------------------------------------------------------------------------------------------------------------------------
    1 Chanin Building                                   122 East 42nd Street                             New York
    2 250 South Clinton Street (1A)                     250 South Clinton Street                         Syracuse
    3 GATX Warehouse (1A)                               4472 and 4580 Steelway Boulevard                 Clay
    4 1001 and 1011 Airport Industrial Park (1A)        1001 and 1011 Air Park Drive                     Swatara
    5 Northeast Industrial Park Building # 21 (1A)      Route 146                                        Guilderland
    6 507 Plum Street (1A)                              507 Plum Street                                  Syracuse
    7 Zanesville (1A)                                   3530 East Pike                                   Zanesville
    8 Northeast Industrial Park Building # 8 (1A)       Route 146                                        Guilderland
    9 Northeast Industrial Park Building # 22 (1A)      Route 146                                        Guilderland
   10 4, 5 & 8 Marway Circle (1A)                       4, 5 & 8 Marway Circle                           Gates
   11 Marysville (1A)                                   16725 Square Drive                               Marysville
   12 One Clinton Square (1A)                           One Clinton Square                               Syracuse
   13 The Center at Rancho Niguel (1B)                  28121-28141 Crown Valley Parkway &
                                                          28201-28251 Crown Valley Parkway               Laguna Niguel
   14 The Edwards Center at Rancho Niguel (1B)          25461-25471 Rancho Niguel Road                   Laguna Niguel
   15 Rivertree Court Shopping Center (1C)              701 N. Milwaukee Avenue                          Vernon Hills
   16 Woodland Heights Shopping Center (1C)             225 Irving Park Road                             Streamwood
   17 Winnetka Commons Shopping Center (1C)             3540 Winnetka Avenue North                       New Hope
   18 Berwyn Plaza Shopping Center (1C)                 6901 West Ogden Avenue                           Berwyn
   19 Walgreen's Store (1C)                             331 North Irving                                 Woodstock
   20 Heritage Pointe                                   10018 Holly Lane                                 Des Plaines
   21 Best Western Inn of Chicago                       162 East Ohio Street                             Chicago
   22 Christiana Hilton Inn - Newark, DE                100 Continental Drive                            Newark
   23 Embassy Crossing (2)                              9570 U.S. Highway 19                             Port Richey
   24 Jefferson at Treetops Apartments                  5217 Old Spicewood Springs Road                  Austin
   25 Dominion Tower & Parking Garage                   1400 NW 10th Avenue                              Miami
   26 Holiday Inn Hurstbourne                           1325 South Hurstbourne Parkway                   Louisville
   27 Blue Ash Portfolio (1D)                           10925 Reed Hartman Highway                       Blue Ash
   28 Springdale Office Center (1D)                     230, 260 & 270 Northland Blvd.                   Springdale
   29 Executive Center East (1D)                        4030 Mt. Carmel Tobasco Road                     Union Township
   30 McDonald's (1D)                                   5055 Old Taylor Mill Road                        Taylor Mill
   31 11 Park Place                                     11 Park Place                                    New York
   32 Twin Creek Apartments                             1111 James Donlon Boulevard                      Antioch
   33 Storage Box / Stowaway Storage (1E)               810 Jimmy Ann Drive / 3742 Nova Road             Daytona Beach / Port Orange
   34 Maplewood Mobile Estates (1E)                     5608 Newman Drive                                Port Orange
   35 Corporate Office Park                             4900-4970 Corporate Drive                        Huntsville
   36 Knights Bridge II Apartments                      4000 Greencastle Road                            Silver Spring
   37 Preston Stonebrooke Shopping Center               SWC of Preston Road & Stonebrooke Parkway        Frisco
   38 Run in Foods DP #4 (1F)                           1551 Florida State Route 559                     Polk City
   39 Run in Foods DP #7 (1F)                           29502 Florida State Route 52                     San Antonio
   40 Run in Foods #401 (1F)                            11511 North U.S. Highway 301                     Thonotosassa
   41 Run in Foods #406 (1F)                            4911 N. 110th Avenue                             Pinellas Park
   42 Run in Foods #402 (1F)                            3002 North U.S. Highway 301                      Tampa
   43 Run in Foods #403 (1F)                            401 East Sligh Avenue                            Tampa
   44 Run in Foods #404 (1F)                            18226 Powell Road                                Brooksville
   45 Run in Foods #410 (1F)                            6513 W. 14th Street                              Bradenton
   46 Super 8-Midtown (1G)                              2500 University Boulevard                        Albuquerque
   47 Super 8-East (1G)                                 450 Paisano Street                               Albuquerque
   48 Super 8-West (1G)                                 6030 Iliff Road                                  Albuquerque
   49 Wellington Woods & Lakes                          136 Wellington Lakes Drive &
                                                        1704 Lafayette Boulevard                         Fredericksburg
   50 Hampton Inn - Indianapolis, IN                    105 S. Meridian Street                           Indianapolis
   51 Chidlaw Building                                  2221 E. Bijou Street                             Colorado Springs
   52 Grandview Garden Apartments                       1500 S. Waterford Drive                          Florissant
   53 Cornerstone Office Park                           1289-1335 S. Linden Road                         Flint Township
   54 160 Pine Street                                   160 Pine Street                                  San Francisco
   55 River Run Apartments                              141 Old Orange Park Road                         Orange Park
   56 180 N. Michigan Avenue Office Building            180 N. Michigan Avenue                           Chicago
   57 Oak Hills Apartments                              1913 Estrada Parkway Drive                       Irving
   58 145 Rosemary Street                               145 Rosemary Street                              Needham
   59 Holiday Inn - Metroplex-Youngstown, OH            1620 Motor Inn Drive                             Youngstown
   60 MCOM Building                                     1045 Firestone Parkway                           Nashville
   61 Mayport Trace Apartments                          2160 Mayport Road                                Jacksonville
   62 Mercantile Bank Building                          800 SW Jackson Street                            Topeka
   63 Brook Forest Apartments                           3300-3400 169th Street                           Hammond
   64 Midfield Shopping Center                          201 Midfield Street                              Midfield/Birmingham
   65 Far East Plaza                                    727 North Broadway                               Los Angeles
   66 Highland Square Shopping Center                   2010 S. Caraway Road                             Jonesboro
   67 Spanish Villa Apartments                          10611 Abercorn Extension                         Savannah
   68 Greens Corner Shopping Center (3)                 4975 Jimmy Carter Boulevard                      Atlanta
   69 Mountain Ridge Apartments                         2626 Duncanville Road                            Dallas
   70 Radisson Suites - Huntsville, AL                  6000 S. Memorial Parkway                         Huntsville
   71 Holiday Campground                                10000 Park Boulevard                             Seminole
   72 Plantation Meadows Apartments                     7221 NW 16th Street                              Plantation
   73 Gresham Townhomes                                 21051 Gresham Street                             Canoga Park
   74 Lakewood Apartments                               2121 Stone Lake                                  Woodstock
   75 Imperial Plaza Shopping Center                    303-319 Havendale Boulevard                      Auburndale
   76 Super 8  - Las Vegas, NV                          4250 Koval Lane                                  Las Vegas

                                                                                                        Original
                                                                                          Zip           Principal     Cut-Off Date
   #        Property Name                                 County               State     Code           Balance        Balance (6)
------------------------------------------------------------------------------------------------------------------------------------
    1 Chanin Building                                   New York                 NY      10168       $ 75,000,000    $ 74,732,033
    2 250 South Clinton Street (1A)                     Onondaga                 NY      13202         16,560,000      16,547,710
    3 GATX Warehouse (1A)                               Onondaga                 NY      13080         11,120,000      11,111,747
    4 1001 and 1011 Airport Industrial Park (1A)        Dauphin                  PA      17057          7,280,000       7,274,597
    5 Northeast Industrial Park Building # 21 (1A)      Albany                   NY      12084          5,280,000       5,276,081
    6 507 Plum Street (1A)                              Onondaga                 NY      13204          5,200,000       5,196,141
    7 Zanesville (1A)                                   Muskingum                OH      43701          4,600,000       4,596,586
    8 Northeast Industrial Park Building # 8 (1A)       Albany                   NY      12084          4,320,000       4,316,794
    9 Northeast Industrial Park Building # 22 (1A)      Albany                   NY      12084          3,680,000       3,677,269
   10 4, 5 & 8 Marway Circle (1A)                       Monroe                   NY      14624          3,540,000       3,537,373
   11 Marysville (1A)                                   Union                    OH      43040          2,240,000       2,238,338
   12 One Clinton Square (1A)                           Onondaga                 NY      13202          1,680,000       1,678,753
   13 The Center at Rancho Niguel (1B)                  Orange                   CA      92677         23,000,000      22,979,767
   14 The Edwards Center at Rancho Niguel (1B)          Orange                   CA      92677          5,700,000       5,694,986
   15 Rivertree Court Shopping Center (1C)              Lake                     IL      60061         18,190,000      18,190,000
   16 Woodland Heights Shopping Center (1C)             Cook                     IL      60107          3,100,000       3,100,000
   17 Winnetka Commons Shopping Center (1C)             Hennepin                 MN      55427          2,375,000       2,375,000
   18 Berwyn Plaza Shopping Center (1C)                 Cook                     IL      60402            740,000         740,000
   19 Walgreen's Store (1C)                             McHenry                  IL      60098            595,000         595,000
   20 Heritage Pointe                                   Cook                     IL      60016         25,000,000      24,982,355
   21 Best Western Inn of Chicago                       Cook                     IL      60611         22,000,000      21,883,901
   22 Christiana Hilton Inn - Newark, DE                New Castle               DE      19713         21,500,000      21,450,788
   23 Embassy Crossing (2)                              Pasco                    FL      34668         20,000,000      20,000,000
   24 Jefferson at Treetops Apartments                  Travis                   TX      78759         19,600,000      19,540,212
   25 Dominion Tower & Parking Garage                   Dade                     FL      33128         18,700,000      18,600,917
   26 Holiday Inn Hurstbourne                           Jefferson                KY      40222         18,500,000      18,402,920
   27 Blue Ash Portfolio (1D)                           Hamilton                 OH      45242         10,839,000      10,814,420
   28 Springdale Office Center (1D)                     Hamilton                 OH      45246          3,766,000       3,757,460
   29 Executive Center East (1D)                        Clermont                 OH      45255          1,120,000       1,117,460
   30 McDonald's (1D)                                   Kenton                   KY      41015            275,000         274,376
   31 11 Park Place                                     New York                 NY      10007         15,000,000      14,946,276
   32 Twin Creek Apartments                             Contra Costa             CA      94509         12,800,000      12,752,406
   33 Storage Box / Stowaway Storage (1E)               Volusia                  FL      32119          6,160,000       6,133,110
   34 Maplewood Mobile Estates (1E)                     Volusia                  FL      32127          5,840,000       5,822,523
   35 Corporate Office Park                             Madison                  AL      35804         11,300,000      11,222,769
   36 Knights Bridge II Apartments                      Montgomery               MD      20866          9,650,000       9,615,263
   37 Preston Stonebrooke Shopping Center               Collin                   TX      75034          8,900,000       8,885,682
   38 Run in Foods DP #4 (1F)                           Polk                     FL      33868          2,604,000       2,576,894
   39 Run in Foods DP #7 (1F)                           Pasco                    FL      33576          2,429,000       2,403,716
   40 Run in Foods #401 (1F)                            Hillsborough             FL      33592            882,000         872,819
   41 Run in Foods #406 (1F)                            Pinellas                 FL      33609            859,675         850,726
   42 Run in Foods #402 (1F)                            Hillsborough             FL      33619            782,000         773,860
   43 Run in Foods #403 (1F)                            Hillsborough             FL      33604            632,000         625,421
   44 Run in Foods #404 (1F)                            Hernando                 FL      33609            443,850         439,230
   45 Run in Foods #410 (1F)                            Manatee                  FL      34207             67,475          66,773
   46 Super 8-Midtown (1G)                              Bernalillo               NM      87107          5,800,000       5,778,801
   47 Super 8-East (1G)                                 Bernalillo               NM      87123          1,600,000       1,594,152
   48 Super 8-West (1G)                                 Bernalillo               NM      87121          1,200,000       1,195,614
   49 Wellington Woods & Lakes                          N/A                      VA      22401          8,200,000       8,163,754
   50 Hampton Inn - Indianapolis, IN                    Marion                   IN      46225          8,050,000       8,007,182
   51 Chidlaw Building                                  El Paso                  CO      80909          8,000,000       7,977,577
   52 Grandview Garden Apartments                       St. Louis                MO      63033          7,750,000       7,732,025
   53 Cornerstone Office Park                           Genesee                  MI      48532          7,500,000       7,493,668
   54 160 Pine Street                                   San Francisco            CA      94111          7,500,000       7,483,711
   55 River Run Apartments                              Clay                     FL      32073          7,500,000       7,466,848
   56 180 N. Michigan Avenue Office Building            Cook                     IL      60601          7,300,000       7,279,388
   57 Oak Hills Apartments                              Dallas                   TX      75061          7,240,000       7,198,183
   58 145 Rosemary Street                               Norfolk                  MA      02194          7,000,000       6,983,919
   59 Holiday Inn - Metroplex-Youngstown, OH            Trumbull                 OH      44420          7,000,000       6,977,499
   60 MCOM Building                                     Davidson                 TN      37086          6,900,000       6,836,759
   61 Mayport Trace Apartments                          Duval                    FL      32233          6,800,000       6,790,078
   62 Mercantile Bank Building                          Shawnee                  KS      66612          6,800,000       6,776,289
   63 Brook Forest Apartments                           Lake                     IN      46323          6,600,000       6,581,227
   64 Midfield Shopping Center                          Jefferson                AL      35228          6,500,000       6,489,738
   65 Far East Plaza                                    Los Angeles              CA      90012          6,500,000       6,484,764
   66 Highland Square Shopping Center                   Craighead                AR      72401          6,350,000       6,336,379
   67 Spanish Villa Apartments                          Chatham                  GA      31419          6,300,000       6,284,400
   68 Greens Corner Shopping Center (3)                 Gwinnett                 GA      30093          6,240,000       6,240,000
   69 Mountain Ridge Apartments                         Dallas                   TX      75211          6,200,000       6,178,732
   70 Radisson Suites - Huntsville, AL                  Madison                  AL      35802          6,050,000       6,012,231
   71 Holiday Campground                                Pinellas                 FL      33777          6,000,000       5,981,166
   72 Plantation Meadows Apartments                     Broward                  FL      33313          5,850,000       5,832,325
   73 Gresham Townhomes                                 Los Angeles              CA      91306          5,650,000       5,624,359
   74 Lakewood Apartments                               McHenry                  IL      60098          5,600,000       5,584,071
   75 Imperial Plaza Shopping Center                    Polk                     FL      33823          5,393,936       5,389,365
   76 Super 8  - Las Vegas, NV                          Clark                    NV      89109          5,400,000       5,380,263



                                                                                   Original  Remaining            Original Remaining
                                                                                   Term To   Term To               Amorti-  Amorti-
                                                                                   Maturity  Maturity              zation   zation
                                                              Monthly     Mortgage (months)  (months)    Maturity   Term     Term
  #         Property Name                                     Payment        Rate     (7)      (7)         Date   (months) (months)
------------------------------------------------------------------------------------------------------------------------------------
    1 Chanin Building                                      $ 526,739.98     6.930%    120      117       06/01/22   300      297
    2 250 South Clinton Street (1A)                          115,789.92     7.500%    120      119       11/01/08   360      359
    3 GATX Warehouse (1A)                                     77,752.65     7.500%    120      119       11/01/08   360      359
    4 1001 and 1011 Airport Industrial Park (1A)              50,902.82     7.500%    120      119       11/01/08   360      359
    5 Northeast Industrial Park Building # 21 (1A)            36,918.53     7.500%    120      119       11/01/08   360      359
    6 507 Plum Street (1A)                                    36,359.15     7.500%    120      119       11/01/08   360      359
    7 Zanesville (1A)                                         32,163.87     7.500%    120      119       11/01/08   360      359
    8 Northeast Industrial Park Building # 8 (1A)             30,206.07     7.500%    120      119       11/01/08   360      359
    9 Northeast Industrial Park Building # 22 (1A)            25,731.09     7.500%    120      119       11/01/08   360      359
   10 4, 5 & 8 Marway Circle (1A)                             24,752.19     7.500%    120      119       11/01/08   360      359
   11 Marysville (1A)                                         15,662.40     7.500%    120      119       11/01/08   360      359
   12 One Clinton Square (1A)                                 11,746.80     7.500%    120      119       11/01/08   360      359
   13 The Center at Rancho Niguel (1B)                       147,499.71     6.640%    120      119       11/01/08   360      359
   14 The Edwards Center at Rancho Niguel (1B)                36,554.28     6.640%    120      119       11/01/08   360      359
   15 Rivertree Court Shopping Center (1C)                   109,645.28     7.000%    120      119       11/01/08   IO        IO
   16 Woodland Heights Shopping Center (1C)                   18,686.11     7.000%    120      119       11/01/08   IO        IO
   17 Winnetka Commons Shopping Center (1C)                   14,315.97     7.000%    120      119       11/01/08   IO        IO
   18 Berwyn Plaza Shopping Center (1C)                        4,460.56     7.000%    120      119       11/01/08   IO        IO
   19 Walgreen's Store (1C)                                    3,586.53     7.000%    120      119       11/01/08   IO        IO
   20 Heritage Pointe                                        179,103.06     7.750%    120      119       11/01/08   360      359
   21 Best Western Inn of Chicago                            176,558.50     7.450%    120      117       09/01/18   240      237
   22 Christiana Hilton Inn - Newark, DE                     151,683.33     6.980%    120      118       10/01/23   300      298
   23 Embassy Crossing (2)                                   137,109.41     7.090%    120      116       08/01/08   336      336
   24 Jefferson at Treetops Apartments                       127,907.92     6.810%    120      116       08/01/08   360      356
   25 Dominion Tower & Parking Garage                        136,251.07     7.340%    120      115       07/01/08   300      295
   26 Holiday Inn Hurstbourne                                135,392.43     7.390%    120      115       07/01/23   300      295
   27 Blue Ash Portfolio (1D)                                 72,257.78     7.020%    120      117       09/01/08   360      357
   28 Springdale Office Center (1D)                           25,105.90     7.020%    120      117       09/01/08   360      357
   29 Executive Center East (1D)                               7,466.44     7.020%    120      117       09/01/08   360      357
   30 McDonald's (1D)                                          1,833.28     7.020%    120      117       09/01/08   360      357
   31 11 Park Place                                           99,493.34     6.970%    120      115       07/01/08   360      355
   32 Twin Creek Apartments                                   83,617.02     6.820%    120      115       07/01/08   360      355
   33 Storage Box / Stowaway Storage (1E)                     44,604.31     7.270%    120      116       08/01/08   300      296
   34 Maplewood Mobile Estates (1E)                           38,423.19     6.890%    120      116       08/01/08   360      356
   35 Corporate Office Park                                   79,864.12     7.610%    120      110       01/31/08   360      350
   36 Knights Bridge II Apartments                            63,877.97     6.950%    120      115       07/01/08   360      355
   37 Preston Stonebrooke Shopping Center                     56,605.70     6.560%    120      118       10/01/08   360      358
   38 Run in Foods DP #4 (1F)                                 22,631.09     8.520%    120      113       05/01/08   240      233
   39 Run in Foods DP #7 (1F)                                 21,110.18     8.520%    120      113       05/01/08   240      233
   40 Run in Foods #401 (1F)                                   7,665.37     8.520%    120      113       05/01/08   240      233
   41 Run in Foods #406 (1F)                                   7,471.34     8.520%    120      113       05/01/08   240      233
   42 Run in Foods #402 (1F)                                   6,796.28     8.520%    120      113       05/01/08   240      233
   43 Run in Foods #403 (1F)                                   5,492.65     8.520%    120      113       05/01/08   240      233
   44 Run in Foods #404 (1F)                                   3,857.45     8.520%    120      113       05/01/08   240      233
   45 Run in Foods #410 (1F)                                     586.42     8.520%    120      113       05/01/08   240      233
   46 Super 8-Midtown (1G)                                    44,967.34     7.000%    240      238       10/01/18   240      238
   47 Super 8-East (1G)                                       12,404.78     7.000%    240      238       10/01/18   240      238
   48 Super 8-West (1G)                                        9,303.59     7.000%    240      238       10/01/18   240      238
   49 Wellington Woods & Lakes                                54,444.71     6.980%    120      114       06/01/08   360      354
   50 Hampton Inn - Indianapolis, IN                          58,549.49     7.320%    120      115       07/01/23   300      295
   51 Chidlaw Building                                        54,086.60     7.160%    120      116       08/01/08   360      356
   52 Grandview Garden Apartments                             51,145.23     6.920%    180      177       09/01/13   360      357
   53 Cornerstone Office Park                                 49,144.44     6.850%    120      119       11/01/08   360      359
   54 160 Pine Street                                         50,959.90     7.210%    120      117       09/01/08   360      357
   55 River Run Apartments                                    49,796.99     6.980%    120      114       06/01/08   360      354
   56 180 N. Michigan Avenue Office Building                  49,206.09     7.130%    120      116       08/01/08   360      356
   57 Oak Hills Apartments                                    54,799.42     8.330%     84       74       02/01/05   360      350
   58 145 Rosemary Street                                     49,296.07     6.960%    120      118       10/01/08   300      298
   59 Holiday Inn - Metroplex-Youngstown, OH                  51,866.06     7.530%    120      117       09/01/23   300      297
   60 MCOM Building                                           55,501.58     7.480%    240      235       07/01/18   240      235
   61 Mayport Trace Apartments                                45,103.65     6.970%    120      118       10/01/08   360      358
   62 Mercantile Bank Building                                48,365.07     7.070%    120      117       09/01/08   300      297
   63 Brook Forest Apartments                                 44,354.11     7.100%    120      116       08/01/08   360      356
   64 Midfield Shopping Center                                41,684.70     6.640%    120      118       10/01/08   360      358
   65 Far East Plaza                                          45,320.55     6.850%    180      178       10/01/13   300      298
   66 Highland Square Shopping Center                         46,226.03     7.330%    120      118       10/01/08   300      298
   67 Spanish Villa Apartments                                44,527.09     7.000%    300      298       10/01/23   300      298
   68 Greens Corner Shopping Center (3)                       43,856.09     7.350%    120      115       07/01/08   336      336
   69 Mountain Ridge Apartments                               41,833.34     7.140%    120      115       07/01/08   360      355
   70 Radisson Suites - Huntsville, AL                        53,738.48     6.810%    180      178       10/01/13   180      178
   71 Holiday Campground                                      41,870.73     7.480%    120      115       07/01/08   360      355
   72 Plantation Meadows Apartments                           38,332.66     6.850%    120      116       08/01/08   360      356
   73 Gresham Townhomes                                       37,097.60     6.870%    120      114       06/01/08   360      354
   74 Lakewood Apartments                                     37,633.79     7.100%    120      116       08/01/08   360      356
   75 Imperial Plaza Shopping Center                          36,035.41     7.000%    115      114       06/01/08   355      354
   76 Super 8  - Las Vegas, NV                                41,866.14     7.000%    240      238       10/01/18   240      238


                                                                                                            Fee Simple/
  #        Property Name                                ARD(8)          Defeasance                          Leasehold
------------------------------------------------------------------------------------------------------------------------------
    1 Chanin Building                                  09/01/08  L (2), D (7.5), O (0.5)                    Leasehold
    2 250 South Clinton Street (1A)                              L (2), D (7.5), O (0.5)                  Fee/Leasehold
    3 GATX Warehouse (1A)                                        L (2), D (7.5), O (0.5)                       Fee
    4 1001 and 1011 Airport Industrial Park (1A)                 L (2), D (7.5), O (0.5)                       Fee
    5 Northeast Industrial Park Building # 21 (1A)               L (2), D (7.5), O (0.5)                       Fee
    6 507 Plum Street (1A)                                       L (2), D (7.5), O (0.5)                  Fee/Leasehold
    7 Zanesville (1A)                                            L (2), D (7.5), O (0.5)                       Fee
    8 Northeast Industrial Park Building # 8 (1A)                L (2), D (7.5), O (0.5)                       Fee
    9 Northeast Industrial Park Building # 22 (1A)               L (2), D (7.5), O (0.5)                       Fee
   10 4, 5 & 8 Marway Circle (1A)                                L (2), D (7.5), O (0.5)                       Fee
   11 Marysville (1A)                                            L (2), D (7.5), O (0.5)                       Fee
   12 One Clinton Square (1A)                                    L (2), D (7.5), O (0.5)                       Fee
   13 The Center at Rancho Niguel (1B)                           L (2), D (7.5), O (0.5)                       Fee
   14 The Edwards Center at Rancho Niguel (1B)                   L (2), D (7.5), O (0.5)                       Fee
   15 Rivertree Court Shopping Center (1C)                       L (2), D (7.5), O (0.5)                       Fee
   16 Woodland Heights Shopping Center (1C)                      L (2), D (7.5), O (0.5)                       Fee
   17 Winnetka Commons Shopping Center (1C)                      L (2), D (7.5), O (0.5)                       Fee
   18 Berwyn Plaza Shopping Center (1C)                          L (2), D (7.5), O (0.5)                       Fee
   19 Walgreen's Store (1C)                                      L (2), D (7.5), O (0.5)                       Fee
   20 Heritage Pointe                                            L (2), D (7.5), O (0.5)                       Fee
   21 Best Western Inn of Chicago                      09/01/08  L (2), D (7.5), O (0.5)                       Fee
   22 Christiana Hilton Inn - Newark, DE               10/01/08  L (2), D (7.5), O (0.5)                       Fee
   23 Embassy Crossing (2)                                       L (2), D (7.5), O (0.5)                       Fee
   24 Jefferson at Treetops Apartments                           L (3), D (6.5), O (0.5)                       Fee
   25 Dominion Tower & Parking Garage                            L (2), D (7.5), O (0.5)                       Fee
   26 Holiday Inn Hurstbourne                          07/01/08  L (2), D (7.5), O (0.5)                       Fee
   27 Blue Ash Portfolio (1D)                                    L (2), D (7.5), O (0.5)                       Fee
   28 Springdale Office Center (1D)                              L (2), D (7.5), O (0.5)                       Fee
   29 Executive Center East (1D)                                 L (2), D (7.5), O (0.5)                       Fee
   30 McDonald's (1D)                                            L (2), D (7.5), O (0.5)                       Fee
   31 11 Park Place                                              L (2), D (7.5), O (0.5)                       Fee
   32 Twin Creek Apartments                                      L (2), D (7.5), O (0.5)                       Fee
   33 Storage Box / Stowaway Storage (1E)                        L (2), D (7.5), O (0.5)                       Fee
   34 Maplewood Mobile Estates (1E)                              L (2), D (7.5), O (0.5)                       Fee
   35 Corporate Office Park                                      L (3), D (7)                                  Fee
   36 Knights Bridge II Apartments                               No                                            Fee
   37 Preston Stonebrooke Shopping Center                        L (2), D (7.5), O (0.5)                       Fee
   38 Run in Foods DP #4 (1F)                                    L (2.92), D (6.5), O (0.58)                   Fee
   39 Run in Foods DP #7 (1F)                                    L (2.92), D (6.5), O (0.58)                   Fee
   40 Run in Foods #401 (1F)                                     L (2.92), D (6.5), O (0.58)                   Fee
   41 Run in Foods #406 (1F)                                     L (2.92), D (6.5), O (0.58)                   Fee
   42 Run in Foods #402 (1F)                                     L (2.92), D (6.5), O (0.58)                   Fee
   43 Run in Foods #403 (1F)                                     L (2.92), D (6.5), O (0.58)                   Fee
   44 Run in Foods #404 (1F)                                     L (2.92), D (6.5), O (0.58)                   Fee
   45 Run in Foods #410 (1F)                                     L (2.92), D (6.5), O (0.58)                Leasehold
   46 Super 8-Midtown (1G)                                       L (3), D (16.42), O (0.58)                    Fee
   47 Super 8-East (1G)                                          L (3), D (16.42), O (0.58)                    Fee
   48 Super 8-West (1G)                                          L (3), D (16.42), O (0.58)                    Fee
   49 Wellington Woods & Lakes                                   L (2), D (3), YM 1% (4.42), O (0.58)          Fee
   50 Hampton Inn - Indianapolis, IN                   07/01/98  L (2), D (7.5), O (0.5)                       Fee
   51 Chidlaw Building                                           L (2), D (7.5), O (0.5)                       Fee
   52 Grandview Garden Apartments                                L (3), D (11.5), O (0.5)                      Fee
   53 Cornerstone Office Park                                    L (2), D (7.5), O (0.5)                       Fee
   54 160 Pine Street                                            L (2), D (7.5), O (0.5)                       Fee
   55 River Run Apartments                                       L (2), D (3), YM 1% (4.42), O (0.58)          Fee
   56 180 N. Michigan Avenue Office Building                     L (2), D (7.5), O (0.5)                       Fee
   57 Oak Hills Apartments                                       No                                            Fee
   58 145 Rosemary Street                                        L (2), D (7.5), O (0.5)                       Fee
   59 Holiday Inn - Metroplex-Youngstown, OH           09/01/98  L (2), D (7.5), O (0.5)                       Fee
   60 MCOM Building                                              L (2), D (17.5), O (0.5)                      Fee
   61 Mayport Trace Apartments                                   L (2), D (7.5), O (0.5)                       Fee
   62 Mercantile Bank Building                                   L (2), D (7.5), O (0.5)                       Fee
   63 Brook Forest Apartments                                    L (2), D (7.5), O (0.5)                       Fee
   64 Midfield Shopping Center                                   L (2), D (7.5), O (0.5)                       Fee
   65 Far East Plaza                                             L (2), D (12.5), O (0.5)                      Fee
   66 Highland Square Shopping Center                            L (2), D (7.5), O (0.5)                       Fee
   67 Spanish Villa Apartments                                   L (2), D (22.5), O (0.5)                      Fee
   68 Greens Corner Shopping Center (3)                          L (2), D (7.5), O (0.5)                       Fee
   69 Mountain Ridge Apartments                                  L (2), D (7.5), O (0.5)                       Fee
   70 Radisson Suites - Huntsville, AL                           L (2), D (12.5), O (0.5)                      Fee
   71 Holiday Campground                                         L (2), D (7.5), O (0.5)                       Fee
   72 Plantation Meadows Apartments                              L (2), D (7.5), O (0.5)                       Fee
   73 Gresham Townhomes                                          L (2), D (7.5), O (0.5)                       Fee
   74 Lakewood Apartments                                        L (2), D (7.5), O (0.5)                       Fee
   75 Imperial Plaza Shopping Center                             No                                            Fee
   76 Super 8  - Las Vegas, NV                                   L (3), D (16.42), O (0.58)                    Fee


                                                                                               Interest
  #          Property Name                                                 Originator          Accrual
----------------------------------------------------------------------------------------------------------
    1 Chanin Building                                                        Column           Actual/360
    2 250 South Clinton Street (1A)                                          Column           Actual/360
    3 GATX Warehouse (1A)                                                    Column           Actual/360
    4 1001 and 1011 Airport Industrial Park (1A)                             Column           Actual/360
    5 Northeast Industrial Park Building # 21 (1A)                           Column           Actual/360
    6 507 Plum Street (1A)                                                   Column           Actual/360
    7 Zanesville (1A)                                                        Column           Actual/360
    8 Northeast Industrial Park Building # 8 (1A)                            Column           Actual/360
    9 Northeast Industrial Park Building # 22 (1A)                           Column           Actual/360
   10 4, 5 & 8 Marway Circle (1A)                                            Column           Actual/360
   11 Marysville (1A)                                                        Column           Actual/360
   12 One Clinton Square (1A)                                                Column           Actual/360
   13 The Center at Rancho Niguel (1B)                                       Column           Actual/360
   14 The Edwards Center at Rancho Niguel (1B)                               Column           Actual/360
   15 Rivertree Court Shopping Center (1C)                                   Column           Actual/360
   16 Woodland Heights Shopping Center (1C)                                  Column           Actual/360
   17 Winnetka Commons Shopping Center (1C)                                  Column           Actual/360
   18 Berwyn Plaza Shopping Center (1C)                                      Column           Actual/360
   19 Walgreen's Store (1C)                                                  Column           Actual/360
   20 Heritage Pointe                                                        Column           Actual/360
   21 Best Western Inn of Chicago                                            Column           Actual/360
   22 Christiana Hilton Inn - Newark, DE                                     Column           Actual/360
   23 Embassy Crossing (2)                                                   Column           Actual/360
   24 Jefferson at Treetops Apartments                                       Column           Actual/360
   25 Dominion Tower & Parking Garage                                        Column           Actual/360
   26 Holiday Inn Hurstbourne                                                Column           Actual/360
   27 Blue Ash Portfolio (1D)                                                Column           Actual/360
   28 Springdale Office Center (1D)                                          Column           Actual/360
   29 Executive Center East (1D)                                             Column           Actual/360
   30 McDonald's (1D)                                                        Column           Actual/360
   31 11 Park Place                                                        Apple Bank         Actual/360
   32 Twin Creek Apartments                                                  Column           Actual/360
   33 Storage Box / Stowaway Storage (1E)                                 Union Capital       Actual/360
   34 Maplewood Mobile Estates (1E)                                       Union Capital       Actual/360
   35 Corporate Office Park                                                  Column           Actual/360
   36 Knights Bridge II Apartments                                           Column           Actual/360
   37 Preston Stonebrooke Shopping Center                                    Column           Actual/360
   38 Run in Foods DP #4 (1F)                                                Column           Actual/360
   39 Run in Foods DP #7 (1F)                                                Column           Actual/360
   40 Run in Foods #401 (1F)                                                 Column           Actual/360
   41 Run in Foods #406 (1F)                                                 Column           Actual/360
   42 Run in Foods #402 (1F)                                                 Column           Actual/360
   43 Run in Foods #403 (1F)                                                 Column           Actual/360
   44 Run in Foods #404 (1F)                                                 Column           Actual/360
   45 Run in Foods #410 (1F)                                                 Column           Actual/360
   46 Super 8-Midtown (1G)                                                   Column           Actual/360
   47 Super 8-East (1G)                                                      Column           Actual/360
   48 Super 8-West (1G)                                                      Column           Actual/360
   49 Wellington Woods & Lakes                                               Column           Actual/360
   50 Hampton Inn - Indianapolis, IN                                         Column           Actual/360
   51 Chidlaw Building                                                       Column           Actual/360
   52 Grandview Garden Apartments                                            Column           Actual/360
   53 Cornerstone Office Park                                                Column           Actual/360
   54 160 Pine Street                                                        Column           Actual/360
   55 River Run Apartments                                                   Column           Actual/360
   56 180 N. Michigan Avenue Office Building                                 Column           Actual/360
   57 Oak Hills Apartments                                                   Column           Actual/360
   58 145 Rosemary Street                                                 Union Capital       Actual/360
   59 Holiday Inn - Metroplex-Youngstown, OH                                 Column           Actual/360
   60 MCOM Building                                                       Union Capital         30/360
   61 Mayport Trace Apartments                                               Column           Actual/360
   62 Mercantile Bank Building                                               Column           Actual/360
   63 Brook Forest Apartments                                                Column           Actual/360
   64 Midfield Shopping Center                                               Column           Actual/360
   65 Far East Plaza                                                         Column           Actual/360
   66 Highland Square Shopping Center                                        Column           Actual/360
   67 Spanish Villa Apartments                                            Union Capital         30/360
   68 Greens Corner Shopping Center (3)                                      Column           Actual/360
   69 Mountain Ridge Apartments                                              Column           Actual/360
   70 Radisson Suites - Huntsville, AL                                       Column           Actual/360
   71 Holiday Campground                                                  Union Capital       Actual/360
   72 Plantation Meadows Apartments                                          Column           Actual/360
   73 Gresham Townhomes                                                      Column           Actual/360
   74 Lakewood Apartments                                                    Column           Actual/360
   75 Imperial Plaza Shopping Center                                         Column           Actual/360
   76 Super 8  - Las Vegas, NV                                               Column           Actual/360

Mortgage Loan Schedule

  #          Property Name                                          Address                                     City
-----------------------------------------------------------------------------------------------------------------------------------
     77 Thunder Hollow                                  3780 Idlebrook Circle                              Casselberry
     78 K-Mart Montwood Point                           11330-60 Montwood Drive                            El Paso
     79 Trabuco Marketplace                             21602, 21612 & 21702 Plano
                                                          Trabuo Road                                      Rancho Santa Margarita
     80 Indian Valley Apartments                        3536 Indian Creek Road                             Clarkston
     81 Flamingo West Centre                            4850 West Flamingo Road                            Las Vegas
     82 Mill Creek Shopping Center                      9 & 50 Market Street                               South Portland
     83 High Vista Apartments                           5041 Alabama Street                                El Paso
     84 Woodland Office Center                          500 East Calaveras Street                          Milpitas
     85 Bayfair Apartments                              16077 Ashland Avenue                               San Lorenzo
     86 University Green Apartments                     1620 Bay Area Boulevard                            Houston
     87 El Dorado Mobile Home Estates                   4525 West Twain Avenue                             Las Vegas
     88 Holiday Inn - Danbury, CT                       80 Newtown Road                                    Danbury
     89 Country Inn & Suites Hotel                      4880 University Drive                              Huntsville
     90 Center Ridge Apartments                         700 West Center Street                             Duncanville
     91 The Marriott Building                           509 South Sixth Street                             Springfield
     92 Silicon Valley Inn                              690 N. Mathilda Avenue                             Sunnyvale
     93 Best Western  - Sunnyvale                       940 W. Weddell Drive                               Sunnyvale
     94 Golden Valley Commons                           7700 Olson Memorial Highway                        Golden Valley
     95 West Park Place                                 7400 West Greenfield Avenue                        West Allis
     96 Naperville Office Court                         1801-1813 N. Mill Street                           Naperville
     97 Holiday Inn Express Hotel &
         Suites - Mountain View, CA                     93 El Camino Real (SR 82)                          Mountain View
     98 Best Buy / Drug Emporium                        1580 Southlake Parkway                             Morrow
     99 Medical Arts Building                           1307 8th Avenue                                    Fort Worth
    100 Comfort Inn - Sunnyvale                         595 N. Mathilda Avenue                             Sunnyvale
    101 Holiday Inn North Denver                        4849 Bannock Street                                Denver
    102 Windlands Shopping Center (4)                   3760 Nolensville Pike                              Nashville
    103 Northborough Woods Apartments                   13502 Northborough Drive                           Houston
    104 Madison Building                                412 Madison Street                                 Tampa
    105 Victory Townhomes                               22301 Victory Boulevard                            Woodland Hills
    106 Dairy Plaza Shopping Center                     1527-1561 N. Singleton Avenue                      Titusville
    107 Comfort Inn - Concord, NH                       71 Hall Street                                     Concord
    108 Peconic Plaza                                   North Side of Old Country
                                                          Road (Route 58)                                  Riverhead
    109 Bayou Village Place Apartments                  6310 Dumfries Drive                                Houston
    110 Country Suites - Chattanooga, TN                7051 McCutcheon Road                               Chattanooga
    111 531 West Deming                                 531 West Deming                                    Chicago
    112 Camelot Apartments                              2906 Washtenaw Avenue                              Ypsilanti Township
    113 Sevilla Apartments                              1455 North Perry Road                              Carrollton
    114 The Way III Apartments                          5301 Marvin D. Love Freeway                        Dallas
    115 Glenview Office and Industrial Park             1800-1884 Johns Drive                              Glenview
    116 Hampton Inn - Decatur, AL                       2041 Beltline Road                                 Decatur
    117 Mission Industrial Park (1H)                    4748 Mission Boulevard                             Ontario
    118 Jurupa Business Park (1H)                       7101 Jurupa Avenue                                 Riverside
    119 Colony Square Shopping Center                   3074 Ross Clark Circle                             Dothan
    120 Vintage Business Park                           3000 Vintage Drive,
                                                          3017-3025 Clinton Drive                          Juneau
    121 Crossroads Shopping Center                      US Highway 52                                      Darlington
    122 High Country Plaza                              15817 Bernardo Center Drive                        San Diego
    123 Glencoe Avenue Industrial                       4040 Del Rey Avenue and
                                                          4051 Glencoe Avenue                              Los Angeles
    124 St. Charles Apartments (1I)                     1034 Elm Avenue                                    Americus
    125 St. James Apartments (1I)                       1008 E. 24th Avenue                                Cordele
    126 Plaza at Sunrise                                SWC Ramon Road & Sunrise Way                       Palm Springs
    127 Shannon Arms III Apartments                     9029 Jamacha Road                                  Spring Valley
    128 River Valley Square Shopping Center             NWC Telegraph Rd. & Lorain St.                     Monroe
    129 Rio Commercial Center                           779-895 NE Dixie Highway                           Jensen Beach
    130 Alexis Apartment Complex                        3500 Foothills Road                                Las Cruces
    131 Beltway Plaza 4710                              4710 Auth Place                                    Camp Springs
    132 Casa Linda MHP                                  5250 E. Lake Mead Boulevard                        Las Vegas
    133 Mesa Ridge Apartments                           8000 Creek Bend Drive                              Houston
    134 Vintage Business Park II                        3030-3032 Vintage Drive                            Juneau
    135 Mountain Village Shopping Center                749 E. Main Street                                 Jefferson
    136 Rock River Tower Apartments                     913 Main Street                                    Rockford
    137 Durango Plaza Retail Center                     4420-4450 South Durango Drive                      Las Vegas
    138 Beatrice Avenue Industrial                      12636 Beatrice Street                              Los Angeles
    139 Miller Apartments                               2335 Stuart Avenue                                 Albany
    140 University Square Outlet Mall                   816 College Road                                   Wilmington
    141 Ridgewood Plaza                                 SWC Ridge Rd. & Manor Ave.                         Munster
    142 Chase Village Apartments                        8028 Gessner Drive                                 Austin
    143 Warsaw Village Shopping Center                  US Highway 360                                     Warsaw
    144 Provident Place Office Building                 2220 San Jacinto Blvd.                             Denton
    145 920 S. Waukegan Road                            920 S. Waukegan Road                               Lake Forest
    146 Amberley Suite Hotel                            807 Bank St.                                       Decatur
    147 Rite-Aid of Maine, Inc. (5)                     37 Portland Street--U.S. Route 1                   Kennebunk
    148 Stuart Towne Apartments                         1901 Old Shell Road                                Port Royal
    149 Santa Ana Villa                                 2204 North Peach Avenue                            Clovis
    150 Orland Park Outlots                             9310-9396 159th Street                             Orland Park
    151 Brazos Square Shopping Center                   120 State Highway 332                              Lake Jackson
    152 Community Mall                                  Route 37 West                                      Toms River
    153 Comfort Inn - Fife, WA                          5601 Pacific Highway East                          Fife

                                                                                                         Original
                                                                                          Zip           Principal       Cut-off Date
   #         Property Name                               County                State     Code            Balance        Balance(6)
-----------------------------------------------------------------------------------------------------------------------------------
   77 Thunder Hollow                                    Seminole                 FL      32707          5,400,000       5,376,131
   78 K-Mart Montwood Point                             El Paso                  TX      79936          5,250,000       5,226,550
   79 Trabuco Marketplace                               Orange                   CA      92679          5,200,000       5,191,635
   80 Indian Valley Apartments                          Dekalb                   GA      30021          5,200,000       5,184,735
   81 Flamingo West Centre                              Clark                    NV      89103          5,200,000       5,182,026
   82 Mill Creek Shopping Center                        Cumberland               ME      04112          5,200,000       5,156,062
   83 High Vista Apartments                             El Paso                  TX      79930          5,100,000       5,088,408
   84 Woodland Office Center                            Santa Clara              CA      95035          5,100,000       5,081,203
   85 Bayfair Apartments                                Alameda                  CA      94502          5,100,000       5,078,525
   86 University Green Apartments                       Harris                   TX      77058          5,000,000       4,992,290
   87 El Dorado Mobile Home Estates                     Clark                    NV      89103          5,000,000       4,987,467
   88 Holiday Inn - Danbury, CT                         Fairfield                CT      06810          5,000,000       4,979,134
   89 Country Inn & Suites Hotel                        Madison                  AL      35816          5,000,000       4,968,786
   90 Center Ridge Apartments                           Dallas                   TX      75116          4,816,000       4,795,622
   91 The Marriott Building                             Sangamon                 IL      62701          4,800,000       4,779,387
   92 Silicon Valley Inn                                Santa Clara              CA      94086          4,700,000       4,694,503
   93 Best Western  - Sunnyvale                         Santa Clara              CA      94089          4,600,000       4,594,723
   94 Golden Valley Commons                             Hennepin                 MN      55427          4,550,000       4,543,457
   95 West Park Place                                   Milwaukee                WI      53214          4,500,000       4,483,613
   96 Naperville Office Court                           DuPage                   IL      60563          4,500,000       4,484,524
   97 Holiday Inn Express Hotel &
        Suites - Mountain View, CA                      Santa Clara              CA      94040          4,400,000       4,384,751
   98 Best Buy / Drug Emporium                          Clayton                  GA      30260          4,230,000       4,211,500
   99 Medical Arts Building                             Tarrant                  TX      76104          4,150,000       4,136,799
  100 Comfort Inn - Sunnyvale                           Santa Clara              CA      94086          4,100,000       4,095,296
  101 Holiday Inn North Denver                          Denver                   CO      80216          4,100,000       4,079,752
  102 Windlands Shopping Center (4)                     Davidson                 TN      37211          3,900,000       3,900,000
  103 Northborough Woods Apartments                     Harris                   TX      77067          3,900,000       3,880,220
  104 Madison Building                                  Hillsborough             FL      33602          3,850,000       3,829,125
  105 Victory Townhomes                                 Los Angeles              CA      91303          3,850,000       3,833,023
  106 Dairy Plaza Shopping Center                       Brevard                  FL      32796          3,760,000       3,743,186
  107 Comfort Inn - Concord, NH                         Merrimack                NH      03301          3,750,000       3,741,417
  108 Peconic Plaza                                     Suffolk                  NY      11901          3,675,000       3,662,519
  109 Bayou Village Place Apartments                    Harris                   TX      77096          3,600,000       3,594,772
  110 Country Suites - Chattanooga, TN                  Hamilton                 TN      37421          3,550,000       3,542,357
  111 531 West Deming                                   Cook                     IL      60614          3,500,000       3,494,642
  112 Camelot Apartments                                Washtenaw                MI      48197          3,500,000       3,487,684
  113 Sevilla Apartments                                Dallas                   TX      75006          3,500,000       3,484,678
  114 The Way III Apartments                            Dallas                   TX      75232          3,500,000       3,480,251
  115 Glenview Office and Industrial Park               Cook                     IL      60025          3,460,000       3,454,690
  116 Hampton Inn - Decatur, AL                         Morgan                   AL      35601          3,450,000       3,428,463
  117 Mission Industrial Park (1H)                      San Bernardino           CA      91762          1,850,000       1,847,624
  118 Jurupa Business Park (1H)                         Riverside                CA      92504          1,545,000       1,542,864
  119 Colony Square Shopping Center                     Houston                  AL      36301          3,400,000       3,388,493
  120 Vintage Business Park                             Juneau                   AK      99801          3,400,000       3,381,424
  121 Crossroads Shopping Center                        Darlington               SC      29532          3,225,000       3,203,312
  122 High Country Plaza                                San Diego                CA      92127          3,200,000       3,197,320
  123 Glencoe Avenue Industrial                         Los Angeles              CA      90292          3,200,000       3,195,319
  124 St. Charles Apartments (1I)                       Sumter                   GA      31709          1,595,000       1,588,971
  125 St. James Apartments (1I)                         Crisp                    GA      31015          1,595,000       1,588,971
  126 Plaza at Sunrise                                  Riverside                CA      92264          3,050,000       3,036,512
  127 Shannon Arms III Apartments                       San Diego                CA      91977          3,050,000       3,036,744
  128 River Valley Square Shopping Center               Monroe                   MI      48162          2,975,000       2,964,951
  129 Rio Commercial Center                             Martin                   FL      34957          2,962,500       2,952,134
  130 Alexis Apartment Complex                          Dona Ana                 NM      88011          2,950,000       2,939,984
  131 Beltway Plaza 4710                                Prince George            MD      20746          2,925,000       2,918,412
  132 Casa Linda MHP                                    Clark                    NV      89114          2,880,000       2,876,077
  133 Mesa Ridge Apartments                             Harris                   TX      77071          2,850,000       2,843,795
  134 Vintage Business Park II                          Juneau                   AK      99801          2,850,000       2,842,693
  135 Mountain Village Shopping Center                  Ashe                     NC      28640          2,850,000       2,834,250
  136 Rock River Tower Apartments                       Winnebago                IL      61103          2,800,000       2,795,314
  137 Durango Plaza Retail Center                       Clark                    NV      89117          2,800,000       2,793,858
  138 Beatrice Avenue Industrial                        Los Angeles              CA      90066          2,750,000       2,740,791
  139 Miller Apartments                                 Dougherty                GA      31707          2,715,000       2,712,775
  140 University Square Outlet Mall                     New Hanover              NC      28402          2,700,000       2,696,587
  141 Ridgewood Plaza                                   Lake                     IN      46321          2,700,000       2,692,339
  142 Chase Village Apartments                          Travis                   TX      78753          2,700,000       2,691,090
  143 Warsaw Village Shopping Center                    Richmond                 VA      22572          2,650,000       2,646,461
  144 Provident Place Office Building                   Denton                   TX      76205          2,650,000       2,645,982
  145 920 S. Waukegan Road                              Lake                     IL      60045          2,650,000       2,643,121
  146 Amberley Suite Hotel                              Morgan                   AL      35601          2,650,000       2,633,457
  147 Rite-Aid of Maine, Inc. (5)                       York                     ME      04043          2,625,000       2,608,053
  148 Stuart Towne Apartments                           Beaufort                 SC      29935          2,600,000       2,578,376
  149 Santa Ana Villa                                   Fresno                   CA      93612          2,550,000       2,546,021
  150 Orland Park Outlots                               Cook                     IL      60462          2,500,000       2,489,830
  151 Brazos Square Shopping Center                     Brazoria                 TX      77566          2,500,000       2,488,424
  152 Community Mall                                    Ocean                    NJ      08753          2,500,000       2,467,051
  153 Comfort Inn - Fife, WA                            Pierce                   WA      98424          2,450,000       2,444,911


                                                                                                                  Orig-
                                                                                   Original Remaining             inal     Remaining
                                                                                    Term to  Term to              Amorti-   Amorti-
                                                                                   Maturity Maturity              zation    zation
                                                              Monthly     Mortgage (months) (months)    Maturity  Term       Term
   #          Property Name                                   Payment       Rate      (7)      (7)         Date   (months) (months)
-----------------------------------------------------------------------------------------------------------------------------------
   77 Thunder Hollow                                          35,853.83     6.980%    120     114       06/01/08   360      354
   78 K-Mart Montwood Point                                   42,783.20     6.990%    216     214       10/01/16   216      214
   79 Trabuco Marketplace                                     33,072.99     6.560%    180     178       10/01/13   360      358
   80 Indian Valley Apartments                                34,491.02     6.970%    120     116       08/01/08   360      356
   81 Flamingo West Centre                                    37,151.54     7.120%    120     117       09/01/08   300      297
   82 Mill Creek Shopping Center                              42,049.97     7.550%    240     235       07/01/18   240      235
   83 High Vista Apartments                                   33,964.69     7.010%    120     117       09/01/08   360      357
   84 Woodland Office Center                                  35,236.49     6.750%    120     117       09/01/23   300      297
   85 Bayfair Apartments                                      34,549.18     7.180%    120     114       06/01/08   360      354
   86 University Green Apartments                             32,396.68     6.740%    120     118       10/01/08   360      358
   87 El Dorado Mobile Home Estates                           31,833.93     6.570%    120     117       09/01/08   360      357
   88 Holiday Inn - Danbury, CT                               36,982.09     7.510%    120     116       08/01/23   300      296
   89 Country Inn & Suites Hotel                              44,411.97     6.810%    180     178       10/01/13   180      178
   90 Center Ridge Apartments                                 32,560.13     7.160%    120     114       06/01/08   360      354
   91 The Marriott Building                                   36,713.09     6.500%    144     142       10/01/10   228      226
   92 Silicon Valley Inn                                      34,244.92     7.340%    120     119       11/01/08   300      299
   93 Best Western  - Sunnyvale                               33,874.00     7.460%    120     119       11/01/08   300      299
   94 Golden Valley Commons                                   30,362.99     7.030%    180     178       10/01/13   360      358
   95 West Park Place                                         31,290.22     6.820%    120     117       09/01/08   300      297
   96 Naperville Office Court                                 30,332.52     7.130%    120     115       07/01/08   360      355
   97 Holiday Inn Express Hotel &
        Suites - Mountain View, CA                            35,150.74     7.390%    240     238       10/01/18   240      238
   98 Best Buy / Drug Emporium                                30,601.99     7.260%    120     116       08/01/08   300      296
   99 Medical Arts Building                                   28,818.74     7.430%     60      55       07/01/03   360      355
  100 Comfort Inn - Sunnyvale                                 30,192.04     7.460%    120     119       11/01/08   300      299
  101 Holiday Inn North Denver                                30,834.02     7.700%    120     115       07/01/23   300      295
  102 Windlands Shopping Center (4)                           27,176.07     7.260%    120     115       07/01/08   336      336
  103 Northborough Woods Apartments                           25,894.43     6.980%    120     113       05/01/08   360      353
  104 Madison Building                                        27,753.70     7.220%    120     115       07/01/08   300      295
  105 Victory Townhomes                                       25,588.29     6.990%    120     114       06/01/08   360      354
  106 Dairy Plaza Shopping Center                             26,911.64     7.140%    120     116       08/01/08   300      296
  107 Comfort Inn - Concord, NH                               26,456.39     6.980%    120     118       10/01/08   300      298
  108 Peconic Plaza                                           26,492.16     7.220%    120     117       09/01/08   300      297
  109 Bayou Village Place Apartments                          23,926.72     6.990%    120     118       10/01/08   360      358
  110 Country Suites - Chattanooga, TN                        25,797.03     7.310%    120     118       10/01/08   300      298
  111 531 West Deming                                         22,747.48     6.770%    120     118       10/01/08   360      358
  112 Camelot Apartments                                      23,379.69     7.040%    120     115       07/01/08   360      355
  113 Sevilla Apartments                                      23,332.62     7.020%    120     114       06/01/08   360      354
  114 The Way III Apartments                                  24,759.60     7.010%    180     175       07/01/13   300      295
  115 Glenview Office and Industrial Park                     22,464.50     6.760%    120     118       10/01/08   360      358
  116 Hampton Inn - Decatur, AL                               30,644.26     6.810%    180     178       10/01/13   180      178
  117 Mission Industrial Park (1H)                            12,781.86     6.750%    120     119       11/01/08   300      299
  118 Jurupa Business Park (1H)                               10,476.82     7.190%    120     118       10/01/08   360      358
  119 Colony Square Shopping Center                           24,553.53     7.240%    120     117       09/01/08   300      297
  120 Vintage Business Park                                   24,422.31     7.180%    120     115       07/01/08   300      295
  121 Crossroads Shopping Center                              23,123.85     7.160%    180     174       06/01/13   300      294
  122 High Country Plaza                                      21,053.80     6.890%    120     119       11/01/08   360      359
  123 Glencoe Avenue Industrial                               21,203.78     6.960%    120     118       10/01/08   360      358
  124 St. Charles Apartments (1I)                             12,127.80     6.750%    120     118       10/01/08   240      238
  125 St. James Apartments (1I)                               12,127.81     6.750%    120     118       10/01/08   240      238
  126 Plaza at Sunrise                                        21,947.46     7.200%    120     116       08/01/08   300      296
  127 Shannon Arms III Apartments                             20,394.25     7.050%    120     114       06/01/08   360      354
  128 River Valley Square Shopping Center                     20,193.95     7.200%    120     115       07/01/08   360      355
  129 Rio Commercial Center                                   21,032.92     7.050%    120     117       09/01/08   300      297
  130 Alexis Apartment Complex                                19,984.33     7.180%    180     175       07/01/13   360      355
  131 Beltway Plaza 4710                                      19,558.42     7.050%    120     117       09/01/08   360      357
  132 Casa Linda MHP                                          19,646.68     7.250%    120     118       10/01/08   360      358
  133 Mesa Ridge Apartments                                   20,600.00     7.250%    120     118       10/01/08   300      298
  134 Vintage Business Park II                                18,977.13     6.350%    120     118       10/01/08   300      298
  135 Mountain Village Shopping Center                        20,361.90     7.120%    120     115       07/01/08   300      295
  136 Rock River Tower Apartments                             17,495.84     6.390%    120     118       10/01/08   360      358
  137 Durango Plaza Retail Center                             20,166.49     7.210%    120     118       10/01/08   300      298
  138 Beatrice Avenue Industrial                              19,965.86     7.300%    120     117       09/01/08   300      297
  139 Miller Apartments                                       18,062.96     7.000%    120     119       11/01/08   360      359
  140 University Square Outlet Mall                           18,825.46     6.850%    120     119       11/01/08   300      299
  141 Ridgewood Plaza                                         18,163.07     7.110%    120     116       08/01/08   360      356
  142 Chase Village Apartments                                18,492.07     7.290%    120     115       07/01/08   360      355
  143 Warsaw Village Shopping Center                          17,892.99     6.500%    120     119       11/01/08   300      299
  144 Provident Place Office Building                         17,293.67     6.810%    120     118       10/01/08   360      358
  145 920 S. Waukegan Road                                    17,530.41     6.280%    120     118       10/01/08   300      298
  146 Amberley Suite Hotel                                    23,538.34     6.810%    180     178       10/01/13   180      178
  147 Rite-Aid of Maine, Inc. (5)                             18,528.39     7.080%    240     234       06/01/18   307      301
  148 Stuart Towne Apartments                                 19,657.07     6.960%    120     115       07/01/08   252      247
  149 Santa Ana Villa                                         16,437.68     6.690%    120     118       10/01/08   360      358
  150 Orland Park Outlots                                     17,173.27     7.320%    120     114       06/01/08   360      354
  151 Brazos Square Shopping Center                           17,589.82     6.950%    120     116       08/01/08   300      296
  152 Community Mall                                          25,789.56     7.060%    144     141       09/01/10   144      141
  153 Comfort Inn - Fife, WA                                  18,105.28     7.500%    120     118       10/01/08   300      298


                                                                                                           Fee Simple/
   #          Property Name                             ARD(8)             Defeasance                       Leasehold
------------------------------------------------------------------------------------------------------------------------------------
   77 Thunder Hollow                                             L (2), D (3), YM 1% (4.42), O (0.58)          Fee
   78 K-Mart Montwood Point                                      L (2), D (15.5), O (0.5)                      Fee
   79 Trabuco Marketplace                                        L (2), D (12.5), O (0.5)                      Fee
   80 Indian Valley Apartments                                   L (2), D (7.5), O (0.5)                       Fee
   81 Flamingo West Centre                                       L (2), D (7.5), O (0.5)                       Fee
   82 Mill Creek Shopping Center                                 L (2), D (17.5), O (0.5)                      Fee
   83 High Vista Apartments                                      L (2), D (7.5), O (0.5)                       Fee
   84 Woodland Office Center                           09/01/98  L (2), D (7.5), O (0.5)                       Fee
   85 Bayfair Apartments                                         L (2), D (7.5), O (0.5)                       Fee
   86 University Green Apartments                                L (2), D (7.5), O (0.5)                       Fee
   87 El Dorado Mobile Home Estates                              L (2), D (7.5), O (0.5)                       Fee
   88 Holiday Inn - Danbury, CT                        08/01/98  L (2), D (7.5), O (0.5)                       Fee
   89 Country Inn & Suites Hotel                                 L (2), D (12.5), O (0.5)                      Fee
   90 Center Ridge Apartments                                    L (2), D (7.5), O (0.5)                       Fee
   91 The Marriott Building                                      L (2), D (7.5), O (0.5)                       Fee
   92 Silicon Valley Inn                                         L (2), D (7.5), O (0.5)                       Fee
   93 Best Western  - Sunnyvale                                  L (2), D (7.5), O (0.5)                       Fee
   94 Golden Valley Commons                                      L (2), D (12.5), O (0.5)                      Fee
   95 West Park Place                                            L (2), D (7.5), O (0.5)                       Fee
   96 Naperville Office Court                                    L (2), D (7.5), O (0.5)                       Fee
   97 Holiday Inn Express Hotel &
        Suites - Mountain View, CA                               L (2), D (17.5), O (0.5)                      Fee
   98 Best Buy / Drug Emporium                                   L (2), D (7.5), O (0.5)                       Fee
   99 Medical Arts Building                                      L (2), D (2.5), O (0.5)                       Fee
  100 Comfort Inn - Sunnyvale                                    L (2), D (7.5), O (0.5)                       Fee
  101 Holiday Inn North Denver                         07/01/98  L (2.92), D (6.58), O (0.5)                   Fee
  102 Windlands Shopping Center (4)                              L (2), D (7.5), O (0.5)                       Fee
  103 Northborough Woods Apartments                              L (2), D (7.5), O (0.5)                       Fee
  104 Madison Building                                           L (2), D (7.5), O (0.5)                    Leasehold
  105 Victory Townhomes                                          L (2), D (7.5), O (0.5)                       Fee
  106 Dairy Plaza Shopping Center                                L (2), D (7.5), O (0.5)                       Fee
  107 Comfort Inn - Concord, NH                                  L (2), D (7.5), O (0.5)                       Fee
  108 Peconic Plaza                                              L (2), D (7.5), O (0.5)                       Fee
  109 Bayou Village Place Apartments                             L (2), D (7.5), O (0.5)                       Fee
  110 Country Suites - Chattanooga, TN                           L (2), D (7.5), O (0.5)                       Fee
  111 531 West Deming                                            L (2), D (7.5), O (0.5)                       Fee
  112 Camelot Apartments                                         L (2), D (7.5), O (0.5)                       Fee
  113 Sevilla Apartments                                         L (2), D (7.5), O (0.5)                       Fee
  114 The Way III Apartments                                     L (2), D (12.5), O (0.5)                      Fee
  115 Glenview Office and Industrial Park                        L (2), D (7.5), O (0.5)                       Fee
  116 Hampton Inn - Decatur, AL                                  L (2), D (12.5), O (0.5)                      Fee
  117 Mission Industrial Park (1H)                               L (2), D (7.5), O (0.5)                       Fee
  118 Jurupa Business Park (1H)                                  L (2), D (7.5), O (0.5)                       Fee
  119 Colony Square Shopping Center                              L (2), D (7.5), O (0.5)                       Fee
  120 Vintage Business Park                                      L (2), D (7.5), O (0.5)                       Fee
  121 Crossroads Shopping Center                                 L (2), D (12.5), O (0.5)                      Fee
  122 High Country Plaza                                         L (2), D (7.5), O (0.5)                       Fee
  123 Glencoe Avenue Industrial                                  L (2), D (7.5), O (0.5)                       Fee
  124 St. Charles Apartments (1I)                                L (2.92), D (7.58), O (0.5)                   Fee
  125 St. James Apartments (1I)                                  L (2.92), D (7.58), O (0.5)                   Fee
  126 Plaza at Sunrise                                           L (2), D (7.5), O (0.5)                       Fee
  127 Shannon Arms III Apartments                                L (2), D (7.5), O (0.5)                       Fee
  128 River Valley Square Shopping Center                        L (2), D (7.5), O (0.5)                       Fee
  129 Rio Commercial Center                                      L (2), D (7.5), O (0.5)                       Fee
  130 Alexis Apartment Complex                                   L (2), D (12.5), O (0.5)                      Fee
  131 Beltway Plaza 4710                                         L (2), D (7.5), O (0.5)                       Fee
  132 Casa Linda MHP                                             L (2), D (7.5), O (0.5)                       Fee
  133 Mesa Ridge Apartments                                      L (2), D (7.5), O (0.5)                       Fee
  134 Vintage Business Park II                                   L (2), D (7.5), O (0.5)                    Leasehold
  135 Mountain Village Shopping Center                           L (2), D (7.5), O (0.5)                       Fee
  136 Rock River Tower Apartments                                L (2), D (7.5), O (0.5)                       Fee
  137 Durango Plaza Retail Center                                L (2), D (7.5), O (0.5)                       Fee
  138 Beatrice Avenue Industrial                                 L (2), D (7.5), O (0.5)                       Fee
  139 Miller Apartments                                          L (2), D (7.5), O (0.5)                       Fee
  140 University Square Outlet Mall                              L (2), D (7.5), O (0.5)                       Fee
  141 Ridgewood Plaza                                            L (2), D (7.5), O (0.5)                       Fee
  142 Chase Village Apartments                                   L (2), D (7.5), O (0.5)                       Fee
  143 Warsaw Village Shopping Center                             L (2), D (7.5), O (0.5)                       Fee
  144 Provident Place Office Building                            L (2), D (7.5), O (0.5)                       Fee
  145 920 S. Waukegan Road                                       L (2), D (7.5), O (0.5)                       Fee
  146 Amberley Suite Hotel                                       L (2), D (12.5), O (0.5)                      Fee
  147 Rite-Aid of Maine, Inc. (5)                                L (2), D (17.5), O (0.5)                      Fee
  148 Stuart Towne Apartments                                    L (2), D (7.5), O (0.5)                       Fee
  149 Santa Ana Villa                                            L (2), D (7.5), O (0.5)                       Fee
  150 Orland Park Outlots                                        L (2), D (7.5), O (0.5)                       Fee
  151 Brazos Square Shopping Center                              L (2), D (7.5), O (0.5)                       Fee
  152 Community Mall                                             L (2), D (9.5), O (0.5)                       Fee
  153 Comfort Inn - Fife, WA                                     L (2), D (7.5), O (0.5)                       Fee


                                                                                               Interest
   #          Property Name                                                Originator          Accrual
----------------------------------------------------------------------------------------------------------
   77 Thunder Hollow                                                         Column           Actual/360
   78 K-Mart Montwood Point                                               Union Capital       Actual/360
   79 Trabuco Marketplace                                                    Column           Actual/360
   80 Indian Valley Apartments                                               Column           Actual/360
   81 Flamingo West Centre                                                   Column           Actual/360
   82 Mill Creek Shopping Center                                             Column           Actual/360
   83 High Vista Apartments                                               Union Capital       Actual/360
   84 Woodland Office Center                                                 Column           Actual/360
   85 Bayfair Apartments                                                     Column           Actual/360
   86 University Green Apartments                                         Union Capital       Actual/360
   87 El Dorado Mobile Home Estates                                          Column           Actual/360
   88 Holiday Inn - Danbury, CT                                              Column           Actual/360
   89 Country Inn & Suites Hotel                                             Column           Actual/360
   90 Center Ridge Apartments                                                Column           Actual/360
   91 The Marriott Building                                                  Column           Actual/360
   92 Silicon Valley Inn                                                     Column           Actual/360
   93 Best Western  - Sunnyvale                                              Column           Actual/360
   94 Golden Valley Commons                                                  Column           Actual/360
   95 West Park Place                                                        Column           Actual/360
   96 Naperville Office Court                                                Column           Actual/360
   97 Holiday Inn Express Hotel & Suites - Mountain View, CA                 Column           Actual/360
   98 Best Buy / Drug Emporium                                            Union Capital       Actual/360
   99 Medical Arts Building                                                  Column           Actual/360
  100 Comfort Inn - Sunnyvale                                                Column           Actual/360
  101 Holiday Inn North Denver                                               Column           Actual/360
  102 Windlands Shopping Center (4)                                          Column           Actual/360
  103 Northborough Woods Apartments                                          Column           Actual/360
  104 Madison Building                                                    Union Capital       Actual/360
  105 Victory Townhomes                                                      Column           Actual/360
  106 Dairy Plaza Shopping Center                                            Column           Actual/360
  107 Comfort Inn - Concord, NH                                              Column           Actual/360
  108 Peconic Plaza                                                          Column           Actual/360
  109 Bayou Village Place Apartments                                         Column           Actual/360
  110 Country Suites - Chattanooga, TN                                       Column           Actual/360
  111 531 West Deming                                                        Column           Actual/360
  112 Camelot Apartments                                                     Column           Actual/360
  113 Sevilla Apartments                                                     Column           Actual/360
  114 The Way III Apartments                                                 Column           Actual/360
  115 Glenview Office and Industrial Park                                    Column           Actual/360
  116 Hampton Inn - Decatur, AL                                              Column           Actual/360
  117 Mission Industrial Park (1H)                                           Column           Actual/360
  118 Jurupa Business Park (1H)                                              Column           Actual/360
  119 Colony Square Shopping Center                                       Union Capital       Actual/360
  120 Vintage Business Park                                                  Column           Actual/360
  121 Crossroads Shopping Center                                             Column           Actual/360
  122 High Country Plaza                                                     Column           Actual/360
  123 Glencoe Avenue Industrial                                              Column           Actual/360
  124 St. Charles Apartments (1I)                                            Column           Actual/360
  125 St. James Apartments (1I)                                              Column           Actual/360
  126 Plaza at Sunrise                                                       Column           Actual/360
  127 Shannon Arms III Apartments                                            Column           Actual/360
  128 River Valley Square Shopping Center                                    Column           Actual/360
  129 Rio Commercial Center                                                  Column           Actual/360
  130 Alexis Apartment Complex                                               Column           Actual/360
  131 Beltway Plaza 4710                                                     Column           Actual/360
  132 Casa Linda MHP                                                      Union Capital       Actual/360
  133 Mesa Ridge Apartments                                                  Column           Actual/360
  134 Vintage Business Park II                                               Column           Actual/360
  135 Mountain Village Shopping Center                                       Column           Actual/360
  136 Rock River Tower Apartments                                            Column           Actual/360
  137 Durango Plaza Retail Center                                            Column           Actual/360
  138 Beatrice Avenue Industrial                                             Column           Actual/360
  139 Miller Apartments                                                      Column           Actual/360
  140 University Square Outlet Mall                                          Column           Actual/360
  141 Ridgewood Plaza                                                        Column           Actual/360
  142 Chase Village Apartments                                               Column           Actual/360
  143 Warsaw Village Shopping Center                                         Column           Actual/360
  144 Provident Place Office Building                                        Column           Actual/360
  145 920 S. Waukegan Road                                                   Column           Actual/360
  146 Amberley Suite Hotel                                                   Column           Actual/360
  147 Rite-Aid of Maine, Inc. (5)                                            Column           Actual/360
  148 Stuart Towne Apartments                                                Column           Actual/360
  149 Santa Ana Villa                                                        Column           Actual/360
  150 Orland Park Outlots                                                    Column           Actual/360
  151 Brazos Square Shopping Center                                          Column           Actual/360
  152 Community Mall                                                         Column           Actual/360
  153 Comfort Inn - Fife, WA                                                 Column           Actual/360


Mortgage Loan Schedule


  #          Property Name                                          Address                                     City
-----------------------------------------------------------------------------------------------------------------------------------
    154 Aspen Business Center                           9942 and 9934 N. Alpine Road                       Machesney Park
    155 Hampton Inn - Ft. Pierce, FL                    2831 Reynolds Drive                                Ft. Pierce
    156 Oak Tree Mobile Home Park                       565 Diamond Road                                   Jackson Township
    157 Walnut Square Apartments                        1440 Linden Road                                   Flint
    158 Royal Oaks Mobile Home Park                     4069 South Pacific Highway                         Medford
    159 Plymouth Square Apartments                      9421 Marguerite Road                               Plymouth Township
    160 Watchung View Apartments                        650 Somerset Avenue                                North Plainfield
    161 Embassy Apartments                              4, 20, 34, 42 & 45 Embassy Square                  Tonawanda
    162 Best Buy - West Dundee                          979 Main Street                                    West Dundee
    163 1400 Destrehan Avenue                           1400 Destrehan Avenue                              Harvey
    164 Breckenridge Condominiums                       1701 Big Sur Drive                                 Arlington
    165 Rosemont Terrace Apartments                     3690 South Port Drive                              Rancho Cordova
    166 Days Inn - Dover, DE                            272 North Dupont Highway                           Dover
    167 Iberia Center                                   16588 Bernardo Center Drive                        San Diego
    168 Shadydale Village Mobile Home Park              100 Apollo Avenue                                  Fayetteville
    169 Park Terrace Shopping Center                    2223 NC Highway 54                                 Durham
    170 Hanover Village Apartments                      S/W/S of Division Street                           Hanover Township
    171 Travelodge Hotel--Seatac                        14845 Pacific Highway South                        Tukwila
    172 Harlem Furniture                                2575 N. Elston Avenue                              Chicago
    173 Tree Tops Apartments                            3421 Old Vineyard Road                             Winston-Salem
    174 Old Town Place Apartments                       1506 School Road                                   Carrollton
    175 The Meadows Apartments                          10108 Malaga Way                                   Rancho Cordova
    176 Chapman & Feldner Shopping Center               1708-1724 West Chapman Avenue                      Orange
    177 BCH Office Building                             1717 Second St & 1722 Third St                     Sacramento
    178 Colonial Pines Mobile Estates                   2101 Colonial Avenue                               Navarre
    179 NationsBank Professional Center                 8181 W. Broward Blvd.                              Plantation
    180 Belmeade Office Park                            2910 Belmeade, 2410 & 2420 Tarpley Road            Carrollton
    181 Central Building                                245 Main Street                                    Salinas
    182 710 Amsterdam Avenue                            710 Amsterdam Avenue                               New York
    183 Sandstone Apartments & Vista
          North Apartments                              1502 and 1616 Calle Del Norte                      Laredo
    184 Highland Park Place Shopping Center             14461-14529 Woodward Avenue                        Highland Park
    185 Salem Creek Apartment Complex                   802-803 Flame Circle                               San Antonio
    186 Country Greens Apartments                       630 Stevens Village Drive                          Dallas
    187 Sahara West Plaza                               4601 West Sahara Avenue                            Las Vegas
    188 Walgreen's                                      2690 Mission Street                                San Francisco
    189 Econolodge - Bangor, ME                         327 Odlin Road                                     Bangor
    190 Comfort Inn - Bangor, ME                        750 Hogan Road                                     Bangor
    191 Point Clinton                                   186 Center Street                                  Clinton
    192 Rite-Aid Pharmacy                               1623 White Mountain Highway - Routes 16 & 302      Conway
    193 Taft and Cleveland Paradise Apartments          2545 Taft Street & 1720 Cleveland Street           Hollywood
    194 Tyrone Village MHP                              13618 North Florida Avenue                         Tampa
    195 Steamboat Road                                  702-708 Steamboat Road                             Greenwich
    196 Kerr Station Village                            S. Kerr Ave. & Franklin                            Wilmington
    197 Meadow Run Apartments                           3301 Abbeville Highway                             Anderson
    198 45 Church Street                                45 Church Street                                   Stamford
    199 New Brunswick Apartments                        119 Livingston Ave.                                New Brunswick
    200 Fiesta RV Resort                                46421 Madison Street                               Indio
    201 Cedar Place Office Park                         813 East 86th Street                               Indianapolis
    202 Oak Hollow Mobile Home Park                     2746 North Oak Harbor Drive                        Oak Harbor
    203 Centerline Plaza Apartments                     25005 Lawrence Street                              Warren
    204 Southport Place                                 30 Jelliff Lane                                    Southport
    205 Bell Building                                   424 S. 5th Street                                  Springfield
    206 Days Inn - Bangor, ME                           250 Odlin Road                                     Bangor
    207 Stratford Shopping Center                       25-41 South White Horse Pike                       Stratford
    208 Country Aire Manor                              17102 Meridian Street East                         Puyallup
    209 Corlett Creek Apartments                        1105 N. Chipman St.                                Owosso
    210 Anchor Bay Apartments                           50620 Jefferson Road                               New Baltimore
    211 Tall Pines Shopping Center                      905-911 Pine Crest Drive                           Marshall
    212 Skyline Professional Building                   12940 Harriet Avenue South                         Burnsville
    213 Southwood Acres MHP                             Irish Hill Road & Lexington Mill Road              Magnolia
    214 Nalbert Apartments                              1301, 1315, 1317 and 1319 Ft. Meyer Drive          Arlington
    215 1220 South University Avenue                    1220 South University Avenue                       Ann Arbor
    216 49 Commerce Drive / 81 Ethan Allen Drive        49 Commerce Dr. & 81 Ethan Allen Drive             South Burlington
    217 3211 Battleground                               3211 Battleground Avenue                           Greensboro
    218 Gardner Building                                17-19 Gardner Road                                 Fairfield
    219 778 Main Street                                 778 Main Street                                    South Portland
    220 Briarwood Apartments                            3500 Briarwood Drive                               Dumfries
    221 Walton Village Shopping Center                  3021-3095 Walton Boulevard                         Auburn Hills
    222 Rancho Santa Fe Shopping Center                 5081 North Rainbow Boulevard                       Las Vegas
    223 Winston Place Apartments                        3108 Winston Place                                 Manhattan
    224 Hondo Park Apartments                           2544 Hondo Avenue                                  Dallas
    225 Allegheny Apartments                            12001-12021 Allegheny Street                       Sun Valley
    226 Huntington North Apartments                     298-326 Auburn Street                              Portland
    227 Rite Aid - Yarmouth                             US Route 1                                         Yarmouth
    228 Sylvan Apartments                               13727-13749 Sylvan Street                          Los Angeles
    229 Finger Lakes/Farmington Court Apartments        1214 Mertensia Road                                Farmington
    230 Walnut Villas Apartments                        1027 East Florence Avenue                          Vineland




                                                                                                         Original
                                                                                          Zip           Principal       Cut-off Date
   #         Property Name                               County                State     Code            Balance        Balance(6)
-----------------------------------------------------------------------------------------------------------------------------------
  154 Aspen Business Center                             Winnebago                IL      60115          2,425,000       2,421,580
  155 Hampton Inn - Ft. Pierce, FL                      St. Lucie                FL      34945          2,400,000       2,396,482
  156 Oak Tree Mobile Home Park                         Ocean                    NJ      08527          2,400,000       2,394,157
  157 Walnut Square Apartments                          Genesee                  MI      48532          2,400,000       2,390,965
  158 Royal Oaks Mobile Home Park                       Jackson                  OR      97051          2,350,000       2,347,823
  159 Plymouth Square Apartments                        Wayne                    MI      48170          2,340,000       2,329,575
  160 Watchung View Apartments                          Somerset                 NJ      07060          2,310,000       2,304,820
  161 Embassy Apartments                                Erie                     NY      14150          2,270,000       2,266,050
  162 Best Buy - West Dundee                            Kane                     IL      60118          2,250,000       2,244,978
  163 1400 Destrehan Avenue                             Jefferson                LA      70058          2,225,000       2,219,495
  164 Breckenridge Condominiums                         Tarrant                  TX      75007          2,130,000       2,126,716
  165 Rosemont Terrace Apartments                       Sacramento               CA      95670          2,130,000       2,122,371
  166 Days Inn - Dover, DE                              Kent                     DE      19901          2,100,000       2,097,579
  167 Iberia Center                                     San Diego                CA      92128          2,100,000       2,096,958
  168 Shadydale Village Mobile Home Park                Fayette                  GA      30214          2,100,000       2,095,307
  169 Park Terrace Shopping Center                      Durham                   NC      27713          2,100,000       2,095,107
  170 Hanover Village Apartments                        Luzerne                  PA      18702          2,100,000       2,093,895
  171 Travelodge Hotel--Seatac                          King                     WA      98168          2,100,000       2,089,894
  172 Harlem Furniture                                  Cook                     IL      60606          2,100,000       2,088,578
  173 Tree Tops Apartments                              Forsyth                  NC      27103          2,100,000       2,084,949
  174 Old Town Place Apartments                         Dallas                   TX      75006          2,080,000       2,075,606
  175 The Meadows Apartments                            Sacramento               CA      95670          2,065,000       2,057,604
  176 Chapman & Feldner Shopping Center                 Orange                   CA      92668          2,000,000       1,995,645
  177 BCH Office Building                               Sacramento               CA      95814          2,000,000       1,992,928
  178 Colonial Pines Mobile Estates                     Santa Rosa               FL      32566          2,000,000       1,992,764
  179 NationsBank Professional Center                   Broward                  FL      33324          1,950,000       1,947,050
  180 Belmeade Office Park                              Dallas                   TX      75006          1,950,000       1,945,618
  181 Central Building                                  Monterey                 CA      93901          1,925,000       1,921,524
  182 710 Amsterdam Avenue                              New York                 NY      10025          1,915,000       1,912,089
  183 Sandstone Apartments &
        Vista North Apartments                          Webb                     TX      78041          1,900,000       1,896,820
  184 Highland Park Place Shopping Center               Wayne                    MI      48203          1,850,000       1,845,496
  185 Salem Creek Apartment Complex                     Bexar                    TX      78221          1,850,000       1,843,783
  186 Country Greens Apartments                         Dallas                   TX      75208          1,850,000       1,839,757
  187 Sahara West Plaza                                 Clark                    NV      89108          1,800,000       1,794,168
  188 Walgreen's                                        San Francisco            CA      94110          1,800,000       1,792,496
  189 Econolodge - Bangor, ME                           Penobscot                ME      04401          1,800,000       1,792,615
  190 Comfort Inn - Bangor, ME                          Penobscot                ME      04401          1,800,000       1,792,615
  191 Point Clinton                                     Hunterdon                NJ      08809          1,800,000       1,790,438
  192 Rite-Aid Pharmacy                                 Carroll                  NH      03818          1,760,000       1,746,971
  193 Taft and Cleveland Paradise Apartments            Broward                  FL      33020          1,750,000       1,738,574
  194 Tyrone Village MHP                                Hillsborough             FL      33613          1,700,000       1,698,607
  195 Steamboat Road                                    Fairfield                CT      06830          1,700,000       1,697,983
  196 Kerr Station Village                              New Hanover              NC      28402          1,700,000       1,697,851
  197 Meadow Run Apartments                             Anderson                 SC      29624          1,700,000       1,692,877
  198 45 Church Street                                  Fairfield                CT      06906          1,700,000       1,691,182
  199 New Brunswick Apartments                          Middlesex                NJ      13760          1,675,000       1,671,244
  200 Fiesta RV Resort                                  Riverside                CA      92201          1,650,000       1,646,461
  201 Cedar Place Office Park                           Marion                   IN      46240          1,650,000       1,646,258
  202 Oak Hollow Mobile Home Park                       Island                   WA      98277          1,650,000       1,644,074
  203 Centerline Plaza Apartments                       Macomb                   MI      48091          1,645,000       1,640,077
  204 Southport Place                                   Fairfield                CT      06490          1,600,000       1,596,887
  205 Bell Building                                     Sangamon                 IL      62701          1,600,000       1,595,934
  206 Days Inn - Bangor, ME                             Penobscot                ME      04401          1,600,000       1,594,866
  207 Stratford Shopping Center                         Camden                   NJ      08084          1,600,000       1,593,556
  208 Country Aire Manor                                Pierce                   WA      98375          1,600,000       1,593,213
  209 Corlett Creek Apartments                          Shiawassee               MI      48867          1,580,000       1,574,126
  210 Anchor Bay Apartments                             Macomb                   MI      48047          1,560,000       1,555,331
  211 Tall Pines Shopping Center                        Harrison                 TX      75670          1,550,000       1,532,164
  212 Skyline Professional Building                     Dakota                   MN      55337          1,525,000       1,523,886
  213 Southwood Acres MHP                               Kent                     DE      19962          1,520,000       1,515,341
  214 Nalbert Apartments                                Arlington                VA      22209          1,520,000       1,514,819
  215 1220 South University Avenue                      Washtenaw                MI      48104          1,500,000       1,497,817
  216 49 Commerce Drive / 81 Ethan Allen Drive          Chittenden               VT      05403          1,500,000       1,490,301
  217 3211 Battleground                                 Guilford                 NC      27408          1,500,000       1,487,111
  218 Gardner Building                                  Essex                    NJ      07004          1,466,000       1,464,261
  219 778 Main Street                                   Cumberland               ME      04106          1,450,000       1,448,138
  220 Briarwood Apartments                              Prince William           VA      22026          1,450,000       1,447,651
  221 Walton Village Shopping Center                    Oakland                  MI      48321          1,450,000       1,445,425
  222 Rancho Santa Fe Shopping Center                   Clark                    NV      89103          1,450,000       1,444,971
  223 Winston Place Apartments                          Riley                    KS      66502          1,440,000       1,436,546
  224 Hondo Park Apartments                             Dallas                   TX      75219          1,425,000       1,423,866
  225 Allegheny Apartments                              Los Angeles              CA      91352          1,425,000       1,419,806
  226 Huntington North Apartments                       Cumberland               ME      04102          1,420,000       1,415,052
  227 Rite Aid - Yarmouth                               Cumberland               ME      04096          1,420,000       1,414,258
  228 Sylvan Apartments                                 Los Angeles              CA      91401          1,400,000       1,397,841
  229 Finger Lakes/Farmington Court Apartments          Ontario                  NY      14425          1,400,000       1,397,635
  230 Walnut Villas Apartments                          Cumberland               NJ      08360          1,400,000       1,396,642



                                                                                                                  Orig-
                                                                                   Original Remaining             inal     Remaining
                                                                                    Term to  Term to              Amorti-   Amorti-
                                                                                   Maturity Maturity              tization  zation
                                                              Monthly     Mortgage (months) (months)    Maturity  Term       Term
   #          Property Name                                   Payment       Rate      (7)      (7)         Date   (months) (months)
-----------------------------------------------------------------------------------------------------------------------------------
  154 Aspen Business Center                                   16,313.13       7.110%    120     118       10/01/08   360      358
  155 Hampton Inn - Ft. Pierce, FL                            17,518.06       7.000%    120     119       11/01/08   276      275
  156 Oak Tree Mobile Home Park                               16,415.55       6.640%    120     118       10/01/08   300      298
  157 Walnut Square Apartments                                15,598.27       6.770%    120     115       07/01/08   360      355
  158 Royal Oaks Mobile Home Park                             14,660.94       6.375%    120     119       11/01/08   360      359
  159 Plymouth Square Apartments                              16,778.24       7.160%    180     176       08/01/13   300      296
  160 Watchung View Apartments                                15,477.24       7.070%    180     177       09/01/13   360      357
  161 Embassy Apartments                                      13,932.52       6.220%    120     118       10/01/08   360      358
  162 Best Buy - West Dundee                                  15,105.55       7.090%    204     201       09/01/15   360      357
  163 1400 Destrehan Avenue                                   15,092.95       6.550%    120     118       10/01/08   300      298
  164 Breckenridge Condominiums                               13,800.98       6.740%    120     118       10/01/08   360      358
  165 Rosemont Terrace Apartments                             14,128.05       6.970%    120     115       07/01/08   360      355
  166 Days Inn - Dover, DE                                    15,423.32       7.430%    120     119       11/01/08   300      299
  167 Iberia Center                                           13,971.35       7.000%    120     118       10/01/08   360      358
  168 Shadydale Village Mobile Home Park                      14,990.05       7.110%    120     118       10/01/08   300      298
  169 Park Terrace Shopping Center                            13,830.60       6.900%    120     117       09/01/08   360      357
  170 Hanover Village Apartments                              13,985.46       7.010%    120     116       08/01/08   360      356
  171 Travelodge Hotel--Seatac                                15,972.36       7.830%    120     115       07/01/08   300      295
  172 Harlem Furniture                                        16,559.75       7.220%    240     237       09/01/18   240      237
  173 Tree Tops Apartments                                    14,539.98       7.400%     84      74       02/01/05   360      350
  174 Old Town Place Apartments                               14,302.31       7.330%    120     117       09/01/08   360      357
  175 The Meadows Apartments                                  13,696.92       6.970%    120     115       07/01/08   360      355
  176 Chapman & Feldner Shopping Center                       14,456.14       7.250%    120     118       10/01/08   300      298
  177 BCH Office Building                                     14,122.83       6.990%    120     117       09/01/08   300      297
  178 Colonial Pines Mobile Estates                           13,212.16       6.930%    120     115       07/01/08   360      355
  179 NationsBank Professional Center                         12,738.53       6.820%    120     118       10/01/08   360      358
  180 Belmeade Office Park                                    13,881.87       7.080%    120     118       10/01/08   300      298
  181 Central Building                                        15,507.67       7.500%    120     119       11/01/08   240      239
  182 710 Amsterdam Avenue                                    12,484.37       6.800%    120     118       10/01/08   360      358
  183 Sandstone Apartments &
        Vista North Apartments                                11,872.17       6.390%    120     118       10/01/08   360      358
  184 Highland Park Place Shopping Center                     12,653.65       6.640%    120     118       10/01/08   300      298
  185 Salem Creek Apartment Complex                           12,582.64       7.220%    120     115       07/01/08   360      355
  186 Country Greens Apartments                               13,205.52       7.110%    180     175       07/01/13   300      295
  187 Sahara West Plaza                                       12,413.76       7.360%    120     115       07/01/08   360      355
  188 Walgreen's                                              13,239.70       7.090%    240     237       09/01/18   276      273
  189 Econolodge - Bangor, ME                                 13,419.14       7.600%    120     116       08/01/08   300      296
  190 Comfort Inn - Bangor, ME                                13,419.14       7.600%    120     116       08/01/08   300      296
  191 Point Clinton                                           14,390.81       7.400%    120     117       09/01/08   240      237
  192 Rite-Aid Pharmacy                                       13,592.49       6.950%    240     236       08/01/18   240      236
  193 Taft and Cleveland Paradise Apartments                  12,728.15       7.320%    180     174       06/01/13   300      294
  194 Tyrone Village MHP                                      11,310.14       7.000%    120     119       11/01/08   360      359
  195 Steamboat Road                                          12,287.72       7.250%    120     119       11/01/08   300      299
  196 Kerr Station Village                                    11,853.07       6.850%    120     119       11/01/08   300      299
  197 Meadow Run Apartments                                   11,539.40       7.200%    120     114       06/01/08   360      354
  198 45 Church Street                                        12,507.61       7.450%    120     115       07/01/08   300      295
  199 New Brunswick Apartments                                11,222.67       7.070%    180     177       09/01/13   360      357
  200 Fiesta RV Resort                                        12,011.49       7.330%    120     118       10/01/08   300      298
  201 Cedar Place Office Park                                 10,999.66       7.020%    120     117       09/01/08   360      357
  202 Oak Hollow Mobile Home Park                             11,556.81       6.900%    120     117       09/01/08   300      297
  203 Centerline Plaza Apartments                             10,822.97       6.890%    120     116       08/01/08   360      356
  204 Southport Place                                         12,299.36       6.890%    120     119       11/01/08   240      239
  205 Bell Building                                           10,703.55       6.400%    132     130       10/01/09   300      298
  206 Days Inn - Bangor, ME                                   11,865.52       7.540%    120     117       09/01/08   300      297
  207 Stratford Shopping Center                               11,034.45       7.360%    120     114       06/01/08   360      354
  208 Country Aire Manor                                      10,806.51       7.150%    120     114       06/01/08   360      354
  209 Corlett Creek Apartments                                10,866.57       6.700%    120     117       09/01/08   300      297
  210 Anchor Bay Apartments                                   10,263.73       6.890%    120     116       08/01/08   360      356
  211 Tall Pines Shopping Center                              12,138.38       7.130%    120     114       06/01/08   240      234
  212 Skyline Professional Building                           10,746.68       7.580%    180     179       11/01/13   360      359
  213 Southwood Acres MHP                                      9,899.14       6.790%    120     116       08/01/08   360      356
  214 Nalbert Apartments                                      10,937.75       7.200%    120     117       09/01/08   300      297
  215 1220 South University Avenue                             9,959.40       6.980%    120     118       10/01/08   360      358
  216 49 Commerce Drive / 81 Ethan Allen Drive                13,273.64       6.750%    180     178       10/01/13   180      178
  217 3211 Battleground                                       12,558.91       7.370%    120     116       08/01/08   216      212
  218 Gardner Building                                        10,596.35       7.250%    120     119       11/01/08   300      299
  219 778 Main Street                                         10,018.22       6.750%    120     119       11/01/08   300      299
  220 Briarwood Apartments                                     9,193.61       6.530%    120     118       10/01/08   360      358
  221 Walton Village Shopping Center                          13,033.01       7.000%    120     119       11/01/08   180      179
  222 Rancho Santa Fe Shopping Center                         10,340.98       7.100%    120     117       09/01/08   300      297
  223 Winston Place Apartments                                 9,358.96       6.770%    120     117       09/01/08   360      357
  224 Hondo Park Apartments                                    9,624.55       7.150%    120     119       11/01/08   360      359
  225 Allegheny Apartments                                     9,385.05       6.900%    120     115       07/01/08   360      355
  226 Huntington North Apartments                             11,309.54       7.350%    240     238       10/01/18   240      238
  227 Rite Aid - Yarmouth                                     10,370.91       6.240%    240     238       10/01/18   240      238
  228 Sylvan Apartments                                        9,071.07       6.740%    120     118       10/01/08   360      358
  229 Finger Lakes/Farmington Court Apartments                 8,711.30       6.350%    120     118       10/01/08   360      358
  230 Walnut Villas Apartments                                 9,098.99       6.770%    120     117       09/01/08   360      357

                                                                                                           Fee Simple/
   #          Property Name                                                Defeasance                       Leasehold
------------------------------------------------------------------------------------------------------------------------------------

  154 Aspen Business Center                                      L (2), D (7.5), O (0.5)                       Fee
  155 Hampton Inn - Ft. Pierce, FL                               L (2), D (7.5), O (0.5)                       Fee
  156 Oak Tree Mobile Home Park                                  L (2), D (7.5), O (0.5)                       Fee
  157 Walnut Square Apartments                                   L (2), D (7.5), O (0.5)                       Fee
  158 Royal Oaks Mobile Home Park                                L (2), D (7.5), O (0.5)                       Fee
  159 Plymouth Square Apartments                                 No                                            Fee
  160 Watchung View Apartments                                   L (3.08), D (11.42), O (0.5)                  Fee
  161 Embassy Apartments                                         L (2), D (7.5), O (0.5)                       Fee
  162 Best Buy - West Dundee                                     L (2), D (14.5), O (0.5)                      Fee
  163 1400 Destrehan Avenue                                      L (2.92), D (7.58), O (0.5)                   Fee
  164 Breckenridge Condominiums                                  L (2), D (7.5), O (0.5)                       Fee
  165 Rosemont Terrace Apartments                                No                                            Fee
  166 Days Inn - Dover, DE                                       L (2), D (7.5), O (0.5)                       Fee
  167 Iberia Center                                              L (2), D (7.5), O (0.5)                       Fee
  168 Shadydale Village Mobile Home Park                         L (2), D (7.5), O (0.5)                       Fee
  169 Park Terrace Shopping Center                               L (3.08), D (6.42), O (0.5)                   Fee
  170 Hanover Village Apartments                                 L (2), D (7.5), O (0.5)                       Fee
  171 Travelodge Hotel--Seatac                                   L (2.92), D (7.58), O (0.5)                   Fee
  172 Harlem Furniture                                           L (2), D (17.5), O (0.5)                      Fee
  173 Tree Tops Apartments                                       No                                            Fee
  174 Old Town Place Apartments                                  L (2), D (7.5), O (0.5)                       Fee
  175 The Meadows Apartments                                     No                                            Fee
  176 Chapman & Feldner Shopping Center                          No                                            Fee
  177 BCH Office Building                                        L (2), D (7.5), O (0.5)                       Fee
  178 Colonial Pines Mobile Estates                              L (2), D (7.5), O (0.5)                       Fee
  179 NationsBank Professional Center                            L (2), D (7.5), O (0.5)                       Fee
  180 Belmeade Office Park                                       L (2), D (7.5), O (0.5)                       Fee
  181 Central Building                                           No                                            Fee
  182 710 Amsterdam Avenue                                       L (2), D (7.5), O (0.5)                       Fee
  183 Sandstone Apartments &
        Vista North Apartments                                   L (2), D (7.5), O (0.5)                       Fee
  184 Highland Park Place Shopping Center                        L (2), D (7.5), O (0.5)                       Fee
  185 Salem Creek Apartment Complex                              L (2), D (7.5), O (0.5)                       Fee
  186 Country Greens Apartments                                  L (2), D (12.5), O (0.5)                      Fee
  187 Sahara West Plaza                                          L (2), D (7.5), O (0.5)                       Fee
  188 Walgreen's                                                 L (2), D (17.5), O (0.5)                      Fee
  189 Econolodge - Bangor, ME                                    L (2), D (7.5), O (0.5)                       Fee
  190 Comfort Inn - Bangor, ME                                   L (2), D (7.5), O (0.5)                       Fee
  191 Point Clinton                                              L (2), D (7.5), O (0.5)                       Fee
  192 Rite-Aid Pharmacy                                          L (2), D (17.5), O (0.5)                      Fee
  193 Taft and Cleveland Paradise Apartments                     L (2), D (12.5), O (0.5)                      Fee
  194 Tyrone Village MHP                                         L (2), D (7.5), O (0.5)                       Fee
  195 Steamboat Road                                             No                                            Fee
  196 Kerr Station Village                                       L (2), D (7.5), O (0.5)                       Fee
  197 Meadow Run Apartments                                      L (2), D (7.5), O (0.5)                       Fee
  198 45 Church Street                                           L (2), D (7.5), O (0.5)                       Fee
  199 New Brunswick Apartments                                   L (3.08), D (11.42), O (0.5)                  Fee
  200 Fiesta RV Resort                                           L (2), D (7.5), O (0.5)                       Fee
  201 Cedar Place Office Park                                    L (2), D (7.5), O (0.5)                       Fee
  202 Oak Hollow Mobile Home Park                                L (2), D (7.5), O (0.5)                       Fee
  203 Centerline Plaza Apartments                                L (2), D (7.5), O (0.5)                       Fee
  204 Southport Place                                            L (2), D (7.5), O (0.5)                       Fee
  205 Bell Building                                              L (2), D (8.5), O (0.5)                       Fee
  206 Days Inn - Bangor, ME                                      L (2), D (7.5), O (0.5)                  Fee/Leasehold
  207 Stratford Shopping Center                                  L (2), D (7.5), O (0.5)                       Fee
  208 Country Aire Manor                                         L (2), D (7.5), O (0.5)                       Fee
  209 Corlett Creek Apartments                                   L (2), D (7.5), O (0.5)                       Fee
  210 Anchor Bay Apartments                                      L (2), D (7.5), O (0.5)                       Fee
  211 Tall Pines Shopping Center                                 L (3), D (6.5), O (0.5)                       Fee
  212 Skyline Professional Building                              L (2.92), D (11.58), O (0.5)                  Fee
  213 Southwood Acres MHP                                        L (3.08), D (6.42), O (0.5)                   Fee
  214 Nalbert Apartments                                         No                                            Fee
  215 1220 South University Avenue                               No                                            Fee
  216 49 Commerce Drive / 81 Ethan Allen Drive                   L (2), D (12.5), O (0.5)                      Fee
  217 3211 Battleground                                          L (2), D (7.5), O (0.5)                       Fee
  218 Gardner Building                                           No                                            Fee
  219 778 Main Street                                            L (2), D (7.5), O (0.5)                       Fee
  220 Briarwood Apartments                                       L (2), D (7.5), O (0.5)                       Fee
  221 Walton Village Shopping Center                             L (2), D (7.5), O (0.5)                       Fee
  222 Rancho Santa Fe Shopping Center                            L (2), D (7.5), O (0.5)                       Fee
  223 Winston Place Apartments                                   L (2), D (7.5), O (0.5)                       Fee
  224 Hondo Park Apartments                                      L (2), D (7.5), O (0.5)                       Fee
  225 Allegheny Apartments                                       L (2), D (7.5), O (0.5)                       Fee
  226 Huntington North Apartments                                No                                            Fee
  227 Rite Aid - Yarmouth                                        L (2), D (17.5), O (0.5)                   Leasehold
  228 Sylvan Apartments                                          L (2), D (7.5), O (0.5)                       Fee
  229 Finger Lakes/Farmington Court Apartments                   L (2), D (7.5), O (0.5)                       Fee
  230 Walnut Villas Apartments                                   L (2), D (7.5), O (0.5)                       Fee



                                                                                               Interest
   #          Property Name                                                Originator          Accrual
----------------------------------------------------------------------------------------------------------
  154 Aspen Business Center                                                  Column           Actual/360
  155 Hampton Inn - Ft. Pierce, FL                                           Column           Actual/360
  156 Oak Tree Mobile Home Park                                           Union Capital       Actual/360
  157 Walnut Square Apartments                                               Column           Actual/360
  158 Royal Oaks Mobile Home Park                                         Union Capital       Actual/360
  159 Plymouth Square Apartments                                             Column           Actual/360
  160 Watchung View Apartments                                               Column           Actual/360
  161 Embassy Apartments                                                     Column           Actual/360
  162 Best Buy - West Dundee                                                 Column           Actual/360
  163 1400 Destrehan Avenue                                                  Column           Actual/360
  164 Breckenridge Condominiums                                              Column           Actual/360
  165 Rosemont Terrace Apartments                                            Column           Actual/360
  166 Days Inn - Dover, DE                                                   Column           Actual/360
  167 Iberia Center                                                          Column           Actual/360
  168 Shadydale Village Mobile Home Park                                  Union Capital       Actual/360
  169 Park Terrace Shopping Center                                           Column           Actual/360
  170 Hanover Village Apartments                                             Column           Actual/360
  171 Travelodge Hotel--Seatac                                               Column           Actual/360
  172 Harlem Furniture                                                       Column           Actual/360
  173 Tree Tops Apartments                                                   Column           Actual/360
  174 Old Town Place Apartments                                              Column           Actual/360
  175 The Meadows Apartments                                                 Column           Actual/360
  176 Chapman & Feldner Shopping Center                                      Column           Actual/360
  177 BCH Office Building                                                    Column           Actual/360
  178 Colonial Pines Mobile Estates                                       Union Capital       Actual/360
  179 NationsBank Professional Center                                        Column           Actual/360
  180 Belmeade Office Park                                                   Column           Actual/360
  181 Central Building                                                       Column           Actual/360
  182 710 Amsterdam Avenue                                                   Column           Actual/360
  183 Sandstone Apartments & Vista North Apartments                          Column           Actual/360
  184 Highland Park Place Shopping Center                                    Column           Actual/360
  185 Salem Creek Apartment Complex                                          Column           Actual/360
  186 Country Greens Apartments                                              Column           Actual/360
  187 Sahara West Plaza                                                      Column           Actual/360
  188 Walgreen's                                                             Column           Actual/360
  189 Econolodge - Bangor, ME                                                Column           Actual/360
  190 Comfort Inn - Bangor, ME                                               Column           Actual/360
  191 Point Clinton                                                          Column           Actual/360
  192 Rite-Aid Pharmacy                                                      Column           Actual/360
  193 Taft and Cleveland Paradise Apartments                                 Column           Actual/360
  194 Tyrone Village MHP                                                  Union Capital       Actual/360
  195 Steamboat Road                                                         Column           Actual/360
  196 Kerr Station Village                                                   Column           Actual/360
  197 Meadow Run Apartments                                                  Column           Actual/360
  198 45 Church Street                                                       Column           Actual/360
  199 New Brunswick Apartments                                               Column           Actual/360
  200 Fiesta RV Resort                                                    Union Capital       Actual/360
  201 Cedar Place Office Park                                                Column           Actual/360
  202 Oak Hollow Mobile Home Park                                         Union Capital       Actual/360
  203 Centerline Plaza Apartments                                            Column           Actual/360
  204 Southport Place                                                        Column           Actual/360
  205 Bell Building                                                          Column           Actual/360
  206 Days Inn - Bangor, ME                                                  Column           Actual/360
  207 Stratford Shopping Center                                              Column           Actual/360
  208 Country Aire Manor                                                  Union Capital       Actual/360
  209 Corlett Creek Apartments                                               Column           Actual/360
  210 Anchor Bay Apartments                                                  Column           Actual/360
  211 Tall Pines Shopping Center                                             Column             30/360
  212 Skyline Professional Building                                          Column           Actual/360
  213 Southwood Acres MHP                                                    Column           Actual/360
  214 Nalbert Apartments                                                     Column           Actual/360
  215 1220 South University Avenue                                           Column           Actual/360
  216 49 Commerce Drive / 81 Ethan Allen Drive                               Column             30/360
  217 3211 Battleground                                                      Column           Actual/360
  218 Gardner Building                                                       Column           Actual/360
  219 778 Main Street                                                        Column           Actual/360
  220 Briarwood Apartments                                                   Column           Actual/360
  221 Walton Village Shopping Center                                         Column           Actual/360
  222 Rancho Santa Fe Shopping Center                                        Column           Actual/360
  223 Winston Place Apartments                                               Column           Actual/360
  224 Hondo Park Apartments                                                  Column           Actual/360
  225 Allegheny Apartments                                                   Column           Actual/360
  226 Huntington North Apartments                                            Column           Actual/360
  227 Rite Aid - Yarmouth                                                    Column           Actual/360
  228 Sylvan Apartments                                                      Column           Actual/360
  229 Finger Lakes/Farmington Court Apartments                               Column           Actual/360
  230 Walnut Villas Apartments                                               Column           Actual/360

Mortgage Loan Schedule


  #          Property Name                                          Address                                     City
-----------------------------------------------------------------------------------------------------------------------------------

    231 Portsmouth Place Apartments                     263 Rockland Avenue                                Portsmouth
    232 70 Warren Avenue                                70 Warren Avenue                                   Chelsea
    233 Martinsville Plaza                              1966 Washington Valley Road                        Martinsville
    234 Route 66 Business World                         7215 New Market Court                              Manassas
    235 Woodwinds Condominiums                          3947 Pleasant Run Road                             Irving
    236 College Square Apartments                       6210-6220 South 51st Street                        Greendale
    237 Car Engineering Building                        51 Victor Heights Parkway                          Victor
    238 Executive Townhomes                             2501 N. Bishop Street                              San Marcos
    239 Hartford Crossing Retail Plaza                  550 Hartford Avenue                                Providence
    240 Cypress Plaza Shopping Center                   9801-9969 Walker Street & 5481 Ball Road           Cypress
    241 Sarasota Place Apartments                       4815-4845 Bradenton Road                           Sarasota
    242 Clayton Forest Apartments                       4711 Waldrop Drive                                 Forest Park
    243 Checker Auto Parts Store                        911 North Circle Drive / 1005 West Highway 50      Colorado Springs / Pueblo
    244 Southpointe Center                              24021 Alessandro Boulevard                         Moreno Valley
    245 Maple Court Apartments                          25 Teaneck Road                                    Ridgefield Park
    246 Crestwood MHP                                   4404 Ruddell Road SE                               Lacey
    247 Hyde Park Place Apartments                      3627 Gillham Road                                  Kansas City
    248 Allen Medical Office Building                   515 W. Main Street                                 Allen
    249 Canyon View Offices                             21308 Pathfinder Road                              Diamond Bar
    250 Firehouse Square                                602/620 Auburn Way South                           Auburn
    251 Plymouth Place Plaza                            34706-34730 Plymouth Road                          Livonia
    252 Meridian Mobile Estates                         202 27th Avenue SE                                 Puyallup
    253 Country Mobile Estates                          16308 B Street East                                Spanaway
    254 Village Apartments                              2458 Westgate Drive                                Commerce
    255 Ackels Mobile Home Park                         25151 Dequindre Road                               Madison Heights
    256 Redford Manor Apartments                        27000 Joy Road                                     Redford
    257 Doms Business Park                              41-995 Boardwalk                                   Palm Desert
    258 Bradfield Creek Townhomes                       2122 Woodnote                                      Garland
    259 San Remo Apartments                             2204 San Gabriel Street                            Austin
    260 Consolidated Printing                           1301-B Governor Court                              Abingdon
    261 Knightsbridge Apartments                        5906-5912 Park Heights Avenue                      Baltimore
    262 Whispering Meadows                              640-660 South Porter Street                        Manchester
    263 Buckingham Court Apartments                     3524 Buckingham Road                               Garland
    264 Homestead Apartments                            5401 56th Street                                   Lubbock
    265 4th Avenue West Estates                         11100 4th Avenue West                              Everett
    266 Treaty Oaks Apartments                          3700 Manchaca Road                                 Austin
    267 Wilshire Estates MHP                            228 Billy Avenue                                   Warner Robins
    268 Hollywood Video                                 6473 Niles Street                                  Bakersfield
    269 5 Milk Street                                   5 Milk Street                                      Portland
    270 Cardi Building                                  833 Phillips Road                                  Victor
    271 Boulevard of Chevy Chase Apartments             4733 Bradley Boulevard                             Bethesda
    272 10 McKinley Street                              10 McKinley Street                                 Closter
    273 Londonaire Townhouses                           6119 Strauss Road                                  Lockport
    274 Heon Court Apartments                           109-111 Allds Street                               Nashua
    275 One Cameron Place Shopping Center               7901 Cameron Road                                  Austin
    276 197 U.S. Route One                              197 US Route 1                                     Scarborough
    277 980 Forest Avenue                               980 Forest Avenue                                  Portland
    278 Chandler Crossing Apartments                    809 N. Broad                                       Chandler
    279 Kingswood Place Apartments                      4318 Bull Creek Road                               Austin
    280 4525-4535 McEwen Road                           4525-4535 McEwen Road                              Farmers Branch
    281 Doms Metroplex Park                             72-096 Dunham Way                                  Thousand Palms
    282 Baxter Mills Apartments                         80 Buffumsville Road                               Somersworth
    283 Seven Eleven                                    112-05/11 Liberty Avenue                           Ozone Park
    284 3314 Mount Pleasant Apartments                  3314 Mount Pleasant                                Washington
    285 Virginia Apartments                             2010 Betty Lane                                    Richmond
    286 Pagewood Oval Apartments                        6 Page Road                                        Litchfield
    287 Creekview Condominiums                          1601 Beltline Road                                 Garland
    288 Park Hill Apartments                            250 Johnson Street                                 Palmyra
    289 Amherst Gardens                                 464 Boston Post Road                               Amherst
    290 Arlington Arms Apartments                       18 1/2 Arlington Street                            Nashua
    291 Barstow Plaza                                   1303-1311 E. Main Street                           Barstow
    292 Fleur de Lis Apartments                         100 South Williams Street                          Natchitoches
    293 2602 Penny Lane                                 2602 Penny Lane                                    Austin
    294 3246 Navarre Avenue                             3246 Navarre Avenue                                Oregon
    295 Tara Apartments                                 65 Lambert Street                                  Portland
    296 Mark V Apartments                               3914 Avenue D                                      Austin
    297 Hallmark Apartments                             710 W. 34th Street                                 Austin
    298 Mirage Apartments                               13343 Maham Road                                   Dallas
    299 Main Street Studios                             4311 Main Street                                   Dallas
    300 Summertree Apartments                           312 Second Street                                  Natchitoches
    301 Prestige State Bank                             92 Old Highway 22 (SR 173)                         Clinton
    302 Masonic Temple                                  90 Washington Street                               Dover

                                                                                                         Original
                                                                                          Zip           Principal       Cut-off Date
   #         Property Name                               County                State     Code            Balance        Balance(6)
-----------------------------------------------------------------------------------------------------------------------------------

  231 Portsmouth Place Apartments                       Rockingham               NH      03101          1,400,000       1,393,339
  232 70 Warren Avenue                                  Suffolk                  MA      01250          1,372,000       1,369,150
  233 Martinsville Plaza                                Somerset                 NJ      08836          1,350,000       1,346,876
  234 Route 66 Business World                           Prince George's          VA      22110          1,322,000       1,320,493
  235 Woodwinds Condominiums                            Dallas                   TX      75038          1,305,000       1,302,988
  236 College Square Apartments                         Milwaukee                WI      53129          1,300,000       1,298,650
  237 Car Engineering Building                          Ontario                  NY      14564          1,300,000       1,298,518
  238 Executive Townhomes                               Hays                     TX      78666          1,300,000       1,298,518
  239 Hartford Crossing Retail Plaza                    Providence               RI      02903          1,300,000       1,294,855
  240 Cypress Plaza Shopping Center                     Orange                   CA      90630          1,300,000       1,277,569
  241 Sarasota Place Apartments                         Sarasota                 FL      34234          1,275,000       1,268,244
  242 Clayton Forest Apartments                         Clayton                  GA      30297          1,250,000       1,247,061
  243 Checker Auto Parts Store                          El Paso and Pueblo       CO      Various        1,250,000       1,241,293
  244 Southpointe Center                                Riverside                CA      92553          1,250,000       1,228,185
  245 Maple Court Apartments                            Bergen                   NJ      07660          1,225,000       1,222,253
  246 Crestwood MHP                                     Thurston                 WA      98503          1,225,000       1,220,422
  247 Hyde Park Place Apartments                        Jackson                  MO      64111          1,220,000       1,216,314
  248 Allen Medical Office Building                     Collin                   TX      75013          1,225,000       1,210,700
  249 Canyon View Offices                               Los Angeles              CA      91765          1,200,000       1,198,686
  250 Firehouse Square                                  King                     WA      98002          1,200,000       1,197,382
  251 Plymouth Place Plaza                              Wayne                    MI      48150          1,200,000       1,194,801
  252 Meridian Mobile Estates                           Pierce                   WA      98374          1,200,000       1,194,594
  253 Country Mobile Estates                            Pierce                   WA      98445          1,175,000       1,167,889
  254 Village Apartments                                Hunt                     TX      75148          1,125,000       1,122,663
  255 Ackels Mobile Home Park                           Oakland                  MI      48071          1,100,000       1,098,508
  256 Redford Manor Apartments                          Wayne                    MI      48239          1,096,000       1,092,844
  257 Doms Business Park                                Riverside                CA      92211          1,080,000       1,078,769
  258 Bradfield Creek Townhomes                         Dallas                   TX      75040          1,050,000       1,047,819
  259 San Remo Apartments                               Travis                   TX      78705          1,040,000       1,036,984
  260 Consolidated Printing                             Harford                  MD      21040          1,025,000       1,023,948
  261 Knightsbridge Apartments                          Baltimore                MD      21215          1,000,000         998,938
  262 Whispering Meadows                                Hillsborough             NH      03103          1,000,000         996,657
  263 Buckingham Court Apartments                       Dallas                   TX      75042          1,000,000         996,777
  264 Homestead Apartments                              Lubbock                  TX      79414          1,000,000         996,490
  265 4th Avenue West Estates                           Snohomish                WA      98204          1,000,000         993,781
  266 Treaty Oaks Apartments                            Travis                   TX      78704            950,000         948,917
  267 Wilshire Estates MHP                              Houston                  GA      31093            950,000         941,325
  268 Hollywood Video                                   Kern                     CA      93301            925,000         920,125
  269 5 Milk Street                                     Cumberland               ME      04112            900,000         898,974
  270 Cardi Building                                    Ontario                  NY      14564            900,000         898,974
  271 Boulevard of Chevy Chase Apartments               Montgomery               MD      20815            900,000         896,944
  272 10 McKinley Street                                Bergen                   NJ      07624            850,000         849,031
  273 Londonaire Townhouses                             Niagara                  NY      14094            850,000         848,564
  274 Heon Court Apartments                             Hillsborough             NH      03060            840,000         838,084
  275 One Cameron Place Shopping Center                 Travis                   TX      78753            825,000         824,060
  276 197 U.S. Route One                                Cumberland               ME      04074            825,000         823,220
  277 980 Forest Avenue                                 Cumberland               ME      04103            809,000         807,281
  278 Chandler Crossing Apartments                      Henderson                TX      75758            800,000         797,377
  279 Kingswood Place Apartments                        Travis                   TX      78731            785,000         782,426
  280 4525-4535 McEwen Road                             Dallas                   TX      75244            750,000         749,172
  281 Doms Metroplex Park                               Riverside                CA      92211            750,000         749,145
  282 Baxter Mills Apartments                           Strafford                NH      03878            740,000         738,433
  283 Seven Eleven                                      Queens                   NY      11419            725,000         723,392
  284 3314 Mount Pleasant Apartments                    Lucas                    DC      20010            710,000         707,854
  285 Virginia Apartments                               Henrico                  VA      23226            700,000         699,186
  286 Pagewood Oval Apartments                          Hillsborough             NH      03052            675,000         672,740
  287 Creekview Condominiums                            Dallas                   TX      75044            630,000         628,691
  288 Park Hill Apartments                              Wayne                    NY      14522            615,000         613,961
  289 Amherst Gardens                                   Hillsborough             NH      03031            600,000         598,694
  290 Arlington Arms Apartments                         Hillsborough             NH      03060            585,000         583,666
  291 Barstow Plaza                                     San Bernardino           CA      92311            500,000         499,461
  292 Fleur de Lis Apartments                           Natchitoches             LA      71457            500,000         498,217
  293 2602 Penny Lane                                   Travis                   TX      78757            484,000         483,049
  294 3246 Navarre Avenue                               Lucas                    OH      43616            457,500         456,550
  295 Tara Apartments                                   Cumberland               ME      04102            450,000         448,432
  296 Mark V Apartments                                 Travis                   TX      78751            420,000         419,168
  297 Hallmark Apartments                               Travis                   TX      78703            400,000         398,843
  298 Mirage Apartments                                 Dallas                   TX      75240            388,000         386,867
  299 Main Street Studios                               Dallas                   TX      75226            380,000         379,302
  300 Summertree Apartments                             Natchitoches             LA      71457            371,000         369,677
  301 Prestige State Bank                               Hunterdon                NJ      08809            360,000         359,347
  302 Masonic Temple                                    Strafford                NH      03840            350,000         349,314


                                                                                                                  Orig-
                                                                                   Original Remaining             inal     Remaining
                                                                                    Term to  Term to              Amorti-   Amorti-
                                                                                   Maturity Maturity              zation    zation
                                                              Monthly     Mortgage (months) (months)    Maturity  Term       Term
   #          Property Name                                   Payment       Rate      (7)      (7)         Date   (months) (months)
-----------------------------------------------------------------------------------------------------------------------------------
  231 Portsmouth Place Apartments                              9,717.01     6.800%    120     116       08/01/08   300      296
  232 70 Warren Avenue                                        10,138.96     7.500%    120     118       10/01/08   300      298
  233 Martinsville Plaza                                       8,918.21     6.930%    120     117       09/01/08   360      357
  234 Route 66 Business World                                  9,769.46     7.500%    120     119       11/01/08   300      299
  235 Woodwinds Condominiums                                   8,455.53     6.740%    120     118       10/01/08   360      358
  236 College Square Apartments                                7,611.24     5.780%    120     119       11/01/08   360      359
  237 Car Engineering Building                                 9,606.89     7.500%    120     119       11/01/08   300      299
  238 Executive Townhomes                                      9,606.89     7.500%    120     119       11/01/08   300      299
  239 Hartford Crossing Retail Plaza                           9,027.56     7.430%    120     114       06/01/08   360      354
  240 Cypress Plaza Shopping Center                           15,221.71     7.190%    120     117       09/01/08   120      117
  241 Sarasota Place Apartments                                9,289.85     7.340%    120     115       07/01/08   300      295
  242 Clayton Forest Apartments                                8,199.09     6.860%    120     117       09/01/08   360      357
  243 Checker Auto Parts Store                                 9,993.62     7.400%    240     236       08/01/18   240      236
  244 Southpointe Center                                      13,143.06     7.430%    144     140       08/01/10   144      140
  245 Maple Court Apartments                                   8,207.63     7.070%    180     177       09/01/13   360      357
  246 Crestwood MHP                                            7,986.08     6.800%    120     115       07/01/08   360      355
  247 Hyde Park Place Apartments                               7,994.16     6.850%    120     116       08/01/08   360      356
  248 Allen Medical Office Building                           11,418.64     7.590%    180     176       08/01/13   180      176
  249 Canyon View Offices                                      9,063.95     7.750%    120     119       11/01/08   300      299
  250 Firehouse Square                                         8,665.95     7.240%     60      58       10/01/03   300      298
  251 Plymouth Place Plaza                                     8,720.12     7.310%    120     116       08/01/08   300      296
  252 Meridian Mobile Estates                                  8,558.06     7.100%    120     116       08/01/08   300      296
  253 Country Mobile Estates                                   8,455.17     7.200%    180     175       07/01/13   300      295
  254 Village Apartments                                       8,313.65     7.500%    120     118       10/01/08   300      298
  255 Ackels Mobile Home Park                                  7,358.69     6.400%    120     119       11/01/08   300      299
  256 Redford Manor Apartments                                 7,328.56     7.050%    120     116       08/01/08   360      356
  257 Doms Business Park                                       7,981.10     7.500%    120     119       11/01/08   300      299
  258 Bradfield Creek Townhomes                                7,759.41     7.500%    120     118       10/01/08   300      298
  259 San Remo Apartments                                      6,933.12     7.020%    120     116       08/01/08   360      356
  260 Consolidated Printing                                    8,013.24     8.150%    120     119       11/01/08   300      299
  261 Knightsbridge Apartments                                 7,228.43     7.400%    120     119       11/01/08   312      311
  262 Whispering Meadows                                       7,266.77     7.310%    120     117       09/01/08   300      297
  263 Buckingham Court Apartments                              6,910.16     7.380%    120     115       07/01/08   360      355
  264 Homestead Apartments                                     6,686.64     7.050%    120     115       07/01/08   360      355
  265 4th Avenue West Estates                                  8,904.63     6.850%    180     178       10/01/13   180      178
  266 Treaty Oaks Apartments                                   7,020.42     7.500%    120     119       11/01/08   300      299
  267 Wilshire Estates MHP                                     8,661.49     7.230%    180     177       09/01/13   180      177
  268 Hollywood Video                                          7,429.13     7.460%    120     117       09/01/08   240      237
  269 5 Milk Street                                            6,650.92     7.500%    120     119       11/01/08   300      299
  270 Cardi Building                                           6,650.92     7.500%    120     119       11/01/08   300      299
  271 Boulevard of Chevy Chase Apartments                      6,096.91     7.180%    120     115       07/01/08   360      355
  272 10 McKinley Street                                       6,281.43     7.500%    120     119       11/01/08   300      299
  273 Londonaire Townhouses                                    5,289.00     6.350%    120     118       10/01/08   360      358
  274 Heon Court Apartments                                    5,936.95     7.000%    120     118       10/01/08   300      298
  275 One Cameron Place Shopping Center                        6,096.68     7.500%    120     119       11/01/08   300      299
  276 197 U.S. Route One                                       5,989.76     7.300%    120     118       10/01/08   300      298
  277 980 Forest Avenue                                        5,915.44     7.380%    120     118       10/01/08   300      298
  278 Chandler Crossing Apartments                             5,870.36     7.420%    120     117       09/01/08   300      297
  279 Kingswood Place Apartments                               6,463.83     7.790%    120     118       10/01/08   240      238
  280 4525-4535 McEwen Road                                    5,640.47     7.700%    120     119       11/01/08   300      299
  281 Doms Metroplex Park                                      5,542.43     7.500%    120     119       11/01/08   300      299
  282 Baxter Mills Apartments                                  5,420.49     7.400%    120     118       10/01/08   300      298
  283 Seven Eleven                                             5,193.73     7.150%    120     118       10/01/08   300      298
  284 3314 Mount Pleasant Apartments                           5,418.89     7.870%    120     117       09/01/08   300      297
  285 Virginia Apartments                                      5,116.16     7.375%    120     119       11/01/08   300      299
  286 Pagewood Oval Apartments                                 4,900.71     7.300%    120     117       09/01/08   300      297
  287 Creekview Condominiums                                   4,655.64     7.500%    120     118       10/01/08   300      298
  288 Park Hill Apartments                                     3,826.75     6.350%    120     118       10/01/08   360      358
  289 Amherst Gardens                                          4,336.84     7.250%    120     118       10/01/08   300      298
  290 Arlington Arms Apartments                                4,134.66     7.000%    120     118       10/01/08   300      298
  291 Barstow Plaza                                            3,809.53     7.850%    120     119       11/01/08   300      299
  292 Fleur de Lis Apartments                                  3,965.67     8.320%    120     116       08/01/08   300      296
  293 2602 Penny Lane                                          3,668.51     7.790%    120     118       10/01/08   300      298
  294 3246 Navarre Avenue                                      3,380.88     7.500%    120     118       10/01/08   300      298
  295 Tara Apartments                                          3,584.01     7.350%    240     238       10/01/18   240      238
  296 Mark V Apartments                                        3,172.28     7.750%    120     118       10/01/08   300      298
  297 Hallmark Apartments                                      3,116.47     8.110%    120     117       09/01/08   300      297
  298 Mirage Apartments                                        3,010.09     8.060%    120     117       09/01/08   300      297
  299 Main Street Studios                                      2,767.14     7.920%    120     117       09/01/08   360      357
  300 Summertree Apartments                                    2,942.52     8.320%    120     116       08/01/08   300      296
  301 Prestige State Bank                                      2,826.40     8.200%    120     118       10/01/08   300      298
  302 Masonic Temple                                           2,655.15     7.800%    120     118       10/01/08   300      298


                                                                                                           Fee Simple/
   #          Property Name                                                Defeasance                       Leasehold
------------------------------------------------------------------------------------------------------------------------------------
  231 Portsmouth Place Apartments                                L (2), D (7.5), O (0.5)                       Fee
  232 70 Warren Avenue                                           No                                            Fee
  233 Martinsville Plaza                                         L (2), D (7.5), O (0.5)                       Fee
  234 Route 66 Business World                                    No                                            Fee
  235 Woodwinds Condominiums                                     L (2), D (7.5), O (0.5)                       Fee
  236 College Square Apartments                                  L (2), D (7.5), O (0.5)                       Fee
  237 Car Engineering Building                                   No                                            Fee
  238 Executive Townhomes                                        No                                            Fee
  239 Hartford Crossing Retail Plaza                             L (2), D (7.5), O (0.5)                       Fee
  240 Cypress Plaza Shopping Center                              L (2), D (7.5), O (0.5)                       Fee
  241 Sarasota Place Apartments                                  No                                            Fee
  242 Clayton Forest Apartments                                  L (2), D (7.5), O (0.5)                       Fee
  243 Checker Auto Parts Store                                   L (2), D (17.5), O (0.5)                      Fee
  244 Southpointe Center                                         L (2), D (9.5), O (0.5)                       Fee
  245 Maple Court Apartments                                     L (3.08), D (11.42), O (0.5)                  Fee
  246 Crestwood MHP                                              L (2), D (7.5), O (0.5)                       Fee
  247 Hyde Park Place Apartments                                 L (2.92), D (6.58), O (0.5)                   Fee
  248 Allen Medical Office Building                              L (2), D (12.5), O (0.5)                      Fee
  249 Canyon View Offices                                        No                                            Fee
  250 Firehouse Square                                           L (2), D (2.5), O (0.5)                       Fee
  251 Plymouth Place Plaza                                       L (2), D (7.5), O (0.5)                       Fee
  252 Meridian Mobile Estates                                    L (2), D (7.5), O (0.5)                       Fee
  253 Country Mobile Estates                                     L (2), D (12.5), O (0.5)                      Fee
  254 Village Apartments                                         No                                            Fee
  255 Ackels Mobile Home Park                                    L (2), D (7.5), O (0.5)                       Fee
  256 Redford Manor Apartments                                   L (2), D (7.5), O (0.5)                       Fee
  257 Doms Business Park                                         No                                            Fee
  258 Bradfield Creek Townhomes                                  No                                            Fee
  259 San Remo Apartments                                        L (2), D (7.5), O (0.5)                       Fee
  260 Consolidated Printing                                      No                                            Fee
  261 Knightsbridge Apartments                                   No                                            Fee
  262 Whispering Meadows                                         No                                            Fee
  263 Buckingham Court Apartments                                L (2), D (7.5), O (0.5)                       Fee
  264 Homestead Apartments                                       L (2), D (7.5), O (0.5)                       Fee
  265 4th Avenue West Estates                                    L (2), D (12.5), O (0.5)                      Fee
  266 Treaty Oaks Apartments                                     No                                            Fee
  267 Wilshire Estates MHP                                       L (2), D (12.5), O (0.5)                      Fee
  268 Hollywood Video                                            No                                            Fee
  269 5 Milk Street                                              No                                            Fee
  270 Cardi Building                                             No                                            Fee
  271 Boulevard of Chevy Chase Apartments                        L (2), D (7.5), O (0.5)                       Fee
  272 10 McKinley Street                                         No                                            Fee
  273 Londonaire Townhouses                                      L (2), D (7.5), O (0.5)                       Fee
  274 Heon Court Apartments                                      No                                            Fee
  275 One Cameron Place Shopping Center                          No                                            Fee
  276 197 U.S. Route One                                         No                                            Fee
  277 980 Forest Avenue                                          No                                            Fee
  278 Chandler Crossing Apartments                               No                                            Fee
  279 Kingswood Place Apartments                                 No                                            Fee
  280 4525-4535 McEwen Road                                      No                                            Fee
  281 Doms Metroplex Park                                        No                                            Fee
  282 Baxter Mills Apartments                                    No                                            Fee
  283 Seven Eleven                                               No                                            Fee
  284 3314 Mount Pleasant Apartments                             No                                            Fee
  285 Virginia Apartments                                        No                                            Fee
  286 Pagewood Oval Apartments                                   No                                            Fee
  287 Creekview Condominiums                                     No                                            Fee
  288 Park Hill Apartments                                       L (2), D (7.5), O (0.5)                       Fee
  289 Amherst Gardens                                            No                                            Fee
  290 Arlington Arms Apartments                                  No                                            Fee
  291 Barstow Plaza                                              No                                            Fee
  292 Fleur de Lis Apartments                                    No                                            Fee
  293 2602 Penny Lane                                            No                                            Fee
  294 3246 Navarre Avenue                                        No                                            Fee
  295 Tara Apartments                                            No                                            Fee
  296 Mark V Apartments                                          No                                            Fee
  297 Hallmark Apartments                                        No                                            Fee
  298 Mirage Apartments                                          No                                            Fee
  299 Main Street Studios                                        No                                            Fee
  300 Summertree Apartments                                      No                                            Fee
  301 Prestige State Bank                                        No                                            Fee
  302 Masonic Temple                                             No                                            Fee


                                                                                               Interest
   #          Property Name                                                Originator          Accrual
----------------------------------------------------------------------------------------------------------
  231 Portsmouth Place Apartments                                            Column           Actual/360
  232 70 Warren Avenue                                                       Column           Actual/360
  233 Martinsville Plaza                                                     Column           Actual/360
  234 Route 66 Business World                                                Column           Actual/360
  235 Woodwinds Condominiums                                                 Column           Actual/360
  236 College Square Apartments                                              Column           Actual/360
  237 Car Engineering Building                                               Column           Actual/360
  238 Executive Townhomes                                                    Column           Actual/360
  239 Hartford Crossing Retail Plaza                                         Column           Actual/360
  240 Cypress Plaza Shopping Center                                          Column             30/360
  241 Sarasota Place Apartments                                              Column           Actual/360
  242 Clayton Forest Apartments                                              Column           Actual/360
  243 Checker Auto Parts Store                                               Column           Actual/360
  244 Southpointe Center                                                     Column             30/360
  245 Maple Court Apartments                                                 Column           Actual/360
  246 Crestwood MHP                                                       Union Capital       Actual/360
  247 Hyde Park Place Apartments                                             Column           Actual/360
  248 Allen Medical Office Building                                          Column           Actual/360
  249 Canyon View Offices                                                    Column           Actual/360
  250 Firehouse Square                                                       Column           Actual/360
  251 Plymouth Place Plaza                                                   Column           Actual/360
  252 Meridian Mobile Estates                                             Union Capital       Actual/360
  253 Country Mobile Estates                                              Union Capital         30/360
  254 Village Apartments                                                     Column           Actual/360
  255 Ackels Mobile Home Park                                                Column           Actual/360
  256 Redford Manor Apartments                                               Column           Actual/360
  257 Doms Business Park                                                     Column           Actual/360
  258 Bradfield Creek Townhomes                                              Column           Actual/360
  259 San Remo Apartments                                                    Column           Actual/360
  260 Consolidated Printing                                                  Column           Actual/360
  261 Knightsbridge Apartments                                               Column           Actual/360
  262 Whispering Meadows                                                     Column           Actual/360
  263 Buckingham Court Apartments                                            Column           Actual/360
  264 Homestead Apartments                                                   Column           Actual/360
  265 4th Avenue West Estates                                             Union Capital       Actual/360
  266 Treaty Oaks Apartments                                                 Column           Actual/360
  267 Wilshire Estates MHP                                                Union Capital       Actual/360
  268 Hollywood Video                                                        Column           Actual/360
  269 5 Milk Street                                                          Column           Actual/360
  270 Cardi Building                                                         Column           Actual/360
  271 Boulevard of Chevy Chase Apartments                                    Column           Actual/360
  272 10 McKinley Street                                                     Column           Actual/360
  273 Londonaire Townhouses                                                  Column           Actual/360
  274 Heon Court Apartments                                                  Column           Actual/360
  275 One Cameron Place Shopping Center                                      Column           Actual/360
  276 197 U.S. Route One                                                     Column           Actual/360
  277 980 Forest Avenue                                                      Column           Actual/360
  278 Chandler Crossing Apartments                                           Column           Actual/360
  279 Kingswood Place Apartments                                             Column           Actual/360
  280 4525-4535 McEwen Road                                                  Column           Actual/360
  281 Doms Metroplex Park                                                    Column           Actual/360
  282 Baxter Mills Apartments                                                Column           Actual/360
  283 Seven Eleven                                                           Column           Actual/360
  284 3314 Mount Pleasant Apartments                                         Column           Actual/360
  285 Virginia Apartments                                                    Column           Actual/360
  286 Pagewood Oval Apartments                                               Column           Actual/360
  287 Creekview Condominiums                                                 Column           Actual/360
  288 Park Hill Apartments                                                   Column           Actual/360
  289 Amherst Gardens                                                        Column           Actual/360
  290 Arlington Arms Apartments                                              Column           Actual/360
  291 Barstow Plaza                                                          Column           Actual/360
  292 Fleur de Lis Apartments                                                Column           Actual/360
  293 2602 Penny Lane                                                        Column           Actual/360
  294 3246 Navarre Avenue                                                    Column           Actual/360
  295 Tara Apartments                                                        Column           Actual/360
  296 Mark V Apartments                                                      Column           Actual/360
  297 Hallmark Apartments                                                    Column           Actual/360
  298 Mirage Apartments                                                      Column           Actual/360
  299 Main Street Studios                                                    Column           Actual/360
  300 Summertree Apartments                                                  Column           Actual/360
  301 Prestige State Bank                                                    Column           Actual/360
  302 Masonic Temple                                                         Column           Actual/360



(1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

(1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Run in Foods DP #4, Run in Foods Unit DP #7, Run in Foods #401, Run in Foods #406, Run in Foods #402, Run in Foods #403, Run in Foods #404,

     Run in Foods Unit #410, respectively, are cross-collateralized and cross-defaulted. The appraised value of each such Mortgage Loan includes an estimated enterprise value and an appraised real estate value.

     The aggregate of the appraised real estate values (including FF&E) of such Mortgage Loans is $12,240,000.

(1G) The Mortgage Loans secured by Super 8-Midtown, Super 8-East and Super 8-West, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Mission Industrial Park and Jurupa Business Park, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.

(2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(5) The Mortgage Loan secured by Rite-Aid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.

(6)  Assumes a Cut-off Date of December 1, 1998.

(7) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

(8)  Anticipated Repayment Date.

                                   EXHIBIT B-2

                            SCHEDULE OF EXCEPTIONS TO
                             MORTGAGE FILE DELIVERY



                                      B-2-1

DLJ Commercial Mortgage Corp.                 Exhibit B-2 Schedule of Exceptions
Commercial Mortgage Pass Through Certificates
Series 1998-CF2


LOAN ID      LOAN NAME          DOC TYPE  EXCEPTION                            COMMENT
361998CF2    THE MEADOWS I &      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
371998CF2    ROSEMONT TERRAC      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1011998CF2   PLAZA AT SUNRIS      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1101998CF2   FLAMINGO WEST C      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1121998CF2   BCH OFFICE BLDG      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1211998CF2   DURANGO PLAZA R      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1721998CF2   PORTFOLIO            NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1731998CF2   THUNDER HOLLOW       NOTE    Endorsement(s) Is Missing/incorrect   ENDORS. (COLUMN TO BLANK) IS A COPY
1831998CF2   GREEN'S CORNER       NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1911998CF2   HOLIDAY INN DAN      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
1961998CF2   EMBASSY CROSSIN      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2021998CF2   CHANIN BUILDING      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2031998CF2   HOLIDAY INN - Y      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2131998CF2   710 AMSTERDAM A      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2171998CF2   MIDFIELD PARK        NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2191998CF2   SUPER 8 - NEW M      NOTE    Endorsement(s) Is Missing/incorrect   COLUMN TO BLANK, NOT EXECUTED
2201998CF2   SUPER 8 LAS VEG      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2221998CF2   CHRISTINA HILTO      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2271998CF2   MILLER APTS          NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2281998CF2   AMERICAN POOL 1      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK
2751998CF2   CANYON VIEW OFF      NOTE    Endorsement(s) Is Missing/incorrect   MISSING COLUMN TO BLANK


                                    EXHIBIT C

                   LETTER OF REPRESENTATIONS AMONG DEPOSITOR,
                         TRUSTEE AND INITIAL DEPOSITORY

            BOOK-ENTRY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                      (WITHOUT OWNER OPTION TO REDEEM)/
         OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                          Letter of Representations
                    [To be Completed by Issuer and Agent]

                        DLC Commercial Mortgage Corp.
                 --------------------------------------------
                               [Name of Issuer]


                 Norwest Bank Minnesota, National Association
                 --------------------------------------------
                               [Name of Agent]


                                                               November 30, 1998
                                                               -----------------
                                                                      [Date]

Attention: General Counsel's Office
The Depositary Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099

        Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through
            ---------------------------------------------------------------
            Certificates Series 1998-CF-2, Class S; Class A-1A; Class A-1B;
            ---------------------------------------------------------------
            Class A2; Class A-3; Class A-4; Class B-1; Class B-2
            ---------------------------------------------------------------
                                 [Issue Description]

Ladies and Gentlemen:

        This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities pursuant to a Pooling and Servicing Agreement dated as of December 1, 1998 (the "document"), Donaldson, Lufkin & Jenrette Securities
Corp. is distributing the Securities through The Depository Trust Company
("DTC").

        To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

        1. Prior to closing on the Securities on December 3, 1998, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., (1)

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager; Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           7 Hanover Square, 23rd Floor
                           New York, NY 10004-2695

     6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     7. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000(5) (or other minimum authorized denomination if less than $1,000(5) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date, or in accordance with the existing arrangements between Agent and DTC. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                           Manager; Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square, 22nd Floor
                           New York, NY 10004-2695

     8. [The interest accrual period is record date to record date.]

     9. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission is not available, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager; Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square, 22nd Floor
                           New York, NY 10004-2695

     10. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar and cent amount of the payment for each issue to DTC, no later than noon (Eastern Time) on the payment date.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. (6) Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                       The Chase Manhattan Bank
                       ABA # 021 000 021
                       For credit to a/c Cede & Co.
                       c/o The Depository Trust Company
                       Dividend Deposit Account # 066-026776

     12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                       The Chase Manhattan Bank
                       ABA # 021 000 021
                       For credit to a/c Cede & Co.
                       c/o The Depository Trust Company
                       Redemption Deposit Account # 066-027306

     13. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                       The Chase Manhattan Bank
                       ABA # 021 000 021
                       For credit to a/c Cede & Co.
                       c/o The Depository Trust Company
                       Reorganization Deposit Account # 066-027608

     14. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     15. In the event of a Full reduction, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, (7) Issuer or Agent shall (8) notify DTC of the availability of certificates. In which represents 100% of the principal (2) amounts of such Securities. If, however, the aggregate principal (2) amount of any Class exceeds $200 million, one certificate will be issued with respect to each $200 million of principal
(2) amount and an additional certificate will be issued with respect to any remaining principal (2) amount. Each Security certificate shall bear the following legend:

   Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to (3) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

  3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

  4. In the event of (4) Agent shall send a notice to DTC the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                        Manager; Call Notification Department
                        The Depository Trust Company
                        711 Stewart Avenue
                        Garden City, NY 11530-4719
such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. (9) ____________________________________________________________

  17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

  18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

  19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

  20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

  21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

  (10) ____________________________________________________________________

___________________________________________________________________________


Notes:                                            Very truly yours,
------
A. If there is an Agent (as defined in this
Letter of Representations), Agent as well as
Issuer must sign this Letter. If there is no
Agent, in signing this Letter Issuer itself
undertakes to perform all of the obligations      DLJ Commercial Mortgage Corp.
set forth herein.                                 -----------------------------
                                                            (Issuer)
B.  Schedule B contains statements that DTC
believes accurately describe DTC, the method
of effecting book-entry transfers of securities
distributed through DTC, and certain related      By:
matters.                                             --------------------------------
                                                     (Authorized Officer's Signature)



                                                  Norwest Bank Minnesota, National Association
                                                  --------------------------------------------
                                                                   (Agent)


                                                  By:
                                                      --------------------------------
                                                      (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
   ---------------------------------

cc: Underwriter
    underwriter's Counsel


such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. (9)

  17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (as which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

  18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

  19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

  20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

  21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

             (10)
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

Notes:                                 Very truly yours,
------
A. If there is an Agent (as defined in
this Letter of Representations), Agent
as well as Issuer must sign this Letter.
If there is no Agent, in signing this
Letter Issuer itself undertakes to
perform all of the obligations set
forth herein.                         DLJ Commercial Mortgage Corp.
                                      -----------------------------------
                                                   (Issuer)
B. Schedule B contains statements that
DTC believes accurately describe DTC,
the method of effecting book-entry
transfers of securities distributed
through DTC, and certain related
matters.
                                  By: -----------------------------------
                                         (Authorized Officer's Signature)


                                  Norwest Bank Minnesota, National Association
                                  --------------------------------------------
                                                     (Agent)

                                               /s/ Leslie A. Gaskill
                                  By: --------------------------------------
                                         (Authorized Officer's Signature)
                                                  Leslie A. Gaskill
                                                   Vice President

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

       /s/ Richard B. Nesson
By: ----------------------------

cc: Underwriter
    Underwriter's Counsel

(1)     the principal amount or notional amount of each

(2)     or notional

(3)     Trustee

(4)     retirement of all outstanding Securities (a "full reduction"),

(5)     principal or notional amount

(6) In accordance with existing agreement between Agent and DTC, provided that in connection with the final payment of the Securities, the Securities of each class are first presented and surrendered to Agent.

(7)     or in the event holders of the Securities make such determination,

(8)     , after notification of such determination,

(9) For such purposes, the Agent may conclusively rely on a Securities Position Listing provided by DTC as to the DTC Participants with respect to the Securities.

(10)    22.   There will be no case in which a partial retirement or an
        invitation to tender the Securities will occur.

        23. DTC is hereby authorized to provide, and hereby agrees to provide to Issuer and the Agent for its customary fee, Securities Position Listings of DTC Participants with respect to the Securities from time to time at the request of Issuer or the Agent.

        24. DTC will take any action permitted to be taken by a holder of a Security under the Document only at the direction of one or more of its participating organizations ("DTC Participants") to whose account with DTC an undivided interest in the Security is credited. DTC will take any such action that it is so directed to take only with respect to the portion of the Security represented by the undivided interest therein of the DTC Participant(s) giving such direction. DTC may take conflicting actions with respect to the portion of the Security represented by other undivided interests therein to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

        25.   Schedule C attached hereto ("Representations for
        Deposit/Withdrawal at Custodian") is hereby incorporated into and made a part of this Letter of Representations.

        26   Schedule D attached hereto ("Representations for ERISA-Restricted
        Securities") is hereby incorporated into and made a part of this Letter of Representations.

        27. References to Trustee herein or in any schedule hereto shall be deemed to be references to Agent.

                                                                      SCHEDULE A
                                                                      ----------

                        DLJ COMMERCIAL MORTGAGE CORP.
                Commercial Mortgage Pass-Through Certificates,
                               Series, 1998-CF2


Class                  CUSIP Number                  Principal Amount               Maturity Date(1)      Interest Rate(2)
-----                  -----------                   ----------------               ----------------      ----------------

Class S, No. 1          23322B CX 4                    $200,000,000(a)                October 2023              0.8514%
Class S, No. 2          23322B CX 4                    $200,000,000                   October 2023              0.8514%
Class S, No. 3          23322B CX 4                    $200,000,000                   October 2023              0.8514%
Class S, No. 4          23322B CX 4                    $200,000,000                   October 2023              0.8514%
Class S, No. 5          23322B CX 4                    $200,000,000                   October 2023              0.8514%
Class S, No. 6          23322B CX 4                    $107,680,439                   October 2023              0.8514%
Class A-1A, No. 1       23322B CY 2                    $200,000,000                    June 2008                5.8800%
Class A-1A, No. 2       23322B CY 2                    $ 18,044,000                    June 2008                5.8800%
Class A-1B, No. 1       23322B CZ 9                    $200,000,000                   October 2008              6.2400%
Class A-1B, No. 2       23322B CZ 9                    $200,000,000                   October 2008              6.2400%
Class A-1B, No. 3       23322B CZ 9                    $179,485,000                   October 2008              6.2400%
Class A-2               23322B DA 3                    $ 55,384,000                   November 2008             6.4800%
Class A-3               23322B DB 1                    $ 60,923,000                   November 2008             6.6500%(b)
Class A-4               23322B DP 0                    $ 13,846,000                   November 2008             6.9000%(b)
Class B-1               23322B DC 9                    $ 41,538,000                   November 2008             7.0663%(b)
Class B-2               23322B DD 7                    $ 16,615,000                   November 2008             7.0663%(b)


-------------------------------
(1) If the stated date is not a business day, the maturity date is the business day immediately following the stated date.
(2) Approximate
(a) Notional Amount
(b) Subject to change

                                                                  Schedule B
                                                                --------------


                      SAMPLE OFFICIAL STATEMENT LANGUAGE
                     DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                     ------------------------------------
(Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depositary Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants action on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibilty of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and the disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Agent [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Agent [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Agent [or Tender/Remarketing Agent's] DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                    [LOGO]

  Rider Amending DTC Letter of Representation - BEO Collateralized Mortgage Obligations (CMO) Without Owner Option to Redeem/Other Asset-Backed Securities
                        /and Pass-Through Certificates


DTC's Reorganization and Dividend Departments have relocated to 55 Water Street. Following are revisions to the Letter of Representations, including current addresses, telephone numbers, and telecopy numbers.

Paragraph 3 of the Letter of Representations:

Old Telecopier Numbers:                       Current Telecopier Numbers:
(212) 709-6896 and (212) 709-6897             (212) 855-5181 and (212) 855-5182

The confirmation number (formerly (212) 709-6870) is now (212) 855-5202.

Paragraph 5 of the Letter of Representations:

Old Telecopier Numbers:                       Current Telecopier Number:
(212) 709-1093 and (212) 709-1094             (212) 855-5278

The confirmation number (formerly (212) 709-6884) is now (212) 855-5280.

The current address is:         Manager; Reorganization Department
                                Reorganization Window
                                The Depository Trust Company
                                55 Water Street  50th Floor
                                New York, NY 10041-0099

Paragraph 7 of the Letter of Representations:

Old Telecopier Number:                        Current Telecopier Number:
(212) 709-1723                                (212) 855-4555

The current address is:         Manager; Announcements
                                Dividend Department
                                The Depository Trust Company
                                55 Water Street  25th Floor
                                New York, NY 10041-0099

Paragraph 9 of the Letter of Representations:

Old Telecopier Numbers:                       Current Telecopier Numbers:
(212) 709-1723 and (212) 709-1686             (212) 855-4555 and (212) 855-4556

The confirmation number (formerly (212) 709-1270) is now (212) 855-4550.

The current address for Paragraph 9 is the same as that listed above, for Paragraph 7.

                                                                          [4/98]

The following additional text relates to Paragraph 10 of the Letter of
Representations:

Such information shall be conveyed by automated notification. If the circumstances prevent the funds being paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET, Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation may be provided by automated means or in written format.

The following additional text relates to Paragraph 11 of the Letter of
Representations:

Issuer must remit funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

The following additional text relates to Paragraph 12 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

The following additional text relates to Paragraph 13 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

                                                                     Schedule C

                                    [LOGO]

         REPRESENTATIONS FOR DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC")
               to be included in DTC Letter of Representations
               -----------------------------------------------


     The Security certificates(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of shares, units, or obligations (a "Deposit Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of shares, units, or obligations (a "Withdrawal Instruction"), Agent shall, at or before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated security on registration of transfer to the name of Cede & Co. for the quantity of securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

                                                                      Schedule D

                                    [LOGO]
               REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES
               to be included in DTC Letter of Representations
               -----------------------------------------------

     Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under Section 4975 of the Internal Revenue Code of 1986. Issuer and Agent acknowledge that: a) so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers, or holders of Securities against any DTC Participant.)

such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. ________________________ (9)

    17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice ot Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

    18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

    19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

    20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

    21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

    _______________________________________________________________________ (10)

    _______________________________________________________________________


Notes:                                   Very truly yours,
A. If there is an Agent (as
defined in this Letter of
Representations), Agent as
well as Issuer must sign                 DLJ Commercial Mortgage Company
this Letter. If there is no              -----------------------------------
Agent, in signing this                               (Issuer)
Letter Issuer itself
undertakes to perform all of             By:
the obligations set forth                   --------------------------------
herein.                                     (Authorized Officer's Signature)

B. Schedule B contains
statements that DTC believes
accurately describe DTC, the
method of effecting book-                Norwest Bank Minnesota, National
entry transfers of securities              Association
distributed through DTC, and             -----------------------------------
certain related matters.                              (Agent)

                                         By: /s/ Leslie A. Gaskill
                                            --------------------------------
                                            (Authorized Officer's Signature)
                                                  Leslie A. Gaskill
                                                    Vice President

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Richard B. Nesson
   -------------------------


CC: Underwriter
    Underwriter's Counsel
such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. ________________________ (9)

    17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice ot Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

    18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

    19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

    20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

    21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

    _______________________________________________________________________ (10)

    _______________________________________________________________________


Notes:                                   Very truly yours,
A. If there is an Agent (as
defined in this Letter of
Representations), Agent as
well as Issuer must sign                 DLJ Commercial Mortgage Company
this Letter. If there is no              -----------------------------------
Agent, in signing this                               (Issuer)
Letter Issuer itself
undertakes to perform all of             By:
the obligations set forth                   --------------------------------
herein.                                     (Authorized Officer's Signature)

B. Schedule B contains
statements that DTC believes
accurately describe DTC, the
method of effecting book-                Norwest Bank Minnesota, National
entry transfers of securities              Association
distributed through DTC, and             -----------------------------------
certain related matters.                              (Agent)

                                         By: /s/ Leslie A. Gaskill
                                            --------------------------------
                                            (Authorized Officer's Signature)
                                                  Leslie A. Gaskill
                                                    Vice President

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Richard B. Nesson
   -------------------------


CC: Underwriter
    Underwriter's Counsel
such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. ________________________ (9)

    17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice ot Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

    18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

    19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

    20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

    21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

    _______________________________________________________________________ (10)

    _______________________________________________________________________


Notes:                                   Very truly yours,
A. If there is an Agent (as
defined in this Letter of
Representations), Agent as
well as Issuer must sign                 DLJ Commercial Mortgage Company
this Letter. If there is no              -----------------------------------
Agent, in signing this                               (Issuer)
Letter Issuer itself
undertakes to perform all of             By:
the obligations set forth                   --------------------------------
herein.                                     (Authorized Officer's Signature)

B. Schedule B contains
statements that DTC believes
accurately describe DTC, the
method of effecting book-                Norwest Bank Minnesota, National
entry transfers of securities              Association
distributed through DTC, and             -----------------------------------
certain related matters.                              (Agent)

                                         By: /s/ Leslie A. Gaskill
                                            --------------------------------
                                            (Authorized Officer's Signature)
                                                  Leslie A. Gaskill
                                                    Vice President

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Richard B. Nesson
   -------------------------


CC: Underwriter
    Underwriter's Counsel

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                    D-1-1

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]

Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York 10004
Attention:  Corporate Trust Services (CMBS)

         Re:      DLJ Commercial Mortgage Corp., Series 1998-CF2

         In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor, the undersigned as the master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer") and you as trustee (in such capacity, the "Trustee") and REMIC administrator, the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Property Address:
Control No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

                  The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______   2.       Other.  (Describe)



                                      D-1-1

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                                 BANC ONE MORTGAGE CAPITAL
                                                 MARKETS, LLC
                                                 as Master Servicer

                                                 By: ___________________________
                                                 Name:
                                                 Title:



                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York 10004
Attention:  Corporate Trust Services (CMBS)

         Re:      DLJ Commercial Mortgage Corp., Series 1998-CF2

         In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor, the undersigned as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer") and you as trustee (in such capacity, the "Trustee") and REMIC administrator, the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Property Address:
Control No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       The Mortgage Loan is being foreclosed.

______   2.       Other.  (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.



                                      D-2-1

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                  BANC ONE MORTGAGE CAPITAL
                                  MARKETS, LLC
                                  as Special Servicer

                                  By: _________________________________
                                      Name:
                                      Title:



                                      D-2-2

                                   EXHIBIT E-1

                             FORM OF TRUSTEE REPORT



                                      E-1-1

[LOGO]                                                                                   For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                    Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                         Payment Date: 01/13/1999

                                                                                         Record Date: 12/31/1998



                        DISTRIBUTION DATE STATEMENT

                             Table of Contents



STATEMENT SECTIONS                                                    PAGE(s)
------------------                                                    -------
Certificate Distribution Detail                                          2
Certificate Factor Detail                                                3
Reconciliation Detail                                                    4
Other Required Information                                               5
Ratings Detail                                                           6
Current Mortgage Loan and Property Stratification Tables               7 - 9
Mortgage Loan Detail                                                    10
Principal Prepayment Detail                                             11
Historical Detail                                                       12
Delinquency Loan Detail                                                 13
Specially Serviced Loan Detail                                        14 - 15
Modified Loan Detail                                                    16
Liquidated Loan Detail                                                  17


         Underwriter                               Master Servicer                                         Special Servicer
Donaldson, Lufkin & Jenrette             Banc One Mortgage Capital Markets, LLC         Banc One Mortgage Capital Markets, LLC
Securities Corporation                   1717 Main Street, 14th Floor                   1717 Main Street, 14th Floor
277 Park Avenue                          Dallas, TX 75201                               Dallas, TX 75201
New York, NY 10172

Contact:      N. Dante LaRocca           Contact:      Paul G. Smyth                    Contact:       Paul G. Smyth
Phone Number: (212) 892-3000             Phone Number: (214) 290-2505                   Phone Number: (214) 290-2505


This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998


                      Certificate Distribution Detail



                                                                                       Realized
                                                                                       Loss/
                                                                                       Additional
                                                                                       Trust       Total             Current
               Pass-Through Original  Beginning  Principal     Interest     Prepayment Fund        Distri-  Ending   Subordination
Class   CUSIP       Rate     Balance   Balance  Distribution  Distribution  Penalties  Expenses    bution   Balance  Level(1)
-----   -----       ----     -------   -------  ------------  ------------  ---------  --------    ------   -------  --------
 A-1A             0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-1B             0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-2              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-3              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-4              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-1              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-2              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-3              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-4              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-5              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-6              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  C               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  D               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 R-I              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
R-II              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
R-III             0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%

Totals                          0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00




                                Original  Beginning                                           Ending
                 Pass-Through   Notional  Notional    Interest     Prepayment     Total      Notional
  Class   CUSIP       Rate      Amount    Amount    Distribution   Penalties   Distribution   Amount
  -----   -----       ----      ------    ------    ------------   ---------   ------------   ------

   S               0.000000%        0.00       0.00         0.00         0.00          0.00       0.00



(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by
(A).



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17


[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999
                                                                                          Record Date: 12/31/1998


                         Certificate Factor Detail


                                                                               Realized Loss/
                     Beginning      Principal       Interest      Prepayment   Additional Trust   Ending
  Class    CUSIP     Balance      Distribution    Distribution    Penalties    Fund Expenses      Balance
  -----    -----     -------      ------------    ------------    ---------    -------------      -------

 A-1A               0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-1B               0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-2                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-3                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-4                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-1                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-2                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-3                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-4                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-5                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-6                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
  C                 0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
  D                 0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 R-I                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
R-II                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
R-III               0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000


                        Beginning                                    Ending
                        Notional       Interest       Prepayment     Notional
  Class       CUSIP     Amount       Distribution     Penalties      Amount
  -----       -----     ------       ------------     ---------      ------

    S                   0.00000000     0.00000000     0.00000000     0.00000000




Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998



                           Reconciliation Detail



Advance Summary                                                 Servicing Fee Breakdowns
P & I Advances Outstanding                 0.00              Current Period Accrued Servicing Fees                  0.00
Servicing Advances Outstanding             0.00              Less Delinquent Master Servicing Fees                  0.00
                                                             Less Reductions Master to Servicing Fees               0.00
Reimbursement for Interest on Advances     0.00              Plus Master Servicing Fees for Delinquent
paid from general collections                                Payments Received                                      0.00
                                                             Plus Adjustments for Prior Servicing Calculation       0.00
                                                             Total Master Servicing Fees Collected                  0.00




Certificate Interest Reconciliation

                       Net
                       Aggregate                   Distributable                              Remaining Unpaid
          Accrued      Prepayment   Distributable  Certificate    Additional                  Distributable
          Certificate  Interest     Certificate    Interest       Trust Fund   Interest       Certificate
Class     Interest     Shortfall    Interest       Adjustment     Expenses     Distribution   Interest
-----     --------     ---------    --------       ----------     --------     ------------   --------
  S         0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-1A       0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-1B       0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-2        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-3        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-4        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-1        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-2        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-3        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-4        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-5        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-6        0.00         0.00         0.00            0.00          0.00          0.00           0.00
  C         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  D         0.00         0.00         0.00            0.00          0.00          0.00           0.00
Total       0.00         0.00         0.00            0.00          0.00          0.00           0.00



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998



Other Required Information


Available Distribution Amount                    0.00

Original Number of Loans                            0

Aggregate Number of Outstanding Loans               0

Aggregate Unpaid Principal Balance of Loans      0.00

Aggregate Stated Principal Balance of Loans      0.00



Aggregate Amount of Master Servicing Fee         0.00

Aggregate Amount of Special Servicing Fee        0.00

Aggregate Amount of Trustee Fee                  0.00

Aggregate Trust Fund Expenses                    0.00


--------------------------------------------------------------------------------


Specially Serviced Loans not Delinquent

  Number of Outstanding Loans                       0

  Aggregate Unpaid Principal Balance             0.00




Appraisal Reduction Amount

                      Appraisal        Date Appraisal
        Loan          Reduction        Reduction
        Number        Amount           Effected
        ------        ------           --------











      Total






Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998

                               Rating Detail

                              Original Ratings                          Current Ratings (1)
                     -----------------------------------         -----------------------------------
  Class    CUSIP     DCR      FITCH     MOODY'S     S&P         DCR      FITCH     MOODY'S     S&P
  -----    -----     ---      -----     -------     ---         ---      -----     --------    ---

  S
 A-1A
 A-1B
 A-2
 A-3
 A-4
 B-1
 B-2
 B-3
 B-4
 B-5
 B-6
  C
  D


NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998


          Current Mortgage Loan and Property Stratification Tables

                              Scheduled Balance


   Scheduled           # of       Scheduled      % of                        Weighted
   Balance             Loans      Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   -------             -----      -------        --------    ------   ---    -----------








Totals




                                                 State (3)

                       # of       Scheduled         % of                      Weighted
   State               Props.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   -----               -----      -------        --------    ------   ---    -----------






Totals




Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998

            Current Mortgage Loan and Property Stratification Tables

                         Debt Service Coverage Ratio

   Debt Service        # of       Scheduled      % of                        Weighted
   Coverage Ratio      Loans      Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   --------------      -----      -------        --------    ------   ---    -----------



Totals

                                  Note Rate

   Note                # of       Scheduled      % of                        Weighted
   Rate                Loans      Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   ----                -----      -------        --------    ------   ---    -----------



Totals

                              Property Type (3)

   Property            # of       Scheduled      % of                        Weighted
   Type                Props.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   --------            -----      -------        --------    ------   ---    -----------



Totals

                                  Seasoning

                       # of       Scheduled      % of                        Weighted
   Seasoning           Loans.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   --------------      ------     -------        --------    ------   ---    -----------



Totals

See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998



          Current Mortgage Loan and Property Stratification Tables

              Anticipated Remaining Term (ARD and Balloon Loans)


Anticipated Remaining      # of       Scheduled      % of                          Weighted
   Term (2)                Loans      Balance        Agg. Bal.    WAM(2)   WAC    Avg DSCR(1)
   -------                 -----      -------        --------     ------   ---    -----------










Totals


                Remaining Stated Term (Fully Amortizing Loans)


   Remaining Stated    # of       Scheduled      % of                           Weighted
   Term                Loans      Balance        Agg. Bal.    WAM(2)    WAC    Avg DSCR(1)
   -------             -----      -------        --------     ------    ---    -----------










Totals


             Remaining Amortization Term (ARD and Balloon Loans)


   Remaining Amortization    # of       Scheduled      % of                        Weighted
   Term                      Loans      Balance        Agg. Bal.    WAM(2)   WAC    Avg DSCR(1)
   -------                   -----      -------        --------     ------   ---    -----------










Totals


                            Age of Most Recent NOI


   Age of Most         # of       Scheduled      % of                         Weighted
   Recent NOI          Loans      Balance        Agg. Bal.    WAM(2)   WAC    Avg DSCR(1)
   -------             -----      -------        --------     ------   ---    -----------










Totals


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998

                             MORTGAGE LOAN DETAIL

                                                                                                 Anticipated                 Neg.
 Loan                 Property                           Interest        Principal      Gross     Repayment     Maturity     Amort
Number     ODCR        Type (1)      City      State      Payment         Payment      Coupon        Date         Date       (Y/N)
------     ----       ---------      ----      -----     --------        ----------    -------    ----------    --------    -------





Totals:


             Beginning       Ending       Paid        Appraisal       Appraisal        Res.      Mod.
 Loan        Scheduled      Scheduled     Thru        Reduction       Reduction       Strat.     Code
Number        Balance        Balance      Date          Date           Amount          (2)       (3)
------      ----------     ----------    -----       ----------      ----------      -------    -----





Totals




             (1) Property Type Code                 (2) Resolution Strategy Code                  (3) Modification Code
             ----------------------                  ---------------------------                   --------------------
    MF - Multi-Family         OF - Office           1 - Modification      7 - REO                  1 - Maturity Date Extension
    RT - Retail               MU - Mixed Use        2 - Foreclosure       8 - Resolved             2 - Amortization Change
    HC - Health Care          LO - Lodging          3 - Bankruptcy        9 - Pending Return       3 - Principal Write-Off
    IN - Industrial           SS - Self Storage     4 - Extension             to Master Servicer   4 - Combination
    WH - Warehouse            OT - Other            5 - Note Sale        10 - Deed in Lieu Of
    MH - Mobile Home Park                           6 - DPO                   Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998


                                                   Principal Prepayment Detail



                                             Principal Prepayment Amount                  Prepayment Penalties
                                             ---------------------------                  --------------------
Loan Number    Offering Document
               Cross-Reference          Payoff Amount    Curtailment Amount    Prepayment Premium   Yield Maintenace Premium
------------  ------------------      ----------------  -------------------   -------------------   ------------------------












Totals




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                           Payment Date: 01/13/1999
                                                                                           Record Date: 12/31/1998


                                                        Historical Detail


                                  Delinquencies                                           Prepayments         Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure REO       Modifications Curtailments Payoff   Next Weighted Ag.  WAM
Date          # Balance  # Balance  # Balance       # Balance   # Balance # Balance     # Amount     # Amount Coupon      Remit
------------------------------------------------------------------------------------------------------------------------------------













Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17


[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998

                           Delinquency Loan Detail


                 Offering        #of                    Current    Outstanding   Status of  Resolution
                 Document       Months   Paid Through     P&I         P&I        Mortgage    Strategy    Servicing    Foreclosure
Loan Number   Cross-Reference   Delinq.      Date       Advances    Advances**   Loan (1)    Code (2)  Transfer Date     Date
-----------   ---------------   -------  ------------   --------   -----------   --------   ---------- -------------  -----------










Totals


               Current    Outstanding
              Servicing    Servicing                        REO
Loan Number    Advances    Advances     Bankruptcy Date     Date
-----------   ---------   -----------   ---------------    ------











Totals

      (1) Status of Mortgage Loan
      ---------------------------

A - Payment Not Received       2 - Two Months Delinquent
    But Still in Grace Period  3 - Three Or More Months Delinquent
B - Late Payment But Less      4 - Assumed Scheduled Payment
     Than 1 Month Delinquent       (Performing Matured Balloon)
0 - Current                    7 - Foreclosure
1 - One Month Delinquent       9 - REO


      (2) Resolution Strategy Code
      ----------------------------

1 - Modification               7 - REO
2 - Foreclosure                8 - Resolved
3 - Bankruptcy                 9 - Pending Return
4 - Extension                      to Master Servicer
5 - Note Sale                 10 - Deed in Lieu Of
6 - DPO                            Foreclosure

** Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998

                   Specially Serviced Loan Detail - Part 1


                                   Offering        Servicing     Resolution
Distribution         Loan          Document         Transfer      Strategy      Scheduled      Property                 Interest
    Date             Number     Cross-Reference      Date         Code (1)        Balance      Type (2)     State         Rate
------------         ------     ---------------    ----------    ----------     ----------     --------    ------      ----------








                               Net                                                             Remaining
Distribution      Actual       Operating        NOI                   Note        Maturity     Amortization
Date              Balance      Income           Date       DSCR       Date        Date         Term
------------      -------      ----------       ----       -----      ------      ---------    ------------








                      (1) Resolution Strategy Code                        (2) Property Type Code
                      ----------------------------                        ----------------------
                      1 - Modification      7 - REO                        MF - Multi-Family      OF - Office
                      2 - Foreclosure       8 - Resolved                   RT - Retail            MU - Mixed Use
                      3 - Bankruptcy        9 - Pending Return             HC - Health Care       LO - Lodging
                      4 - Extension             to Master Servicer         IN - Industrial        SS - Self Storage
                      5 - Note Sale        10 - Deed in Lieu Of            WH - Warehouse         OT - Other
                      6 - DPO                   Foreclosure                MH - Mobile Home Park




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998



                    Specially Serviced Loan Detail-Part 2

                         Offering          Resolution  Site
  Distribution  Loan     Document          Strategy    Inspection                 Appraisal   Appraisal   Other REO
  Date          Number   Cross-Reference   Code (1)    Date        Phase 1 Data   Date        Value       Property Revenue   Comment
  -----------   ------   ---------------   ---------   ----------  ------------   ------      -------     ---------------    -------










                                                   (1) Resolution Strategy Code
                                       1   -   Modification    7   -   REO
                                       2   -   Foreclosure     8   -   Resolved
                                       3   -   Bankruptcy      9   -   Pending Return
                                       4   -   Extension               to Master Servicer
                                       5   -   Note Sale      10   -   Deed in Lieu Of
                                       6   -   DPO                     Foreclosure






Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998


                                  Modified Loan Detail

           Offering
Loan       Document        Pre-Modification        Modification Date         Modification Description
Number   Cross-Reference       Balance




Total



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/13/1999

                                                                                          Record Date: 12/31/1998


                                                     Liquidated Loan Detail


              Final Recovery     Offering                                                                Gross Proceeds
Loan          Determination      Document            Appraisal    Appraisal    Actual       Gross        as a % of
Number        Date               Cross-Reference     Date         Value        Balance      Proceeds     Actual Balance






Current Total

Cumulative Total


              Aggregate       Net              Net Proceeds                      Repurchased
 Loan         Liquidation     Liquidation      as a % of           Realized      by Seller
Number        Expenses*       Proceeds         Actual Balance      Loss          (Y/N)







Current Total

Cumulative Total


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                                  EXHIBIT E-2A

                     FORM OF CSSA LOAN PERIODIC UPDATE FILE



                                     E-2A-1

                        CSSA Loan Periodic Update File
                                     E-2A

                                             Field
Field Name                                   Number      Type      Format         Desription
----------                                   ------      ----      ------         ----------
Transaction Id (pool ID)                      1          AN        XX97001       Unique Issue Identification Mnemonic

Group Id (subgroup within a pool)             2          AN        XXX9701A      Unique Identification Number Assigned To
                                                                                    Each Loan Group Within An Issue

Loan ID (loan number)                         3          AN     00000000012345   Unique Identification Number Assigned To Each
                                                                                    Collateral Item In a Pool

Prospectus ID                                 4          AN          123         Unique Identification Number Assigned To Each
                                                                                    Collateral Item In The Prospectus

Distribution Date                             5          AN        YYYYMMDD      Date Payments Made To Certificateholders

Current Beginning Scheduled Balance           6        Numeric     100000.00     Outstanding Scheduled Principal Balance At The
                                                                                    Beginning Of The Current Period

Current Ending Scheduled Balance              7        Numeric     100000.00     Outstanding Scheduled Principal Balance At The
                                                                                    End Of The Current Period

Paid To Date                                  8           AN       YYYYMMDD      Due Date Of The Last Interest Payment Received

Current Index Rate                            9        Numeric       0.09        Index Rate Used In The Determination Of The
                                                                                    Current Period Gross Interest Rate

Current Note Rate                             10        Numeric       0.09        Annualized Gross Rate Applicable To The
                                                                                    Calculation Of The Current Period Scheduled
                                                                                    Interest

Maturity Date                                 11           AN       YYYYMMDD      Date Collateral Is Scheduled To Make Its Final
                                                                                    Payment

Servicer and Trustee Fee Rate                 12        Numeric     0.00025       Annualized Fee Paid To The Servicer and Trustee

Fee Rate/Strip Rate 1                         13        Numeric     0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                    Rate to Determine Net Pass-Through Rate

Fee Rate/Strip Rate 2                         14        Numeric     0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                    Rate to Determine Net Pass-Through Rate

Fee Rate/Strip Rate 3                         15        Numeric     0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                    Rate to Determine Net Pass-Through Rate

Fee Rate/Strip Rate 4                         16        Numeric     0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                    Rate to Determine Net Pass-Through Rate

Fee Rate/Strip Rate 5                         17        Numeric     0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                    Rate to Determine Net Pass-Through Rate

Net Pass-Through Rate                         18        Numeric     #VALUE!       Annualized Interest Rate Applicable To The
                                                                                    Calculation Of The Current Period Remittance
                                                                                    Interest

Next Index Rate                               19        Numeric       0.09        Index Rate Used In The Determination Of The Next
                                                                                    Period Gross Interest Rate

Next Note Rate                                20        Numeric       0.09        Annualized Gross Interest Rate Applicable To The
                                                                                    Calculation of The Next Period Scheduled
                                                                                    Interest

Next Rate Adjustment Date                     21           AN       YYYYMMDD      Date Note Rate Is Next Scheduled To Change

Next Payment Adjustment Date                  22           AN       YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled
                                                                                    To Change

Scheduled Interest Amount                     23        Numeric      1000.00      Scheduled Gross Interest Payment Due For The
                                                                                    Current Period

Scheduled Principal Amount                    24        Numeric      1000.00      Scheduled Principal Payment Due For The Current
                                                                                    Period

Total Scheduled P&I Due                       25        Numeric      1000.00      Scheduled Principal And Interest Payment Due For
                                                                                    The Current Period

Neg am/Deferred Interest Payment              26        Numeric      1000.00      Negative Amoritization/Deferred Interest Amount
                                                                                    Due For The Current Period

Unscheduled Principal Collections             27        Numeric      1000.00      Unscheduled Payments Of Principal Received During
                                                                                    The Related Collection Period

Other Principal Adjustments                   28        Numeric      1000.00      Unscheduled Principal Adjustments For The
                                                                                    Related Collection Period

Liquidation Prepayment Date                   29           AN       YYYYMMDD      Date Unscheduled Payment Of Principal Received

                        CSSA Loan Periodic Update File
                                     E-2A

                                              Field
Field Name                                    Number    Type      Format         Description
----------                                    ------    ----      ------         -----------

Prepayment Penalty/Yield Maint Received        30     Numeric     1000.00       Additional Payment Required From Borrower Due To
                                                                                   Prepayment of Loan Prior To Maturity

Prepayment Interest Excess (Shortfall)         31     Numeric     1000.00       Scheduled Gross Interest Applicable To The
                                                                                   Prepayment Amount

Liquidation/Prepayment Code                    32     Numeric        1          See Liquidation/Prepayment Codes Legend

Most Recent ASER $                             33     Numeric     1000.00       Excess Of The Principal Balance Over The Defined
                                                                                  Appraisal Percentage

Most Recent ASER Date                          34        AN      YYYYMMDD       Date ASER Amount Applied To Loan

Cumulative ASER $                              35     Numeric     1000.00       Cumulative ASER Amount

Actual Balance                                 36     Numeric    100000.00      Outstanding Actual Principal Balance At The End Of
                                                                                  The Current Period

Total P&I Advance Outstanding                  37     Numeric     1000.00       Outstanding P&I Advances At The End Of The Current
                                                                                  Period

Total T&I Advance Outstanding                  38     Numeric     1000.00       Outstanding Taxes & Insurance Advances At The End Of
                                                                                  The Current Period

Other Expense Advance Outstanding              39     Numeric     1000.00       Other Outstanding Advances At The End Of The Current
                                                                                  Period

Status of Loan                                 40        AN          1          See Status Of Loan Legend

In Bankruptcy                                  41        AN          Y          Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                                   Else "N")

Foreclosure Data                               42        AN      YYYYMMDD       Date of Foreclosure

REO Date                                       43        AN      YYYYMMDD       Date of REO

Bankruptcy Date                                44        AN      YYYYMMDD       Date of Bankruptcy

Net Proceeds Received on Liquidation           45     Numeric   100000.00       Net Proceeds Received On Liquidation To Be
                                                                                  Remitted To The Trust Per The Trust Documentation

Liquidation Expense                            46     Numeric   100000.00       Expenses Associated With The Liquidation To Be
                                                                                  Netted From The Trust Per The Trust
                                                                                  Documentation

Realized Loss to Trust                         47     Numeric   100000.00       Liquidation Balance Less Net Liquidation Proceeds
                                                                                  Received

Date of Last Modification                      48        AN      YYYYMMDD       Date Loan Was Modified

Modification Code                              49     Numeric        1          See Modification Codes Legend

Modified Note Rate                             50     Numeric      0.09         Note Rate Loan Modified To

Modified Payment Rate                          51     Numeric      0.09         Payment Rate Loan Modified To

Preceding Fiscal Year Revenue                  52     Numeric     1000.00       Preceding Fiscal Year Revenue

Preceding Fiscal Year Expenses                 53     Numeric     1000.00       Preceding Fiscal Year Expenses

Preceding Fiscal Year NOI                      54     Numeric     1000.00       Preceding Fiscal Year Net Operating Income

Preceding Fiscal Year Debt Service Amt.        55     Numeric     1000.00       Preceding Fiscal Year Debt Service Amount

Preceding Fiscal Year DSCR                     56     Numeric       2.55        Preceding Fiscal Year Debt Service Coverage Ratio

Preceding Fiscal Year Physical Occupancy       57     Numeric       0.85        Preceding Fiscal Year Physical Occupancy

Preceding FY Financial As of Date              58        AN      YYYYMMDD       Preceding Fiscal Year Financial As Of Date

                        CSSA Loan Periodic Update File
                                     E-2A

                                              Field
Field Name                                    Numer    Type      Format         Description
----------                                    -----    ----      ------         -----------

Second Preceding FY Revenue                    59     Numeric     1000.00       Second Preceding Fiscal Year Revenue

Second Preceding FY Expenses                   60     Numeric     1000.00       Second Preceding Fiscal Year Expenses

Second Preceding FY NOI                        61     Numeric     1000.00       Second Preceding Fiscal Year Net Operating Income

Second Preceding FY Debt Service               62     Numeric     1000.00       Second Preceding Fiscal Year Debt Service

Second Preceding FY DSCR                       63     Numeric       2.55        Second Preceding Fiscal Year Debt Service
                                                                                  Coverage Ratio

Sec Preceding FY Physical Occupancy            64     Numeric       0.85        Second Preceding Fiscal Year Financial As Of Date

Sec Preceding FY Financial As of Date          65        AN       YYYYMMDD      Second Preceding Fiscal Year Financial To Date
                                                                                  Revenue

Most Recent Fiscal YTD Revenue                 66     Numeric     1000.00       Most Recent Fiscal Year To Date Revenue

Most Recent Fiscal YTD Expenses                67     Numeric     1000.00       Most Recent Fiscal Year To Date Expenses

Most Recent Fiscal YTD NOI                     68     Numeric     1000.00       Most Recent Fiscal Year To Date Net Operating
                                                                                  Income

Most Recent Fiscal YTD Debt Service            69     Numeric     1000.00       Most Recent Fiscal Year To Date Debt Service

Most Recent Fiscal YTD DSCR                    70     Numeric       2.55        Most Recent Fiscal Year To Date Debt Service
                                                                                  Coverage Ratio

Most Recent Fiscal YTD Phys. Occ.              71     Numeric       0.85        Most Recent Fiscal Year To Date Physical Occupancy

Most Recent Fiscal YTD Start Date              72        AN       YYYYMMDD      Most Recent Fiscal Year To Date Start Date

Most Recent Fiscal YTD End Date                73        AN       YYYYMMDD      Most Recent Fiscal Year to Date End Date

Most Recent Appraisal Date                     74        AN       YYYYMMDD      The Date Of The Latest Available Appraisal For
                                                                                  The Property

Most Recent Appraisal Value                    75     Numeric    100000.00      The Latest Available Appraisal For The Property

Workout Strategy Code                          76     Numeric        1          See Workout Strategy Codes Legend

Most Recent Spec Service Transfer Date         77        AN       YYYYMMDD      Date Transferred To The Special Servicer

Most Recent Master Service Return Date         78        AN       YYYYMMDD      Date Returned To The Master Servicer

Date Asset is Expected to Be Resolved          79        AN       YYYYMMDD      Date Asset Is Expected To Be Resolved

Year Last Renovated                            80        AN         1997        Year Property Last Renovated

                              CSSA Property File
                                     E-2B

                                              Field
Field Name                                    Numer    Type       Format          Description
----------                                    -----    ----       ------          -----------
Transaction Id                                 1         AN       XXX97001        Unique Issue Identification Mnemonic
Loan Id                                        2         AN    00000000012345     Unique Identification Number Assigned To Each
                                                                                    Collateral Item In A Pool
Prosepctus Loan ID                             3         AN          123          Unique Identification Number Assigned To Each
                                                                                    Collateral Item in The Prospectus
Property ID                                    4         AN       1001-001        Should contain Prospectus ID and property
                                                                                    identifier, e.g., 1001-001, 1000-002
Distribution Date                              5         AN       YYYYMMDD
Cross-Collateralized Loan Grouping             6      Numeric        9(3)         All Loans With The Same Numeric value Are Crossed
Property Name                                  7         AN          Text
Property Address                               8         AN          Text
Property City                                  9         AN          Text
Property State                                 10        AN          Text
Property Zip Code                              11        AN         30303
Property County                                12        AN          Text
Property Type Code                             13        AN           MF
Year Built                                     14        AN          YYYY
Year Last Renovated                            15        AN          YYYY
Net Square Feet At Securitization              16     Numeric        25000        RT, IN, WH, OF, MU, SS, OT-SF
# of Units/Beds/Rooms At Securitization        17     Numeric         75          MF, MHP, LO, HC - Units
Property Status                                18        AN           1           1-FCL, 2=REO, 3=Defeased, 4=partial Releases,
                                                                                    5=Released, 6=Same as at Securitization
Allocated Percentage of Loan At
 Securitization                                19     Numeric       0.75          Issuer to allocate loan % attributable to
                                                                                    property for multi-property loan
Current Allocated Percentage                   20     Numeric       0.75          Calculation based on Current Allocated Loan
                                                                                    Amount and Current SPB for associated loan
Current Allocated Loan Amount                  21     Numeric      5900900        Maintained by servicer
Ground Lease (Y/N)                             22        AN           N           Either Y=Yes, S=Subordinate, N=No ground lease
Other Escrow / Reserve Balances                23     Numeric       25000
Most Recent Appraisal Date                     24        AN        YYYYMMDD
Most Recent Appraised Value                    25     Numeric      10000000
Date Asset is Expected to Be Resolved          26        AN        YYYYMMDD       Could be different dates for different properties
                                                                                    if foreclosing
Foreclosure Date                               27        AN        YYYYMMDD
REO Date                                       28        AN        YYYYMMDD
Occupancy %                                    29     Numeric       0.75          Map to Most Recent Fiscal YTD Physical Occupancy
                                                                                    in CSSA, multiply times Current Allocated %
Occupancy Date                                 30     Numeric      YYYYMMDD
Date Lease Rollover Review                     31        AN        YYYYMMDD       Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months                32     Numeric       0.20
% Sq. Feet expiring 13-24 months               33     Numeric       0.20
% Sq. Feet expiring 25-36 months               34     Numeric       0.20
% Sq. Feet expiring 37-48 months               35     Numeric       0.20
% Sq. Feet expiring 49-60 months               36     Numeric       0.20
Largest Tenant (Tenant Name)                   37        AN         Text          For Office, WH, Retail, Industrial, "Only if"
                                                                                    disclosed in the offering document
Square Feet of Largest Tenant                  38     Numeric       15000
2nd Largest Tenant (Tenant Name)               39        AN          Text         For Office, WH, Retail, Industrial, "Only if"
                                                                                    disclosed in the offering document


                                     4

                              CSSA Property File
                                     E-2B

Square Feet on 2nd Largest Tenant        40   Numeric    15000.000
3rd Largest Tenant (Tenant Name)         41     AN         Text
Square Feet of 3rd Largest Tenant        42   Numeric      15000
Fiscal Year End Month                    43   Numeric       12         Needed to indicate month ending for borrower's Fiscal Year
Securitization Financials As Of Date     44     AN       YYYYMMDD
Revenue At Securitization                45   Numeric    1000000.00
Operating Expenses At Securitization     46   Numeric    1000000.00
NOI At Securitization                    47   Numeric    1000000.00
DSCR At Securitization                   48   Numeric       1.5        Multiply times the Allocated % at Securitization
Appraisal Value At Securitization        49   Numeric    1000000.00
Appraisal Date At Securitization         50     AN       YYYYMMDD
Physical Occupancy At Securitization     51   Numeric                  Multiply times the Allocated % at Securitization
Date of Last Inspection                  52     AN       YYYYMMDD
Preceding FY Financial As of Date        53     AN       YYYYMMDD
Preceding Fiscal Year Revenue            54   Numeric    1000000.00
Preceding Fiscal Year Expenses           55   Numeric    1000000.00
Preceding Fiscal Year NOI                56   Numeric    1000000.00
Preceding Fiscal Year Debt Service Amt   57   Numeric    1000000.00
Preceding Fiscal Year DSCR               58   Numeric       1.3        Multiply times the Allocated % at Securitization
Preceding Fiscal Year Physical Company   59   Numeric       0.9        Multiply times the Allocated % at Securitization
Sec Preceding FY Financial As of Date    60     AN       YYYYMMDD
Second Preceding FY Revenue              61   Numeric    1000000.00
Second Preceding FY Expenses             62   Numeric    1000000.00
Second Preceding FY NOI                  63   Numeric    1000000.00
Second Preceding FY Debt Service         64   Numeric    1000000.00
Second Preceding FY DSCR                 65   Numeric       1.3
Second Preceding FY Physical Occupancy   66   Numeric      0.90

                                  EXHIBIT E-2C

                          FORM OF CSSA LOAN SET-UP FILE



                                     E-2C-1

                            CSSA Loan Set-Up File
                                     E-2C


                                    Field
Field Name                          Number   Type      Format          Description
----------                          ------   ----     --------         -----------
Transaction Id                         1      AN        XXX97001       Unique Issue Identification Mnemonic
Group Id                               2      AN        XXX9701A       Unique Indentification Number Assigned To Each Loan Group
                                                                         Within An Issue
Loan Id                                3      AN      00000000012345   Unique Indentification Number Assigned To Each Collateral
                                                                         Item In A Pool
Offering Document Loan Id              4      AN          123          Unique Identification Number Assigned To Each Collateral
                                                                         Item in the Prospectus
Original Note Amount                   5    Numeric     1000000.00     The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                  6    Numeric       240          Original Number Of Months Until Maturity Of Loan
Original Amortization Term             7    Numeric       360          Original Number Of Months Loan Amortized Over
Original Note Rate                     8    Numeric      0.095         The Note Rate At Inception Of The Note
Original Payment Rate                  9    Numeric      0.095         Original Rate Payment Calculated On
First Loan Payment Due Date           10      AN        YYYYMMDD       First Payment Date On The Mortgage Loan
Grace Days Allowed                    11    Numeric        10          Number of Days From Due Date Borrower Is Permitted To
                                                                         Remit Payment
Interest Only (Y/N)                   12      AN           Y           Y=Yes, N=No
Balloon (Y/N)                         13      AN           Y           Y=Yes, N=No
Interest Rate Type                    14    Numeric        1           1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code          15    Numeric        1           1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                         5=Actual/366, 6=Simple, 7=78'S
Interest in Arrears (Y/N)             16      AN           Y           Y=Yes, N=No
Payment Type Code                     17    Numeric        1           See Payment Type Code Legend
Prepayment Lock-out End Date          18      AN       YYYYMMDD        Date After Which Loan Can Be Prepaid
Yield Maintenance End Date            19      AN       YYYYMMDD        Date After Which Loan Can Be Prepaid Without Yield
                                                                         Maintenance
Prepayment Premium End Date           20      AN       YYYYMMDD        Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description          21      AN         Text          Description Of Prepayment Terms (Not To Exceed 50
                                                                         Characters)
ARM Index Code                        22      AN          A            See Arm Index Code Legend
First Rate Adjustment Date            23      AN       YYYYMMDD        Date Note Rate Original Changed
First Payment Adjustment Date         24      AN       YYYYMMDD        Date Payment Originally Changed
ARM Margin                            25    Numeric     0.025          Rate Added To Index Used In The Determination Of The
                                                                         Gross Interest Rate
Lifetime Rate Cap                     26    Numeric     0.15           Maximum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                         The Loan Agreement
Lifetime Rate Floor                   27    Numeric     0.05           Maximum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                         The Loan Agreement
Periodic Rate Increase Limit          28    Numeric     0.02           Maximum Periodic Increase To The Note Rate Allowed Per The
                                                                         Loan Agreement
Periodic Rate Decrease Limit          29    Numeric     0.02           Minimum Periodic Increase To The Note Rate Allowed Per
                                                                         The Loan Agreement
Periodic Payment Adjustment Max-%     30    Numeric     0.03           Maximum Periodic Percentage Increase To The Borrowers P&I
                                                                         Payment Allowed Per The Loan Agree

                                      1

                            CSSA Loan Set-Up File
                                     E-2C

                                             Field
Field Name                                   Number      Type      Format         Desription
----------                                   ------      ----      ------         ----------
Periodic Payment Adjustment Max-$             31      Numeric    5000.00         Maximum Periodic Dollar Increase To The
                                                                                 Borrowers P&I Payment Allowed Per The
                                                                                 Loan Agreement

Payment Frequency                            32       Numeric       1            1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                 12=Annually ...

Rate Reset Frequency In Months               33       Numeric       1            1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                 12=Annually ...

Payment Reset Frequency In Months            34       Numeric       1            1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                 12=Annually ...

Rounding Code                                35       Numeric       1            Rounding Method For Sum Of Index Plus Margin
                                                                                 (See Rounding Code Legend)

Rounding Increment                           36       Numeric    0.00125         Used In Conjunction With Rounding Code

Index Look Back In Days                      37       Numeric      45            Use Index In Effect X Days Prior To
                                                                                 Adjustment Date

Negative Amortization Allowed (Y/N)          38         AN          Y            Y=Yes, N=No

Max Negam Allowed (% Of Orig Balance)        39       Numeric     0.075          Maximum Lifetime Percentage Increase To The
                                                                                 Original Balance Allowed Per The Loan Agreement

Maximum Negam Allowed ($)                    40       Numeric    25000.00        Maximum Lifetime Dollar Increase To The Original
                                                                                 Balance Allowed Per The Loan Agreement

Remaining Term At Securitization             41       Numeric      240           Remaining Number Of Months Until Maturity Of
                                                                                 Loan At Cutoff

Remaining Amortized Term At Securitization   42       Numeric      360           Remaining Number Of Months Loan Amortized Over
                                                                                 At Cutoff

Maturity Date At Securitization               43        AN       YYYYMMDD        The Scheduled Maturity Date Of The Mortgage Loan
                                                                                 At  Securitization

Scheduled Principal Balance At
 Securitization                              44       Numeric    1000000.00      The Scheduled Principal Balance Of The
                                                                                 Mortgage Loan At Securitization

Note Rate At Securitization                  45       Numeric      0.095         Cutoff Annualized Gross Internet Rate
                                                                                 Applicable To The Calculation Of Scheduled
                                                                                 Interest

Servicer And Trustee Fee Rate                46       Numeric     0.00025        Cutoff Annualized Fee Paid To The Servicer
                                                                                 And Trustee

Fee Rate/Strip Rate 1                        47       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                 Current Note Rate To Determine Net Pass-Through
                                                                                 Rate

Fee Rate/Strip Rate 2                        48       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                 Current Note Rate To Determine Net Pass-Through
                                                                                 Rate

Fee Rate/Strip Rate 3                        49       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                 Current Note Rate To Determine Net Pass-Through
                                                                                 Rate

Fee Rate/Strip Rate 4                        50       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                 Current Note Rate To Determine Net Pass-Through
                                                                                 Rate

Fee Rate/Strip Rate 5                        51       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                 Current Note Rate To Determine Net Pass-Through
                                                                                 Rate

Net Rate At Securitization                   52       Numeric    0.00001         Cutoff Annualized Interest Rate Applicable To
                                                                                 The Calculation Of Remittance Interest

Periodic P&I Payment At Securitization       53       Numeric    3000.00         The Periodic Scheduled Principal & Interest
                                                                                 Payment

# Of Properties                              54       Numeric    13              The Number Of Properties Underlying The Mortgage
                                                                                 Loan

Property Name                                55         AN       Text            If Number Of Properties Is Greater Than 1
                                                                                 Then "Various"

Property Address                             56         AN       Text            If Number Of Properties Is Greater Than 1
                                                                                 Then "Various"

Property City                                57         AN       Text            If Number Of Properties Is Greater Than 1
                                                                                 Then "Various"

Property State                               58         AN       Text            If Number Of Properties Is Greater Than 1
                                                                                 Then "Various"

Property Zip Code                            59         AN       Text            If Number Of Properties Is Greater Than 1
                                                                                 Then "Various"

Property County                              60         AN       Text            If Number Of Properties Is Greater Than 1
                                                                                 Then "Various"


                            CSSA Loan Set-Up File
                                    E-2C

                                             Field
Field Name                                   Number      Type      Format         Desription
----------                                   ------      ----      ------         ----------
Property Type Code                             61         AN         MF           If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various" (See Property Type Code Legend)

Net Square Feet At Securitization              62      Numeric      25000         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"

# Of Units/Beds/Rooms At Securitization        63      Numeric       75           If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"

Year Built                                     64         AN         1990         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"

NOI At Securitization                          65      Numeric     100000.00      Net Operating Income At Securitization

DSCR At Securitization                         66      Numeric       2.11         DSCR At Securitization

Appraisal Value At Securitization              67      Numeric    1000000.00      Appraisal Value At Securitization

Appraisal Date At Securitization               68         AN       YYYYMMDD       Appraisal Date At Securitization

Physical Occupancy At Securitization           69      Numeric       0.88         Physical Occupancy At Securitization

Revenue At Securitization                      70      Numeric     100000.00      Revenue At Securitization

Operating Expenses At Securitization           71      Numeric     100000.00      Expenses At Securitization

Securitization Financials As Of Date           72         AN       YYYYMMDD       Securitization Financials As Of Date

Recourse (Y/N)                                 73         AN          Y           Y=Yes, N=No

Ground Lease (Y/N)                             74         AN          Y           Y=Yes, N=No

Cross-Collateralized Loan Grouping             75      Numeric        9(3)        All Loans With The Same Numeric Value Are Crossed

Collection Of Escrows (Y/N)                    76         AN          Y           Y=Yes, N=No

Collection Of Other Reserves (Y/N)             77         AN          Y           Y=Yes, N=No

Lien Position At Securitization                78      Numeric        1           1=First, 2=Second...


                                   EXHIBIT E-3

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT



                                      E-3-1


                                                                                         Original Underwriting Information
                                                                                         ------------------------------------------
                                            Last         Ending
                                          Property      Scheduled     Paid     Annual     Financial
Prospectus                               Inspection     Principal     Thru      Debt       Info as      %      Total     %
Number            City        State         Date         Balances     Date     Service     of Date     Due    Revenue   NOI    DSCR
-----------------------------------------------------------------------------------------------------------------------------------






                                                        Grand Total           Grand Total


*Prior Full Year Operating Information                    **Current Annual Operating Information
--------------------------------------------------        ----------------------------------------------------
  As of YZYYYY                       Normalized              As of YZYYYY                        Normalized
------------------                 ---------------        -------------------                 ----------------
 Financial                                                   Financial
Info as of      %      Total        %                       Info as of      %      Total        %
   Date        Due    Revenue      NOI        DSCR             Date        Due    Revenue      NOI        DSCR
--------------------------------------------------------------------------------------------------------------







Trading & "Actual" YTD Financial Information                       Net Change
                  Month Reported                                   Current & Basic
------------------------------------------------------------       ----------------------------
  FS         FS                                                                 %
Start        End        %         Total        %                    %         Total
 Date       Date       Due       Revenue      NOI       DSCR       Due         Rev         DSCR
-----------------------------------------------------------------------------------------------





Financial information

Current Full Year:

Current Full Yr. received with DSC (less than) 1:

Prior Full Year

Prior Full Yr. received with DSC (less than) 1:



                Received                                               Required
 Loans                                     Balance                                          Balance
 $              %                          $                           $            %       $                    %
--------------------------------------------------------------------------------------------------------------------------------
count           count/total count          Balance         balance/total balance
count           count/total count          Balance         balance/total balance
count           count/total count          Balance         balance/total balance
count           count/total count          Balance         balance/total balance

* And Preceding Annual Operating Information
**Preceding Annual Operating

                                   EXHIBIT E-4

                      FORM OF DELINQUENT LOAN STATUS REPORT



                                      E-4-1

                              Delinquent Loan Status Report

                                                                                                               Other
                                                                 Paid    Ending     Total O/S                 Advances
Prospectus    Property    Property                    Sq Ft or    to   Scheduled      P&I         Total O/S  (Taxes &
    ID          Name        Type      City   State     Units     Date   Balance     Advances      Expenses   Insurance)
-----------------------------------------------------------------------------------------------------------------------




                                       Current         LTM                   Cap Rate
Prospectus     Total       Current    Interest   Mat.  NOI            LTM    Assigned
    ID        Exposure   Monthly P&I    Rate     Date  Date  LTM NOI  DSCR     ***
---------------------------------------------------------------------------------------------------------------------


90 + Days Delinquent

60 Days Delinquent

30 Days Delinquent

Current & at Special Servicer

Foreclosure

*** How to determine the cap rate is agreed upon by Underwiter and Servicers - to be provided by a third party

                              Delinquent Loan Status Report

                                                                                                   Loss
                                                       Value       Valuation/  Appraisal, BPO,   Using 92%
Prospectus    Property    Property                   using NOI &   Appraisal        or           Appraisal   Estimated
    ID          Name        Type      City   State    Cap Rate      Date       Internal Value    or BPOs    Recovery %
-----------------------------------------------------------------------------------------------------------------------





                 Total
               Appraisal                            FCL    Expected
Prospectus     Reduction    Transfer   Resolution  Start   FCL Sale    Workout
    ID          Realised      Date        Date      Date     Date      Strategy   Comments
------------------------------------------------------------------------------------------------------------------------------------


90 + Days Delinquent

60 Days Delinquent

30 Days Delinquent

Current & at Special Servicer

Foreclosure

                                   EXHIBIT E-5

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT



                                      E-5-1

                     HISTORICAL LOAN MODIFICATION REPORT

                                                                    Balance
                                                                     when
                                     Modification                   sent to    Balance at the                          # of Months
Prospectus                               or        Modification     Special    Effective Date                           For Rate
    ID          City        State     Ext. Flag   Effecitve Date    Servicer   of Modification    Old Rate   New Rate    Change
----------------------------------------------------------------------------------------------------------------------------------




Prospectus
    ID          Old P & I     New P&I      Old Maturity
--------------------------------------------------------------------------



Total for All Loans:

Total for Loans in Current Month
        # of Loans    $ Balances


Modifications

Maturity Date Extensions:

Total

                     HISTORICAL LOAN MODIFICATION REPORT


Prospectus                  New       Months for    Realized        Estimated Interest
    ID          City      Maturity    Mod Change    Loss to Trust     Loss to Trust            Comments
------------------------------------------------------------------------------------------------------------------------------------


Total for All Loans:

Total for Loans in Current Month
        # of Loans    $ Bala

Modifications

Maturity Date
  Extensions:

Total

                                   EXHIBIT E-6

                     FORM OF HISTORICAL LOSS ESTIMATE REPORT



                                      E-6-1

                       HISTORICAL LOSS ESTIMATE REPORT


                                                                  Latest
                                                                 Appraisal                                       Net
                                                                    or                                          Amount
Prospectus    Property    Property                   % Rec from   Brokers         Effective                    Recieved    Seheduled
    ID          Name        Type      City   State      Sale      Opinion        Date of Sale    Sales Price   from Sale   Balances
------------------------------------------------------------------------------------------------------------------------------------




               Total P&I       Total          Servicing
Prospectus      Advance       Expenses           Fees
    ID        Outstanding   (Outstanding)      Expense
-----------------------------------------------------------


Total all Loans:


Current Month Only:

                       HISTORICAL LOSS ESTIMATE REPORT

                                                          Actual     Date               Date
                                                          Losses    Losses   Minor     Minor Adj      Total        Loss % of
Prospectus    Property    Property              Net       Passed    Passed   Adj to    Passed       Loss with      Scheduled
    ID          Name        Type      City    Proceeds    Through   Through  Trust     Through     Adjustments      Balance
------------------------------------------------------------------------------------------------------------------------------------



Total all Loans:


Current Month Only:

                                   EXHIBIT E-7

                        FORM OF NOI ADJUSTMENT WORKSHEET



                                      E-7-1

AS OF MM/DD/YY                               NDI ADJUSTMENT WORKSHEET

PROPERTY OVERVIEW:
  Prospectus Number
                                        ------------
  Sched Balance/Paid to Date
                                        ------------  ----------
  Property Name
                                        ------------
  Property Type
                                        ------------
  Property Address
                                        ------------
  City, State
                                        ------------  ----------
  Net Rentable Square Feet
                                        ------------
  Year/Built/Renovated
                                        ------------
  Year of Operations                      Borrower                 Adjustment               Normalized
                                        ------------               ----------               ------------
  Occupany Rate
                                        ------------               ----------               ------------
  Average Rental Rate
                                        ------------               ----------               ------------

INCOME:
  No. of Months                                                                             # of months
  Period Ended                            Borrower                 Adjustment               Normalized
                                        ------------               ----------               ------------
  Statement Classification
                                        ------------               ----------               ------------
  Rental Income - Category 1
                                        ------------               ----------               ------------
  Rental Income - Category 2
                                        ------------               ----------               ------------
  Rental Income - Category 3
                                        ------------               ----------               ------------
  Pass Through/Escalations
                                        ------------               ----------               ------------
  Other Income
                                        ------------               ----------               ------------
  Effective Gross Income
                                        ------------               ----------               ------------

OPERATING EXPENSES:
  Real Estate Taxes
                                        ------------               ----------               ------------
  Property Insurance
                                        ------------               ----------               ------------
  Utilities
                                        ------------               ----------               ------------
  General and Administration
                                        ------------               ----------               ------------
  Repairs and Maintenance
                                        ------------               ----------               ------------
  Management Fees
                                        ------------               ----------               ------------
  Payroll and Benefits
                                        ------------               ----------               ------------
  Advertising and Marketing
                                        ------------               ----------               ------------
  Professional Fees
                                        ------------               ----------               ------------
  Other Expenses
                                        ------------               ----------               ------------
  Ground Rent
                                        ------------               ----------               ------------
Total Operating Expenses
                                        ------------               ----------               ------------
Operating Expense Ratio
                                        ------------               ----------               ------------
Net Operating Income
                                        ------------               ----------               ------------
  Leasing Commissions
                                        ------------               ----------               ------------
  Tenant Improvements
                                        ------------               ----------               ------------
  Replacement Reserves
                                        ------------               ----------               ------------
  Other Capital Expense
                                        ------------               ----------               ------------
Total Capital Items
                                        ------------               ----------               ------------
NOI after Capital Items
                                        ------------               ----------               ------------

Debt Service (per servicer)
                                        ------------               ----------               ------------
Cash Flow after Debt Service
                                        ------------               ----------               ------------
DSCR (NOI/Debt Service)
                                        ------------               ----------               ------------
DSCR (after reserves\cap exp)
                                        ------------               ----------               ------------
Source of Financial Data:
                                        ------------               ----------               ------------
Income Comments:
                                        ------------               ----------               ------------
Expense Comments:
                                        ------------               ----------               ------------
Capital Items Comments:
                                        ------------               ----------               ------------

                                   EXHIBIT E-8

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT



                                      E-8-1

AS OF MM/DD/YY                              OPERATING STATEMENT ANALYSIS REPORT


PROPERTY OVERVIEW:
  Prospectus Number
                                        ------------
  Sched Balance/Paid to Date
                                        ------------  ----------
  Property Name
                                        ------------
  Property Type
                                        ------------
  Property Address
                                        ------------  ----------
  City, State
                                        ------------  ----------   ----------   ----------  ------------
  Net Rentable Square Feet
                                        ------------  ----------   ----------   ----------  ------------
  Year Built/Renovated
                                        ------------  ----------

                                                                                                1998
  Year of Operations                    Underwriting     1995         1996         1997     YTD/Trailing**
                                        ------------  ----------   ----------   ----------  ------------
  Occupany Rate
                                        ------------  ----------   ----------   ----------  ------------
  Average Rental Rate
                                        ------------  ----------   ----------   ----------  ------------

** Servicer will not be expected to "Normalize" these YTD numbers


INCOME:
  No. of Months                                                                              # of months
                                                                                                1998
  Period Ended                          Underwriting     1995         1996         1997     YTD/Trailing   1997-Base   1997-1996
  Statement Classification                 Basis      Normalized   Normalized   Normalized                 Variance    Variance
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Rental Income - Category 1
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Rental Income - Category 2
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Rental Income - Category 3
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Pass Through/Escalations
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Other Income
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Effective Gross Income
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------

OPERATING EXPENSES:
  Real Estate Taxes
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Property Insurance
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Utilities
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  General and Administration
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Repairs and Maintenance
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Management Fees
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Payroll and Benefits
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Advertising and Marketing
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Professional Fees
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Other Expenses
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Ground Rent
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Total Operating Expenses
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Operating Expense Ratio
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Net Operating Income
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Leasing Commissions
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Tenant Improvements
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Replacement Reserves
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
  Other Capital Expense
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Total Capital Items
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
NOI after Capital Items
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------

Debt Service (per servicer)
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Cash Flow after Debt Service
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
DSCR (NOI/Debt Service)
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
DSCR (after reserves\cap exp)
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Source of Financial Data:
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Income Comments:
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Expense Comments:
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------
Capital Items Comments:
                                        ------------  ----------   ----------   ----------  ------------   --------    ---------

                                   EXHIBIT E-9

                            FORM OF REO STATUS REPORT



                                      E-9-1

                              REO STATUS REPORT

                                                                                                               Other
                                                                 Paid    Ending     Total P&I      Total      Advances
Prospectus    Property    Property                   Sq. Ft or   thru  Scheduled   Advances to    Expenses   (Taxes &
    ID          Name        Type      City   State   Units       Date   Balances      Date        to Date    Insurance)
-----------------------------------------------------------------------------------------------------------------------




                                                    LTM                      Cap Rate
Prospectus     Total       Current      Maturity    NOI               LTM     Assign     Valuation/
    ID        Exposure   Monthly P&I      Date      Date     LTM NOI  DSCR     ***      Apprasial Date
------------------------------------------------------------------------------------------------------------------------------------







*** How to determin the cap rate is agreed upon by Underwiter and Servicers - to be provided by a third party

                              REO STATUS REPORT

                                              Value                                                        Total        Special
                                              Using      Appraisal/      Loss Using 92%                   Appraisal    Servicing
Prospectus    Property    Property            NOI &        BPO or          Appraisal or      Estimated     Reduction    Transfer
    ID          Name        Type      City   Cap Rate   Internal Value        BPO           Recovery %    Reasised       Date
------------------------------------------------------------------------------------------------------------------------------------





                  REO        Pending
Prospectus    Acquisition   Resolution
    ID           Date        Date                 Comments
------------------------------------------------------------------------------------------------------------------------------------




                                  EXHIBIT E-10

                               FORM OF WATCH LIST



                                     E-10-1

                             SERVICER WATCH LIST


                                                       Ending    Paid
Prospectus    Property    Property                   Scheduled   thru   Maturity                 Comment/Reason on
    ID          Name        Type      City   State    Balance    Date    Date      LTM DSCR*        Watch List
-----------------------------------------------------------------------------------------------------------------------






*   LTM = Last 12 months either trailing or last annual

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                               [date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

         Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, Class _______, [having an initial aggregate Certificate Principal Balance as of December 3, 1998 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _____________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among DLJ Commercial Mortgage Corp., as Depositor, Banc One Mortgage Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                  3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

                    ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

                    ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self- regulatory organization, or with a foreign governmental agency or self- regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

                    ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

                    ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies," as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.



                                     F-1A-2

                    ___  (e) Other. (Please specify brief description of method)
                          ______________________________________________________
                          ______________________________________________________
                          ______________________________________________________
                          _____________________________________________________.

                  4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                           (a) the following instruments and interests shall be
                  excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies," if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                           (b) the aggregate value of the securities shall be
                  the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

                           (c) securities owned by subsidiaries of the entity
                  that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                  5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                  6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Certificates and distributions thereon,
         (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, (d) any credit enhancement mechanism associated with the Transferred Certificates, and (e) all related matters, that the Transferee has requested.

                                                 Very truly yours,

                                                 _______________________________
                                                 (Transferor)
                                                 By:  __________________________
                                                 Name:  ________________________
                                                 Title:  _______________________



                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                                        [date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

                  Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass- Through Certificates, Series 1998-CF2, Class _______,[having an initial aggregate Certificate Principal Balance as of December 3, 1998 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

         This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among DLJ Commercial Mortgage Corp., as Depositor, Banc One Mortgage Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any

         Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                                 Very truly yours,

                                                 _______________________________
                                                 (Transferor)
                                                 By:  __________________________
                                                 Name:  ________________________
                                                 Title:  _______________________



                                     F-1B-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                                           [date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

                  Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass- Through Certificates, Series 1998-CF2, Class _______, [having an initial aggregate Certificate Principal Balance as of December 3, 1998 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among DLJ Commercial Mortgage Corp., as Depositor, Banc One Mortgage Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                                 Very truly yours,

                                                 _______________________________
                                                 (Transferor)
                                                 By:  __________________________
                                                 Name:  ________________________
                                                 Title:  _______________________

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                                 _______________________________
                                                 (Nominee)
                                                 By:  __________________________
                                                 Name:  ________________________
                                                 Title:  _______________________



                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________/1/ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more

--------
/1/ Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     F-2A-3
                  than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________


         3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.



                                     F-2A-4

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                  ___      ___      Will the Transferee be purchasing the
                  Yes      No       Transferred Certificates only for the
                                    Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                            ___________________________________
                                            Print Name of Transferee

                                            By: _______________________________
                                                Name: _________________________
                                                Title: ________________________
                                                Date: _________________________



                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.



                                     F-2A-6

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                   ___       ___
                   Yes       No             Will the Transferee be purchasing
                                            the Transferred Certificates only
                                            for the Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                            ___________________________________
                                            Print Name of Transferee

                                            By: _______________________________
                                                Name: _________________________
                                                Title: ________________________


                                            IF AN ADVISER:

                                            _______________________________
                                            Print Name of Transferee

                                            Date: _____________________________




                                     F-2A-7

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                                          [date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

                  Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass- Through Certificates, Series 1998-CF2, Class _______, [having an initial aggregate Certificate Principal Balance as of December 3, 1998 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to ________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among DLJ Commercial Mortgage Corp., as Depositor, Banc One Mortgage Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

         2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement, (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or Exhibit F-2B to the Pooling and Servicing Agreement, or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

         3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
         (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

         5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.



                                     F-2B-2

         6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

         7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            __________________________________
                                            (Transferee)

                                            By:_______________________________
                                               Name:  ________________________
                                               Title:  _______________________
                                               Date:  ________________________

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                            __________________________________
                                            (Nominee)

                                            By:_______________________________
                                               Name:  ________________________
                                               Title:  _______________________



                                     F-2B-3

                                    EXHIBIT G

                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA

                                     [Date]

Norwest Bank Minnesota, National Association
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

                  Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass- Through Certificates, Series 1998-CF2, Class ___, [having an initial aggregate Certificate Principal Balance as of December 3, 1998 (the "Closing Date") of $______________] [evidencing a ____% Percentage Interest in the related Class]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among DLJ Commercial Mortgage Corp. as depositor, Banc One Mortgage Capital Markets, LLC, as master servicer and special servicer, and Norwest Bank Minnesota, National Association, as trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"; and each such employee benefit plan or other retirement arrangement, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                                 Very truly yours,

                                                 ______________________________
                                                 (Transferee)

                                                 By:  _________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

STATE OF                            )
                                    )  ss:
COUNTY OF                           )

                  ______________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income).

                  3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E- 1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.



                                      H-1-1

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
_________________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory disposition of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  12. The Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.



                                      H-1-2

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ______
_____, ____.

                                                 [NAME OF TRANSFEREE]

                                                 By: _____________________
                                                       [Name of Officer]
                                                       [Title of Officer]

[Corporate Seal]

ATTEST:

__________________________
[Assistant] Secretary

                  Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ___ day of ______________,
_____.

                                  __________________________________
                                  NOTARY PUBLIC

                                  COUNTY OF _______________
                                  STATE OF ________________

                                  My Commission expires the _________ day of ___________, 19__.



                                      H-1-3

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                              [Date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

         Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp., as depositor, Banc One Mortgage Capital Markets, LLC, as master servicer and special servicer, and Norwest Bank Minnesota, National Association, as trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.



                                      H-2-1

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ________________________________
                                        (Transferor)

                                        By:  ___________________________
                                        Name: __________________________
                                        Title: _________________________



                                      H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [Date]

[RATING AGENCIES]

Ladies and Gentlemen:

         This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of December 1, 1998 and relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

         Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

         The designation of __________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Norwest Bank Minnesota, National Association, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.



                                      I-1-1

         Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                       Very truly yours,

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Trustee

                                       By: ____________________________
                                           Name:
                                           Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By:  _______________________
Name:
Title:
Date:

FITCH IBCA, INC.

By:  _______________________
Name:
Title:
Date:



                                      I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                              [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[REMIC ADMINISTRATOR]

         Re:      DLJ Commercial Mortgage Corp., Series 1998-CF2

Ladies and Gentlemen:

         Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of December 1, 1998 and relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                                By: _________________________
                                                Name:
                                                Title:



                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT



                                      J-1-1

                                                          EXHIBIT 1 to EXHIBIT J

         This Exhibit 1 is attached to and incorporated in a financing statement pertaining to DLJ Commercial Mortgage Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Norwest Bank Minnesota, National Association as trustee for the holders of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee and REMIC administrator, and Banc One Mortgage Capital Markets, LLC as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (collectively, the "Series 1998-CF2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

                  1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit B;

                  2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

                  3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

                  4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  5.       All REO Property;

                  6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the



                                      J-1-2

                           Servicing Account(s) and Reserve Account(s), (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account,
                           (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  9. (a) the Interest Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

                  11. The rights of the Debtor under Sections 2, 3(a), 3(b), 3(d), 4, 8(f) and 12 (and, to the extent related to the foregoing, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of the Mortgage Loan Purchase and Sale Agreement dated as of November 20, 1998, between the Debtor and Column Financial, Inc.

                  12. Any rights of the Debtor, as assignee, under the Third Party Originator Agreements; and

                  13. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS (INCLUDING WITHOUT LIMITATION, PERMITTED INVESTMENTS) SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY,



                                      J-1-3

INSTRUMENT OR OTHER OBLIGATION (INCLUDING WITHOUT LIMITATION, ANY PERMITTED INVESTMENT) IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.



                                      J-1-4

                                    EXHIBIT K

                       CALCULATION OF NET OPERATING INCOME

         With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year or portion thereof, (i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period, and less (iii) any Contractual Recurring Replacement Reserve for such Mortgaged Property as indicated in the Prospectus Supplement dated November 20, 1998 relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the amounts described in this clause
(iii) to be prorated if "Net Operating Income" is being calculated for less than a full fiscal year).

         With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

         With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                   EXHIBIT L-1

                 FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
                   REQUEST BY REGISTERED OR BENEFICIAL HOLDER

                                     [Date]

Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York 10004
Attention:  Corporate Trust Services (CMBS)

                  Re:      DLJ Commercial Mortgage Corp., Series 1998-CF2

         In accordance with Section [4.02(a)] [8.12(b)] of the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Banc One Mortgage Capital Markets, LLC, as master servicer and special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee") and REMIC administrator, with respect to the DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a [registered holder] [beneficial owner] of the Class ____ Certificates.

                  2. The undersigned is requesting access to the information on the Trustee's Internet Website pursuant to Section 4.02(a)] or [the information identified on the schedule attached hereto pursuant to Section 8.12(b)] of the Pooling and Servicing Agreement (the "Information").

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating or accounting for its investment), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                           Section 5 of the Securities Act.



                                      L-1-1

                  5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.



                                      L-1-2

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                                 [BENEFICIAL HOLDER OF A
                                                 CERTIFICATE]

                                                 By: ________________________
                                                 Name:
                                                 Title:



                                      L-1-3

                                   EXHIBIT L-2

                 FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
                        REQUEST BY PROSPECTIVE PURCHASER

                                                  [Date]

Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York 10004
Attention:  Corporate Trust Services (CMBS)

                Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates")

         In accordance with Section [4.02(a)] [8.12(b)] of the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Banc One Mortgage Capital Markets, LLC, as master servicer and special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee") and REMIC administrator, with respect to the DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ____ Certificates.

                  2. The undersigned is requesting [access to the information on the Trustee's Internet Website pursuant to Section 4.02(a)]or [the information identified on the schedule attached hereto pursuant to Section 8.12(b)] of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                           Section 5 of the Securities Act.

                  5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.



                                      L-2-1

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                                 [PROSPECTIVE PURCHASER]

                                                 By: _________________________
                                                 Name:
                                                 Title:



                                      L-2-2

                                    EXHIBIT M

                FORM OF MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT


         This Mortgage Loan Purchase and Sale Agreement, dated as of November 20, 1998 (this "Agreement"), is between DLJ Commercial Mortgage Corp., a Delaware corporation (the "Purchaser"), and Column Financial, Inc., a Delaware corporation (the "Seller").

         The Seller intends to sell, assign, transfer, set over and otherwise convey to the Purchaser, subject to the terms and conditions set forth below, certain mortgage loans (collectively, the "Mortgage Loans") identified and more particularly described on Schedule 1 attached hereto (the "Mortgage Loan Schedule"). Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage Loans were originated by the Seller. With respect to those Mortgage Loans, if any, identified on the Mortgage Loan Schedule as having been originated by a party other than the Seller (any such other party, a "Third Party Originator"; and any such Mortgage Loan, a "Third Party Mortgage Loan"), the Seller is the beneficiary, either directly or by way of assignment, of certain representations and warranties made by the Third Party Originator(s) with respect to its (their) respective Third Party Mortgage Loan(s) pursuant to the agreement(s) identified on Schedule 2 hereto (each agreement so identified, a "Third Party Originator Agreement"). The Seller also intends to assign to the Purchaser all of its right, title and interest in, to and under each Third Party Originator Agreement, as and to the extent set forth in
Section 2 below.

         Reference is made to the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Banc One Mortgage Capital Markets, LLC as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Norwest Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee") and as REMIC administrator (in such capacity, the "REMIC Administrator"), relating to the issuance of the Purchaser's Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined below). The Seller acknowledges that the Purchaser intends to transfer the Mortgage Loans to the Trustee in exchange for the Certificates. The Purchaser has entered into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), pursuant to which the Purchaser will sell to the Underwriter all of the Certificates that are to be registered under the Securities Act of 1933, as amended (the "Securities Act"; and such Certificates, the "Registered Certificates"). The Purchaser has also entered into a Certificate Purchase Agreement, dated the date hereof (the "Certificate Purchase Agreement"), with the Underwriter, whereby the Purchaser will sell to the Underwriter all of the remaining Certificates (the "Non-Registered Certificates").

         1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on December 3, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The Mortgage Loans will have an aggregate Cut-off Date Balance of approximately $1,107,680,439 (the "Initial Pool Balance"). The purchase price for the Mortgage Loans shall be equal to 100% of the Initial Pool Balance, plus accrued interest thereon at the weighted average of the Mortgage Rates for the Mortgage Loans from December 1, 1998 (the "Cut-off Date") to but not including the Closing Date (net of related Master Servicing Fees and Trustee's
Fees), and such purchase price shall be paid to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

         2. Conveyance of the Mortgage Loans.

         (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 above, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser all the Seller's right, title and interest in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, and all of the Seller's right, title and interest in, to and under the Third Party Originator Agreements; provided, however, that the Seller's rights under the Third Party Originator Agreements, as assignee, and the rights the Seller is conveying hereunder, do not include any rights of its assignor to indemnification under Section 4 of each of such agreements. On the Closing Date, the Seller shall transfer or cause to be transferred to the Master Servicer the funds in such escrow, reserve or other comparable accounts related to the Mortgage Loans, together with an amount equal to all collections on the Mortgage Loans received prior to the Closing Date that represent scheduled payments of principal and interest due and principal prepayments received after the Cut-off Date.

         (b) In connection with such transfer and assignment, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Trustee (or a custodian appointed thereby (a "Custodian")) the documents and/or instruments described on Exhibit A hereto with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Mortgage File"). In addition, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Master Servicer all of the documents and other items referred to in Section 2.01(f) of the Pooling and Servicing Agreement with respect to the Mortgage Loans (collectively as to each Mortgage Loan, the "Servicing File"), together with any and all unapplied escrows and reserves in respect of the Mortgage Loans.

         If the Seller cannot deliver on the Closing Date any original or certified recorded document described on Exhibit A or any original policy of title insurance described on Exhibit A, the Seller shall use its best efforts, promptly upon receipt thereof, to deliver such original or certified recorded documents and such original policies of title insurance to the Trustee or Custodian, as the case may be (unless the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded documents shall not have been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, in which case it shall notify the Trustee and, if applicable, the Custodian in writing of such delay and shall deliver such documents to the Trustee or Custodian, as the case may be, promptly upon the Seller's receipt thereof).

         3. Representations and Warranties.

         (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit B.

         (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit C.

         (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Purchaser and the Underwriter) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

         (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 4(a) hereof), whether by the Seller pursuant to Section 4(a) or by a Third Party Originator pursuant to the related Third Party Originator Agreement, each of the representations and warranties set forth in Exhibit B and Exhibit C (other than, in the case of a Replacement Mortgage Loan substituted by a Third Party Originator, the representations and warranties set forth in Paragraph (d) of Exhibit B and Paragraph 2 of Exhibit
C). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

         4. Notice of Breach; Cure, Repurchase and Substitution.

         (a) Within ninety (90) days of the earlier of discovery or receipt of notice by the Seller that there has been a breach of any of the representations and warranties set forth in Exhibit B or Exhibit C and made by the Seller pursuant to Section 3(a), Section 3(b) or Section 3(d), as the case may be, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the legal and/or beneficial owner(s) thereof (any such breach, a "Material Breach"), the Seller shall, subject to subsection (b) below, (i) cure such Material Breach in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the directions of the owner(s) of such Defective Mortgage Loan(s); provided that if (i) such Material Breach does not relate to whether the Defective Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach within such 90-day period, and (iv) the Seller shall have delivered to the owner(s) of the Defective Mortgage Loan a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach will be cured within an additional period not to exceed 90 more days, then the Seller (except with respect to Third Party Mortgage Loans as provided in Section 4(b)) shall have up to an additional 90 days to complete such cure; and provided, further, that if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (a) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (b) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement (or, if the Defective Mortgage Loan is no longer subject thereto, in accordance with the reasonable instructions of the owner(s) thereof). Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis.

         Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 4(a), the Seller (i) shall deliver the related Mortgage File to the owner(s) of the Defective Mortgage Loan, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to such owner(s). No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 4(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of repurchase or substitution, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or substitution, shall belong to the Seller (or, in the case of a Defective Mortgage Loan that is repurchased or replaced by a Third Party Originator, to such Third Party Originator).

         If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 4(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the owner(s) of such Defective Mortgage Loan.

         Except as set forth in Section 8, it is understood and agreed that the obligations of the Seller set forth in this Section 4(a) to cure a Material Breach or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser or any assignee respecting a breach of the representations and warranties set forth on Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively.

         (b) It is hereby acknowledged that with respect to the Third Party Mortgage Loans, if any, the rights of the Seller in respect of those certain representations and warranties made by the Third Party Originators pursuant to the Third Party Originator Agreements and assigned by the Seller to the Purchaser pursuant hereto will, in turn, be assigned by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders. Accordingly, it is hereby agreed that if, in respect of any such Third Party Mortgage Loan, there exists a breach of any of the related Third Party Originator's representations and warranties for which such Third Party Originator could be required to repurchase or (at its option, to the extent of its substitution rights and subject to the Seller's right to approve any Replacement Mortgage Loan delivered thereunder) replace such Third Party Mortgage Loan, then notwithstanding that such Third Party Mortgage Loan may also constitute a Defective Mortgage Loan for purposes of Section 4(a) by reason of a Material Breach of any of the Seller's representations and warranties set forth in Exhibits B and C made pursuant to Sections 3(a), 3(b) and 3(d), respectively, the Seller shall be deemed not to have notice of such Material Breach (and, correspondingly, not to be obligated to proceed with the cure of such Material Breach or the repurchase of or substitution for such Third Party Mortgage Loan) unless and until the related Third Party Originator shall have failed to cure such Material Breach or repurchase or replace such Third Party Mortgage Loan during the cure period for the breach of its representations and warranties set forth in the related Third Party Originator Agreement; provided that this sentence shall not apply in the event of a Material Breach that relates to whether the Defective Mortgage Loan is a Qualified Mortgage; and, provided, further, that, if, as a result of the failure of a Third Party Originator to cure a Material Breach on the part of the Seller with respect to a Third Party Mortgage Loan or repurchase or replace such Third Party Mortgage Loan during the applicable cure period, the Seller is obligated to cure such Material Breach on its part or repurchase or replace such Third Party Mortgage Loan, the Seller shall be obligated to do so within 30 days (or, in the case of the Mortgage Loan originated by Apple Bank for Savings, 90 days) following the end of the cure/repurchase/substitution period for the related Third Party Originator and the Seller shall not be entitled to the additional 90-day cure period that is provided for in Section 4(a) with respect to Mortgage Loans that are not Third Party Mortgage Loans.
In addition, if the price at which any Third Party Mortgage Loan is required to be repurchased by the related Third Party Originator, or the additional cash amount to be paid together with the delivery of one or more Replacement Mortgage Loans substituted by the related Third Party Originator for any Third Party Mortgage Loan, in either case in connection with a breach of such Third Party Originator's representations and warranties as contemplated above, is less than the applicable Purchase Price or Substitution Shortfall Amount, as the case may be, the Seller shall make-up the difference out of its own funds (payment of such difference to be made in accordance with the directions of the owner(s) of such Third Party Mortgage Loan at the time it is repurchased or replaced by such Third Party Originator).

         (c) It shall be a condition to any repurchase of or substitution for a Defective Mortgage Loan by the Seller pursuant to Section 4(a) that the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller (i) the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Trustee under the Pooling and Servicing Agreement, and (ii) in the case of a Third Party Mortgage Loan, the rights in respect of such Third Party Mortgage Loan under the related

Third Party Originator Agreement that were assigned to the Trustee under the Pooling and Servicing Agreement.

         (d) The Seller hereby acknowledges and consents to the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of (i) the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively, (ii) the obligation of the Seller to repurchase or replace a Defective Mortgage Loan in connection with a Material Breach pursuant to Section 4(a) and (iii) the obligation of the Seller to deliver certain documentation, funds and other assets relating to the Mortgage Loans pursuant to Section 2. The Trustee or its designee may enforce such obligations as provided in Section 11(a) hereof or as assignee.

         5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time (or at such other place and time as may be determined by the Purchaser), on the Closing Date.

         The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller made pursuant to Section 3 of this Agreement shall be true and correct as of the Closing Date;

                  (ii) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee or a Custodian and to the Master Servicer, respectively, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

                  (iv) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                  (v) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

         Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

         6. Closing Documents. The Closing Documents shall consist of the following:

                  (i) This Agreement duly executed by the Purchaser and the Seller;

                  (ii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by an executive officer of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, the Underwriter, their affiliates, the Trustee and the Certificateholders (collectively, for purposes of this Section 6, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement and (B) the certificate of incorporation and by-laws of the Seller;

                  (iii) A certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than thirty (30) days prior to the Closing Date, and upon which the Interested Parties may rely;

                  (iv) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (v) A written opinion of Long Aldridge & Norman, counsel for the Seller, substantially in the form of Exhibit D-3 hereto, with any modifications required by any rating agency (each, a "Rating Agency") identified in the Prospectus Supplement or the Memorandum (each as defined below), dated the Closing Date and addressed to the Purchaser, the Underwriter, the Trustee and, if requested thereby, each Rating Agency, together with such other written opinions as may be required by any Rating Agency; and

                  (vi) Such further certificates, opinions and documents as the Purchaser may reasonably request.

         7. Costs. The Seller shall pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation, any recording fees or fees for title policy endorsements and continuations and fees and expenses of its counsel.

         8. Indemnification.

         (a) The Seller shall indemnify and hold harmless the Purchaser, the Underwriter, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the Purchaser, the Underwriter, their respective officers and directors and any such controlling persons, collectively, for purposes of this Section 8, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette), the Memorandum (including the Prospectus Supplement as attached as Exhibit A thereto) or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing or (B) any items similar to Computational Materials and/or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state in any of the printed materials described in the immediately preceding clause (i) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon any information furnished to any Indemnified Party by or on behalf of the Seller or approved by the Seller, or was based upon or arose out of a defective document delivered to the Purchaser by or on behalf of the Seller (other than in respect of a Third Party Mortgage Loan), or was based upon or arose out of any breach or alleged breach of any of the representations, warranties, covenants or agreements of the Seller (other than those relating to the Third Party Mortgage Loans) as set forth in or made pursuant to this Agreement or any exhibit hereto (collectively, the "Seller's Information"). Without limiting the intended coverage of the foregoing indemnity, it is hereby acknowledged that all statements (other than those relating to the Third Party Mortgage Loans) set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement--The Mortgage Loans and the Mortgaged Properties", "Risk Factors--Risks Related to the Mortgage Loans" and "Description of the Mortgage Pool", in the Memorandum under the caption "Description of the Mortgage Pool" and elsewhere in the Prospectus Supplement and the Memorandum with respect to the subjects discussed under such captions in each, as well as all statements (other than those relating to the Third Party Mortgage Loans) set forth on Exhibits A-1 and A-2 to the Prospectus Supplement and the Diskette, have been made in reliance upon information furnished by or on behalf of the Seller or approved by the Seller. The Seller acknowledges that the Underwriter will enter into the Underwriting Agreement and the Certificate Purchase Agreement in reliance upon this indemnity agreement of the Seller. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

         For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. 333-59167 filed by the Purchaser on Form S-3, including, without limitation, all exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated November 20, 1998, as supplemented by the prospectus supplement dated November 20, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates, including, without limitation, all annexes and exhibits thereto; "Memorandum" shall mean the private placement memorandum dated November 20, 1998, relating to certain classes of the NonRegistered Certificates, including, without limitation, all annexes and exhibits thereto; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder letters, the "No-Action Letters"); and "Diskette" shall mean the diskette attached to the Prospectus Supplement.

         (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a) above, the Indemnified Party shall promptly notify the Seller in writing, and the Seller, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Seller may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, and the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Seller and such Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including, without limitation, any impleaded parties) include both the Seller and such Indemnified Party, and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(iii) the Seller shall have failed within a reasonable period to retain counsel reasonably satisfactory to the Indemnified Party in accordance with the preceding sentence. It is understood that the Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the legal fees and disbursements of more than one legal counsel for all the Indemnified Parties. The Seller may, at its option, at any time upon written notice to the Indemnified Party assume the defense of any proceeding and may designate counsel satisfactory to the Indemnified Party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Seller shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Seller agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. If the Seller assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party in connection with all claims which have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, and shall be entitled to settle such proceeding without the consent of the Indemnified Party, provided that the Indemnified Party receives a full and unconditional release of all claims asserted against it in such proceeding by the other parties to such settlement.

         (c) If the indemnification provided for in Section 8(a) is unavailable to an Indemnified Party or insufficient to hold it harmless in respect of any losses, claims, damages or liabilities referred to therein, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Seller and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and the Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

         (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to subsection (c) above were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 8, which expenses the Seller shall pay as and when incurred, at the request of the Indemnified Party, and to the extent that any expenses so paid by the Seller are subsequently determined to not be required to be borne by the Seller hereunder, the Indemnified Party which received such payment shall promptly refund the amount so paid to the Seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnity and contribution agreements contained in this
Section 8 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Indemnified Parties, and (iii) acceptance of and payment for the Mortgage Loans.

         (f) The Seller shall (i) pay all out-of-pocket costs and expenses of the Purchaser reasonably incurred in connection with the enforcement of any right or remedies of the Purchaser or the Trust provided for by this Agreement, including the performance of all of the Seller's obligations hereunder, (ii) pay any and all present and future stamp and other similar taxes with respect to the matters covered hereby and indemnify and hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes, and (iii) indemnify and hold harmless the Purchaser and its officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses (including, without limitation, attorneys' and accountants' fees reasonably incurred) and disbursements of any kind whatsoever that may be imposed on, incurred by or asserted against the Purchaser or any of its officers, employees or agents:

                  (A) in defending or protecting the Purchaser's right, title and interest in the Mortgage Loans, including, without limitation, the security interests and liens granted hereunder in the event that the sale hereunder is deemed to constitute a loan secured by all or part of the Mortgage Loans, or in defending or protecting the priority of any thereof;

                  (B) in connection with the performance or non-performance of any obligation of the Seller with respect to the Mortgage Loans;

                  (C) in the enforcement, or attempted enforcement, of this Agreement, or in the collection or attempted collection of any obligation of the Seller hereunder;

                  (D) in relation to any misstatement or alleged misstatement of a material fact in any representation, warranty or other information provided by the Seller to or for the benefit of the Purchaser in connection with this Agreement or otherwise or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (exclusive of any such misstatement, alleged misstatement, omission or alleged omission relating to a Third Party Mortgage Loan);

                  (E) as a result of any indemnity payable by the Purchaser or the Trust to the Master Servicer or Special Servicer arising out of, related to or in connection with the origination of any Mortgage Loan (other than a Third Party Mortgage Loan); and

                  (F) in any other way relating to or arising out of this Agreement or any of the transactions contemplated hereby.

         9. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or such other address as may be designated by the Purchaser to the Seller in writing, or, if sent to the Seller, will be sent by regular prepaid U.S. Mail or prepaid reliable overnight courier or delivered by hand and confirmed to it at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: President, or such other address as may be designated by the Seller to the Purchaser in writing.

         10. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of the Certificates without the prior written consent of the Trustee. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Sections 3(a), 3(b), 3(d), 8 and 11 hereof.

         11. Third Party Beneficiaries.

         (a) The Trustee and the Certificateholders are intended third party beneficiaries of the representations, warranties and covenants made by the Seller in Sections 2, 3(a), 3(b), 3(d), 4, 8(f) and 12 (and, to the extent relevant to the foregoing, in Sections 9, 10, 13, 14, 15, 16, 17 and 19) of this Agreement. It is acknowledged that such representations, warranties and covenants of the Seller may be enforced by the Trustee against the Seller, on behalf of itself and the Certificateholders, to the same extent as if they were parties hereto.

         (b) The Underwriter is an intended third party beneficiary of the representations, warranties and covenants of the Seller set forth in Sections 5, 6 and 8 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15 and 16) of this Agreement. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of the Underwriter against the Seller to the same extent as if it was a party hereto.

         (c) Each of the officers, directors and controlling persons of each of the Purchaser and the Underwriter referred to in Section 8 hereof is an intended third party beneficiary of the representations, warranties, covenants and indemnities of the Seller set forth in Section 8 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15 and 16) of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if such person or entity was a party hereto.

         12. Characterization. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. Furthermore, it is not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then: (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignments by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 4(d) hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Georgia Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

         13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the

Seller to the Purchaser (and by the Purchaser to the Trustee), notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

         14. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         15. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state. The Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         17. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as contemplated by
Section 4(d) or as may otherwise be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.

         18. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document, shall verify the accuracy thereof and shall remain liable therefor.

         19. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), evidenced by a single mortgage note and secured by mortgages, deeds of trust and/or deeds to secure debt on all the Mortgaged Properties identified on the Mortgage Loan Schedule as corresponding to such Cross-Collateralized Group. Each such Mortgage Loan actually represents a portion of the entire indebtedness evidenced by the related mortgage note that has been allocated to the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding to such Mortgage Loan. Each of the Mortgage Loans constituting each such Cross-Collateralized Group shall be deemed to be a separate Mortgage Loan that is (a) evidenced by a mortgage note identical to the mortgage note that evidences such Cross-Collateralized Group (but in a principal amount equal to the principal balance allocated to such Mortgage Loan) and (b) cross-defaulted and cross-collateralized with each other Mortgage Loan in such Cross-Collateralized Group. In addition, it is hereby acknowledged that certain other groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, also a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 19 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 19. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

         IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                      COLUMN FINANCIAL, INC.



                                      By:_______________________________
                                      Name:
                                      Title:


                                      DLJ COMMERCIAL MORTGAGE CORP.



                                      By: _______________________________
                                      Name:
                                      Title:

                                   Exhibit A


         Certain Documents to be Delivered by the Seller with Respect to the Mortgage Loans


         The documents and instruments to be delivered to the Trustee (or a Custodian on behalf of the Trustee) in respect of each Mortgage Loan pursuant to Section 2(a) of this Agreement are, subject to Section 19, as follows:

         (i) the original executed Mortgage Note, endorsed (without recourse) to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2;

         (ii) an original or copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause
         (iv) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iv) an original executed assignment of the Mortgage, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1, in recordable form;

         (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2, in recordable form;

         (vi) originals or copies of any written assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

         (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, a pro forma policy or an irrevocable, binding commitment to issue such title insurance policy;

         (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing
         Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-CF2;

         (ix) any environmental indemnity agreement, property management agreement, ground lease, intercreditor agreement, cash management agreement and lock-box agreement relating to such Mortgage Loan; and

         (x) any original documents relating to Additional Collateral.

                                  Exhibit B


          Representations and Warranties with respect to the Seller


                  The Seller hereby represents and warrants that, as of the Closing Date:

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is possessed of all licenses necessary to carry on its business and is qualified and in good standing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan as contemplated by the terms of this Agreement and the Pooling and Servicing Agreement.

                  (b) The execution and delivery by the Seller of this Agreement, as well as the execution (including, without limitation, by facsimile or machine signature) of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not (i) violate the Seller's organizational documents, (ii) violate any law or regulation or any administrative decree or order to which the Seller is subject or (iii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets.

                  (c) The Seller has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

                  (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

                  (h) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The principal place of business and chief executive office of the Seller is located in Atlanta, Georgia.

                  (j) The Seller is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc.

                                  Exhibit C


      Representations and Warranties with respect to the Mortgage Loans


         For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

                  The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 19 of this Agreement:

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

                  2. Ownership of Mortgage Loans. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. As of the Closing Date, no scheduled payment of principal and interest under any Mortgage Loan was thirty (30) days or more past due, and no Mortgage Loan has been thirty (30) days or more delinquent in the twelve-month period immediately preceding the Closing Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien (or, in the case of one Mortgage Loan, second priority lien) upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related

Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (e) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is only subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any security interest in such personal property granted in connection with another Mortgage Loan.

                  5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property, and each assignor thereunder has the full right to assign the same. The related assignment of such Assignment of Leases executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. To the Seller's knowledge, no person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage related to a Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to a Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File. No Mortgage Loan has been modified in any manner such that the terms of such Mortgage Loan, as so modified, are materially (and adversely to the owner thereof) different from the terms of such Mortgage Loan described in the Prospectus.

                  7. Condition of Property; Condemnation. Each Mortgaged Property securing a Mortgage Loan is, to the Seller's knowledge, based on its review of the most recent inspection report (which, if prepared by a master servicer of such Mortgage Loan, was so prepared in accordance with the related servicing agreement), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge, as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property.

                  8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of such Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located, and such Title Policy contains no exclusion for, or it affirmatively insures, (a) access to a public road, (b) that there are no material encroachments of any part of the improvements on the related Mortgaged Property over easements, which encroachments could reasonably be expected to materially interfere with the use of the related Mortgaged Property (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) and (c) that the area shown on the survey conducted in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                  9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with or any such funds so escrowed have not been released.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Mortgagor, no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property (other than any Mortgaged Property identified on the Mortgage Loan Schedule as "Run-In Foods") in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in material violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority. To the Seller's knowledge, there are no circumstances or conditions with respect to such Mortgaged Property not revealed in such Environmental Report that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgaged Properties identified on the Mortgage Loan Schedule as "Run-In Foods" are collectively insured under a policy of insurance, subject to certain per occurrence and aggregate limits, against certain losses arising from the presence of hazardous substances on such Mortgaged Properties. The Mortgage encumbering each Mortgaged Property requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

                  13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Mortgagor with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. Except in certain cases, where tenants (having a net worth of at least $50,000,000 or an investment grade credit rating) with the obligation to maintain the insurance described in this paragraph are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured against loss by hazards of extended coverage in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption insurance policy providing coverage for at least six (6) months. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such hazard and flood insurance policies contain a standard "New York" mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten
(10) days' prior written notice to the mortgagee, and all premiums payable thereon as of the Closing Date, whether annual or otherwise, have been paid. Each Mortgaged Property securing a Mortgage Loan is also covered by commercial general liability insurance in an amount at least equal to $1 million per occurrence. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard, flood or liability insurance policy. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan.

                  15. Taxes and Assessments. To the Seller's knowledge, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

                  16. Mortgagor Bankruptcy. No Mortgagor under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Local Law Compliance. The improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property.

                  18. Leasehold Estate Only. If such Mortgage Loan is secured by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property (the "Fee Interest"):

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (b) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

                  (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
                           Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                  (d) At the Closing Date, such Ground Lease is in full force and effect, and the Seller has not received notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease;

                  (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee (provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease;

                  (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Such Ground Lease either (i) has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of the related Mortgage Loan or (ii) has an original term which does not end prior to the Stated Maturity Date of the related Mortgage Loan and has extension options that, if exercised by the related Mortgagor, cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  19. Leasehold Estate and Fee Interest. If any Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor under a Ground Lease and by the related Fee Interest:

                  (a) Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

                  (b) Upon occurrence of a default under the terms of the related Mortgage by the Mortgagor, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

                  20. Escrow Deposits. With respect to escrow deposits and payments relating to any Mortgage Loan, all such payments have been delivered to the Master Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

                  21. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  22. Advancement of Funds. No holder of a Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

                  23. Equity Interest. No Mortgage Loan is automatically convertible into an equity ownership interest in the related Mortgaged Property or the related Mortgagor.

                  24. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Mortgagor under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

                  25. Junior Liens. Except as otherwise described under "Description of the Mortgage Pool--Additional Mortgage Loan Information-- Additional and Other Financing" in the Prospectus Supplement, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. To the Seller's knowledge, except as otherwise specified under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Additional and Other Financing" in the Prospectus Supplement, and except for cases involving other Mortgage Loans, the Mortgaged Properties are not encumbered by any liens junior to the liens of the related Mortgages. Except in cases involving other Mortgage Loans, the Mortgaged Properties are not encumbered by any liens of equal priority with the liens of the related Mortgages.

                  26. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for or affirmatively covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage. The Seller has not received notice with respect to any Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for or affirmatively covered by titled insurance.

                  27. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  28. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, (i) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

                  29. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loans have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan master servicers.

                  30. Cross-collateralization. No Mortgage Loan is cross-collateralized with any loan other than one or more other Mortgage Loans.

                  31. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or, in the case of a Cross-Collateralized Group, the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements and (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that, as set forth under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Substitution" in the Prospectus Supplement, each of three Cross-Collateralized Groups (including the American Real Estate Loans and the Inland Loans (each as defined in the Prospectus Supplement)) permits the related Mortgagor to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates. Each Mortgage loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date, (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) and (iii) only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  32. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  33. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except as otherwise described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculation of Interest" in the Prospectus Supplement and except for the imposition of a default rate.

                  34. Inspection. In connection with the origination of each Mortgage Loan (other than the Third Party Mortgage Loans), the Seller inspected, or caused the inspection of, the related Mortgaged Property.

                  35. No Material Default. There exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for any Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in any of Paragraphs 3, 7, 12, 14, 15, 16, 17, 20, 24, 25, 26
and 28 of this Exhibit C.

                  36. Due-on-Sale. Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed in accordance with certain provisions set forth in the Mortgage securing each Mortgage Loan, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any interest therein, is directly or indirectly transferred or sold.

                  37. Single Purpose Entity. The Mortgagor on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Mortgagors, represented 5% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

                  38. Delivery of Mortgage File. The Seller has delivered to the Trustee or a Custodian appointed thereby, with respect to each Mortgage Loan, in accordance with Section 2 of this Agreement, a complete Mortgage File.

                  39. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

                  40. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming that it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate"). In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as the "Chanin Building," the Additional Interest Rate is not more than two percentage points (2%).

                                 Exhibit D-1

                   Certificate of an Officer of the Seller

                                 Exhibit D-2

                          Certificate of the Seller

                                 Exhibit D-3

                       Opinion of Counsel to the Seller

                                  Schedule 1

                            Mortgage Loan Schedule

                                  Schedule 2

                      Third Party Originator Agreements



THIRD PARTY ORIGINATOR              THIRD PARTY ORIGINATOR AGREEMENT

Union Capital Investments, LLC      Seller's Warranty Certificate dated as of
("Union Capital")                   November 18, 1998, from Union Capital in
                                    favor of DLJMCI

Apple Bank for Savings ("Apple      Seller's Warranty Certificate dated as of
Bank")                              December 2, 1998, from Apple Bank in favor
                                    of DLJMCI

                                   EXHIBIT N-1

           FORM OF THIRD PARTY ORIGINATOR AGREEMENT FOR UNION CAPITAL



                                      N-1-1

                        SELLER'S WARRANTY CERTIFICATE


         This Seller's Warranty Certificate, dated as of November 18, 1998 (this "Seller's Warranty Certificate"), is executed and delivered by Union Capital Investments, LLC (the "Seller"), in favor of DLJ Mortgage Capital, Inc. ("DLJMC"), its successors and assigns.

                            PRELIMINARY STATEMENT

         The Seller and DLJMC are parties to a Master Mortgage Loan Purchase Agreement dated as of January 23, 1996 (the "Master Agreement") and amended as of February 22, 1998. The mortgage loan or, if more than one, the mortgage loans (in either case, the "Mortgage Loans") identified on the Mortgage Loan Schedule attached as Schedule 1 hereto have been previously sold by the Seller to DLJMC pursuant to the Master Agreement. DLJMC intends to transfer the Mortgage Loans to Column Financial, Inc. ("Column") pursuant to a Bill of Sale (the "DLJMC Column Agreement"); Column in turn intends to transfer the Mortgage Loans to DLJ Commercial Mortgage Corp. (the "Depositor") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Column - Depositor Agreement"); and the Depositor in turn intends to deposit the Mortgage Loans into a trust fund to be evidenced by the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates"). The Certificates will be issued on or about December 3, 1998 (the actual date of issuance, the "Closing Date") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated on or about December 1, 1998, among the Depositor, Banc One Mortgage Capital Markets, LLC, as master servicer (in such capacity the "Master Servicer") and special servicer (in such capacity the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator"). The Seller agreed in the Master Agreement to make certain representations and warranties, repurchase certain Mortgage Loans and provide certain indemnification in connection with any sale of the Mortgage Loans to a trust fund to be formed as part of a mortgage pass-through transaction, and such agreement was partial consideration for the execution and performance of the Master Agreement by DLJMC. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Master Agreement or, if not defined in the Master Agreement, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         Pursuant to the terms of the DLJMC - Column Agreement, DLJMC shall assign to Column all of DLJMC's right, title and interest in and to the Mortgage Loans and under this Seller's Warranty Certificate (except under
Section 4 hereof); pursuant to the Column - Depositor Agreement, Column shall assign to the Depositor, among other things, all of Column's right, title and interest in and to the Mortgage Loans and, to the extent assigned to it under the DLJMC Column Agreement, under this Seller's Warranty Certificate; and pursuant to the Pooling and Servicing Agreement, the Depositor shall assign to the Trustee, for the benefit of the holders of the Certificates (the "Certificateholders"), among other things, all of the Depositor's right, title and interest in and to the Mortgage Loans and, to the extent assigned to it under the Column Depositor Agreement, under this Seller's Warranty Certificate.

         SECTION 1. Delivery of Mortgage Files. The Seller agrees that it shall deliver to the Trustee as assignee of the Depositor (or, if so directed by DLJMC, to a custodian appointed by the Trustee (a "Custodian")), under the Pooling and Servicing Agreement, all of the documents required in the Mortgage Files, at the times and in the manner otherwise required by the Pooling and Servicing Agreement, in each case to the extent the Seller has not delivered such documents to DLJMC prior to the date hereof.

         SECTION 2. Representations and Warranties of the Seller. Pursuant to
Section 7.01 of the Master Agreement, the Seller hereby represents and warrants as of the Closing Date to and for the benefit of DLJMC, Column, the Depositor, their affiliates, the Trustee and the Certificateholders that (a) each of the representations and warranties set forth in Section 4.01 and
Section 4.02 of the Master Agreement is true and correct as if stated and made on the Closing Date and (b) each Mortgage Loan bears interest at a rate that remains fixed throughout the term of such Mortgage Loan. The Seller agrees that it shall be deemed to make as of the date of substitution with respect to any Replacement Mortgage Loan (as defined in the Pooling and Servicing Agreement) that is substituted by the Seller for a Mortgage Loan in the manner set forth in Section 3 hereof, to and for the benefit of DLJMC, Column, the Depositor, their affiliates, the Trustee and the Certificateholders, each of the representations and warranties set forth in Sections 4.01 and 4.02 of the Master Agreement as if stated and made on the date of substitution, with any conforming changes necessary due to the fact that such Replacement Mortgage Loan was not purchased pursuant to the Master Agreement.

         SECTION 3. Cure, Repurchase, Substitution and Indemnity Obligations of the Seller. Each of the representations and warranties contained and/or referred to in Section 2 shall survive the transfer of the Mortgage Loans by DLJMC to Column, by Column to the Depositor and by the Depositor to the Trustee, for the benefit of the Certificateholders, and shall inure to the benefit of DLJMC and its successors and assigns (the holder(s) of any Mortgage Loan or related REO Property, including, without limitation, the Trustee for the benefit of the Certificateholders, being herein referred to as the "Owner" thereof), notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or DLJMC's, Column's, the Depositor's or the Trustee's examination of any Mortgage File. Upon discovery by either the Seller or the related Owner of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan or REO Property that materially and adversely affects the value of such Mortgage Loan or related REO Property or the interest of the related Owner therein (any such breach, a "Material Breach"), the party discovering such breach shall give prompt written notice to the other.

         Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any Material Breach (other than a Material Breach involving any representation or warranty made pursuant to Section 2 hereof that is set forth in Section 4.01 of the Master Agreement), the Seller shall use its best efforts to cure such Material Breach in all material respects and, if such Material Breach cannot be cured within such 60-day period, the Seller shall, at the related Owner's option, repurchase the affected Mortgage Loan or REO Property at the Purchase Price (as defined in the Pooling and Servicing Agreement); provided, however, that if the Seller's obligation to repurchase such affected Mortgage Loan or REO Property as described above arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date, if the affected Mortgage Loan or REO Property is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the affected Mortgage Loan or REO Property is then subject to the Pooling and Servicing Agreement and is not a Mortgage Loan that (or REO Property related to a Mortgage Loan that) had been substituted for a Mortgage Loan in the manner described hereinbelow, the Seller may, at its option, in lieu of repurchasing such affected Mortgage Loan, (a) replace such affected Mortgage Loan or REO Property with one or more Qualifying Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) that are approved by Column and pay any corresponding Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement), such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement, and (b) deliver a certification to the Trustee to the effect that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" in the Pooling and Servicing Agreement. The Seller may request that the related Owner extend the 60-day period referenced above within which the Seller must cure, repurchase or replace a Mortgage Loan or REO Property affected by such a Material Breach, to ninety (90) or more days (but not more than one hundred fifty (150) days) following the earlier of either discovery by or notice to the Seller of such Material Breach, by delivering a written request to the related Owner, together with evidence that the Seller is diligently proceeding to cure such breach and will require the requested extension to effect such cure; provided, however, that the related Owner may determine to accept or deny any such request in its sole discretion, without limitation. For purposes of this section, no such request shall be deemed to have been accepted by the related Owner unless the related Owner has affirmatively and expressly stated in writing its acceptance of such request. If a Material Breach involves any representation or warranty made pursuant to Section 2 hereof that is set forth in Section 4.01 of the Master Agreement and such Material Breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such Material Breach, any or all of the Mortgage Loans and/or related REO Properties shall, at the option of the related Owner, be repurchased (with no option to substitute) by the Seller at the Purchase Price. Any repurchase of Mortgage Loans and/or REO Properties or payment of any Substitution Shortfall Amount pursuant to the foregoing provisions of this
Section 3 shall be accomplished by wire transfer of immediately available funds in the amount of the Purchase Price or Substitution Shortfall Amount, as applicable, pursuant to wiring instructions furnished by the related Owner to the Seller.

         At the time of the repurchase of or substitution for any Mortgage Loan or REO Property as contemplated by the preceding paragraph, the related Owner and Seller shall arrange for the reassignment of such Mortgage Loan or the conveyance of such REO Property, as the case may be, to the Seller and the delivery to the Seller of any documents held by or on behalf of the related Owner relating to such Mortgage Loan or REO Property, as the case may be. With respect to each Mortgage Loan and REO Property to be repurchased or replaced as contemplated by the preceding sentence, at the time the Purchase Price or Substitution Shortfall Amount, as applicable, is wire transferred to or at the direction of the related Owner, the Seller shall, simultaneously with the initiation of such wire transfer, give written notice to the related Owner that such wire transfer has been initiated.

         In addition to such cure and repurchase or substitution obligation, the Seller shall indemnify the related Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses incurred in connection with any claim, demand, defense, or assertion based on or grounded upon, or resulting from, a breach by the Seller of the representations and warranties made pursuant to Section 2 hereof. The obligations of the Seller set forth in this Section 3 to cure or to repurchase or replace a defective Mortgage Loan or REO Property and to indemnify the related Owner as provided in this Section 3 constitute the sole remedies of the related Owner respecting a breach of such representations and warranties made pursuant to Section 2 hereof.

         SECTION 4. Indemnification. The Seller will indemnify and hold harmless DLJMC, Column, their affiliates, and each Person, if any, who controls DLJMC or Column within the meaning of the Securities Act of 1933, as amended (the "Securities Act"; and all of the foregoing Persons, collectively, "DLJ"), against any losses, claims, damages or liabilities to which DLJ may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (each, a "Liability") arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Seller to DLJ ("Seller Information") which is contained in the prospectus, private placement memorandum and/or other disclosure document or any amendment or supplement thereto (each, an "Offering Document") relating to the offering of any securities evidencing ownership interests in the Mortgage Loans or which arise out of or are based upon any omission or alleged omission to state in such Offering Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse DLJ for any legal or other expenses reasonably incurred by DLJ in connection with investigating or defending any such Liability; provided, however, that the Seller shall not be liable in any such case to the extent and only to the extent that any Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in an Offering Document in reliance upon and in conformity with information provided by or on behalf of any Person other than the Seller. DLJMC hereby agrees to indemnify the Seller for any Liability arising out of or based upon Seller Information which is not accurately reflected in any Offering Document.

         a. Promptly after receipt by a party with a right to indemnification under this section (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against a party with an indemnification obligation under this section (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnify ing Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense there of, with counsel satisfactory to such Indemnified Party; provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably considered that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice by such Indemnified Party of the Indemnifying Party's election to so assume the defense of such action and approval by such Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party within a reasonable period after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that if clause
                  (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in clause (i) or (iii).

         b. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection (a) of this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller on the one hand, and DLJMC on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and DLJ in such proportions that DLJ is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the (i) difference between the purchase price paid to the Seller by DLJMC for the Mortgage Loans and the aggregate resale price received by DLJMC, bears to (ii) the aggregate resale price received by DLJMC, and the Seller shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each Person, if any, who controls DLJ within the meaning of
                  Section 15 of the Securities Act shall have the same rights to contribution as DLJ.

         SECTION 5. Assignment of this Seller's Warranty Certificate. The rights and obligations of the Seller under this Seller's Warranty Certificate may not be assigned, pledged or hypothecated by the Seller without the consent of DLJMC and its successors and assigns; except that any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The rights and obligations of DLJMC under this Seller's Warranty Certificate may, however, be assigned in whole or in part by DLJMC and its successors and assigns in connection with any transfer of one or more Mortgage Loans. Without limiting the generality of the foregoing, the Seller hereby acknowledges and approves the assignments contemplated in the Preliminary Statement hereto.

         SECTION 6. Seller's Warranty Certificate Supersedes Contrary Provisions in Master Agreement. This Seller's Warranty Certificate supersedes any contrary provisions of the Master Agreement, and constitutes an amendment of such contrary provisions, insofar as (but only insofar as) such contrary provisions of the Master Agreement relate to the Mortgage Loans. The rights and obligations of the Seller and DLJMC under the Master Agreement are otherwise unaffected, and the provisions of the Master Agreement otherwise remain in full force and effect.

         SECTION 7. Description of the Seller. In connection with the offering of the Certificates pursuant to the Offering Documents, the Seller authorizes the inclusion in the Offering Documents of the description of the Seller, attached as Exhibit A hereto, and hereby represents and warrants that such description does not contain any material misstatements of fact.

         IN WITNESS WHEREOF, the Seller has caused its name to be signed by its duly authorized officer as of the date first above written.


                                              UNION CAPITAL INVESTMENTS, LLC



                                              By: -----------------------------
                                              Name:
                                              Title:


Acknowledged and Accepted:

DLJ MORTGAGE CAPITAL, INC.



By: ----------------------------
Name:
Title:

                                  EXHIBIT A


         Union Capital Investments LLC. Union Capital is a limited liability company organized under the laws of Georgia, and its principal offices are in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

                                  SCHEDULE 1

                            Mortgage Loan Schedule

                                   EXHIBIT N-2

             FORM OF THIRD PARTY ORIGINATOR AGREEMENT FOR APPLE BANK



                                      N-2-1

                        SELLER'S WARRANTY CERTIFICATE


         This Seller's Warranty Certificate, dated as of December 3, 1998 (this "Seller's Warranty Certificate"), is executed and delivered by Apple Bank for Savings (the "Seller"), in favor of Column Financial, Inc. ("Column"), its successors and assigns.

                            PRELIMINARY STATEMENT

         The Seller has transferred to Column the mortgage loan (the "Mortgage Loan") identified on the Mortgage Loan Schedule attached as Schedule 1 hereto. Column intends to transfer the Mortgage Loan to DLJ Commercial Mortgage Corp. (the "Depositor") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Column - Depositor Agreement"); and the Depositor in turn intends to deposit the Mortgage Loan into a trust fund to be evidenced by the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-CF2 (the "Certificates"). The Certificates will be issued on or about December 3, 1998 (the actual date of issuance, the "Closing Date") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of December 1, 1998, among the Depositor, Banc One Mortgage Capital Markets, LLC, as master servicer (in such capacity the "Master Servicer") and special servicer (in such capacity the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator"). The Seller has agreed to make certain representations and warranties, repurchase the Mortgage Loan in certain circumstances and provide certain indemnification in connection with the sale of the Mortgage Loan to a trust fund to be formed as part of a mortgage pass-through transaction, and such agreement was partial consideration for Column's purchase of the Mortgage Loan from the Seller. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         Under this Seller's Warranty Certificate (except under Section 4 hereof) and pursuant to the Column - Depositor Agreement, Column shall assign to the Depositor, among other things, all of Column's right, title and interest in and to the Mortgage Loan; and pursuant to the Pooling and Servicing Agreement, the Depositor shall assign to the Trustee, for the benefit of the holders of the Certificates (the "Certificateholders"), among other things, all of the Depositor's right, title and interest in and to the Mortgage Loan and, to the extent assigned to it under the Column Depositor Agreement, under this Seller's Warranty Certificate.

         SECTION 1. Delivery of Mortgage Files. The Seller agrees that it shall deliver to the Trustee as assignee of the Depositor (or, if so directed by Column, to a custodian appointed by the Trustee (a "Custodian")), under the Pooling and Servicing Agreement, all of the documents required in the Mortgage Files, at the times and in the manner otherwise required by the Pooling and Servicing Agreement, in each case to the extent the Seller has not delivered such documents to Column prior to the date hereof.

         SECTION 2. Representations and Warranties of the Seller. The Seller hereby represents and warrants as of the Closing Date to and for the benefit of Column, the Depositor, their affiliates, the Trustee and the Certificateholders that (a) each of the representations and warranties set forth in Schedule 2 attached hereto is true and correct as if stated and made on the Closing Date and (b) the Mortgage Loan bears interest at a rate that remains fixed throughout the term of the Mortgage Loan. The Seller agrees that it shall be deemed to make as of the date of substitution with respect to any Replacement Mortgage Loan (as defined in the Pooling and Servicing Agreement) that is substituted by the Seller for the Mortgage Loan in the manner set forth in Section 3 hereof, to and for the benefit of Column, the Depositor, their affiliates, the Trustee and the Certificateholders, each of the representations and warranties set forth in Schedule 2 attached hereto as if stated and made on the date of substitution, with any conforming changes necessary due to the fact that such Replacement Mortgage Loan was not a Mortgage Loan at the time of execution of this Seller's Warranty Certificate.

         SECTION 3. Cure, Repurchase, Substitution and Indemnity Obligations of the Seller. Each of the representations and warranties contained and/or referred to in Section 2 shall survive the transfer of the Mortgage Loan by Column to the Depositor and by the Depositor to the Trustee, for the benefit of the Certificateholders, and shall inure to the benefit of Column and its successors and assigns (the holder(s) of the Mortgage Loan or related REO Property, including, without limitation, the Trustee for the benefit of the Certificateholders, being herein referred to as the "Owner" thereof), notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or Column's, the Depositor's or the Trustee's examination of the relevant Mortgage File. Upon discovery by either the Seller or the related Owner of a breach of any of the foregoing representations and warranties with respect to the Mortgage Loan or REO Property that materially and adversely affects the value of the Mortgage Loan or related REO Property or the interest of the related Owner therein (any such breach, a "Material Breach"), the party discovering such breach shall give prompt written notice to the other.

         Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any Material Breach (other than a Material Breach involving any representation or warranty made pursuant to Section 2 hereof, the Seller shall use its best efforts to cure such Material Breach in all material respects and, if such Material Breach cannot be cured within such 60-day period, the Seller shall, at the related Owner's option, repurchase the Mortgage Loan or REO Property at the Purchase Price (as defined in the Pooling and Servicing Agreement); provided, however, that if the Seller's obligation to repurchase the Mortgage Loan or REO Property as described above arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date, if the Mortgage Loan or REO Property is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the Mortgage Loan or REO Property is then subject to the Pooling and Servicing Agreement and is not a Mortgage Loan that (or REO Property related to a Mortgage Loan that) had been substituted for the Mortgage Loan in the manner described herein below, the Seller may, at its option, in lieu of repurchasing the Mortgage Loan, (a) replace the Mortgage Loan or REO Property with one or more Qualifying Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) that are approved by Column and pay any corresponding Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement), such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement, and (b) deliver a certification to the Trustee to the effect that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" in the Pooling and Servicing Agreement. The Seller may request that the related Owner extend the 60-day period referenced above within which the Seller must cure, repurchase or replace the Mortgage Loan or REO Property affected by such a Material Breach, to ninety (90) or more days (but not more than one hundred fifty (150) days) following the earlier of either discovery by or notice to the Seller of such Material Breach, by delivering a written request to the related Owner, together with evidence that the Seller is diligently proceeding to cure such breach and will require the requested extension to effect such cure; provided, however, that the related Owner may determine to accept or deny any such request in its sole discretion, without limitation. For purposes of this section, no such request shall be deemed to have been accepted by the related Owner unless the related Owner has affirmatively and expressly stated in writing its acceptance of such request. If a Material Breach involves any representation or warranty made pursuant to
Section 2 hereof, and such Material Breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such Material Breach, the Mortgage Loan and/or related REO Property shall, at the option of the related Owner, be repurchased (with no option to substitute) by the Seller at the Purchase Price. Any repurchase of the Mortgage Loan and/or REO Property or payment of any Substitution Shortfall Amount pursuant to the foregoing provisions of this Section 3 shall be accomplished by wire transfer of immediately available funds in the amount of the Purchase Price or Substitution Shortfall Amount, as applicable, pursuant to wiring instructions furnished by the related Owner to the Seller.

         At the time of the repurchase of or substitution for the Mortgage Loan or REO Property as contemplated by the preceding paragraph, the related Owner and Seller shall arrange for the reassignment of the Mortgage Loan or the conveyance of such REO Property, as the case may be, to the Seller and the delivery to the Seller of any documents held by or on behalf of the related Owner relating to the Mortgage Loan or REO Property, as the case may be. With respect to each Mortgage Loan and REO Property to be repurchased or replaced as contemplated by the preceding sentence, at the time the Purchase Price or Substitution Shortfall Amount, as applicable, is wire transferred to or at the direction of the related Owner, the Seller shall, simultaneously with the initiation of such wire transfer, give written notice to the related Owner that such wire transfer has been initiated.

         In addition to such cure and repurchase or substitution obligation, the Seller shall indemnify the related Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses incurred in connection with any claim, demand, defense, or assertion based on or grounded upon, or resulting from, a breach by the Seller of the representations and warranties made pursuant to Section 2 hereof. The obligations of the Seller set forth in this Section 3 to cure or to repurchase or replace the defective Mortgage Loan or REO Property and to indemnify the related Owner as provided in this Section 3 constitute the sole remedies of the related Owner respecting a breach of such representations and warranties made pursuant to Section 2 hereof.

         SECTION 4. Indemnification. (a) The Seller will indemnify and hold harmless Column, its affiliates, and each Person, if any, who controls Column within the meaning of the Securities Act of 1933, as amended (the "Securities Act"; and all of the foregoing Persons, collectively, "DLJ"), against any losses, claims, damages or liabilities to which DLJ may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (each, a "Liability") arise out of or are based upon any untrue statement of any material fact provided by the Seller to DLJ ("Seller Information") which is contained in the prospectus, private placement memorandum and/or other disclosure document or any amendment or supplement thereto (each, an "Offering Document") relating to the offering of any securities evidencing ownership interests in the Mortgage Loan or which arise out of or are based upon any omission to state in such Offering Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse DLJ for any legal or other expenses reasonably incurred by DLJ in connection with investigating or defending any such Liability; provided, however, that the Seller shall not be liable in any such case to the extent and only to the extent that any Liability arises out of or is based upon any untrue statement or omission made in an Offering Document in reliance upon and in conformity with information provided by or on behalf of any Person other than the Seller. Column hereby agrees to indemnify the Seller for any Liability arising out of or based upon Seller Information which is not accurately reflected in any Offering Document.

         (b) Promptly after receipt by a party with a right to indemnification under this section (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against a party with an indemnification obligation under this section (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably considered that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice by such Indemnified Party of the Indemnifying Party's election to so assume the defense of such action and approval by such Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party within a reasonable period after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in clause (i) or (iii).

         (c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection (a) of this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller on the one hand, and Column on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and DLJ in such proportions that DLJ is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the (i) difference between the purchase price paid to the Seller by Column for the Mortgage Loan and the aggregate resale price received by Column, bears to (ii) the aggregate resale price received by Column, and the Seller shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each Person, if any, who controls DLJ within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as DLJ.

         SECTION 5. Assignment of this Seller's Warranty Certificate. The rights and obligations of the Seller under this Seller's Warranty Certificate may not be assigned, pledged or hypothecated by the Seller without the consent of Column and its successors and assigns; except that any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The rights and obligations of Column under this Seller's Warranty Certificate may, however, be assigned in whole or in part by Column and its successors and assigns in connection with any transfer of the Mortgage Loan. Without limiting the generality of the foregoing, the Seller hereby acknowledges and approves the assignments contemplated in the Preliminary Statement hereto.

         SECTION 6. Description of the Seller. In connection with the offering of the Certificates pursuant to the Offering Documents, the Seller authorizes the inclusion in the Offering Documents of the description of the Seller, attached as Exhibit A hereto, and hereby represents and warrants that such description does not contain any material misstatements of fact.

         IN WITNESS WHEREOF, the Seller has caused its name to be signed by its duly authorized officer as of the date first above written.


                                    APPLE BANK FOR SAVINGS



                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


Acknowledged and Accepted:

COLUMN FINANCIAL, INC.



By:
   -------------------------------
Name:
Title:

                                  EXHIBIT A


                  Apple Bank is a New York State chartered savings bank that had assets of approximately $5.1 billion as of September 30, 1998. From its Manhattan offices, Apple Bank originates and services loans secured by all types of income producing properties in the New York City metropolitan area. Commercial mortgage loans are originated for the bank's own portfolio, for the Federal Home Loan Mortgage Corporation (as a Program Plus Seller/Servicer) and for securitization through various third-party conduit programs. Apple Bank was established in 1863.

                                  SCHEDULE 1

                            Mortgage Loan Schedule

                                  SCHEDULE 2

                           Sellers Representations

         For purposes of this Schedule 2, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

                  The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 19 of this Agreement:

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects as of the date of this Seller's Warranty Certificate and as of the Cut-off Date.

                  2. Ownership of Mortgage Loan. Immediately prior to the transfer to Column of the Mortgage Loan, the Seller had good title to, and was the sole owner of, the Mortgage Loan. The Seller has full right, power and authority to transfer and assign the Mortgage Loan to or at the direction of Column and has validly and effectively conveyed (or caused to be conveyed) to Column or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loan free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loan to Column or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. As of the Closing Date, no scheduled payment of principal and interest under the Mortgage Loan was thirty (30) days or more past due, and the Mortgage Loan has not been thirty (30) days or more delinquent in the twelve-month period immediately preceding the Closing Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with the Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the Mortgage Loan, and (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the Mortgage Loan (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is only subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any security interest in such personal property granted in connection with another Mortgage Loan.

                  5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property, and each assignor thereunder has the full right to assign the same. The related assignment of such Assignment of Leases executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. To the Seller's knowledge, no person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

                  6. Mortgage Status; Waivers and Modifications. The Mortgage related to the Mortgage Loan has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to the Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File. The Mortgage Loan has not been modified in any manner such that the terms of the Mortgage Loan, as so modified, are materially (and adversely to the owner thereof) different from the terms of the Mortgage Loan described in the Prospectus.

                  7. Condition of Property; Condemnation. The Mortgaged Property securing the Mortgage Loan is, to the Seller's knowledge, based on its review of the most recent inspection report (which, if prepared by a servicer of the Mortgage Loan, was so prepared in accordance with the related servicing agreement), free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan. The Seller has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Mortgaged Property securing the Mortgage Loan. To the Seller's knowledge, as of the date of the origination of the Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property.

                  8. Title Insurance. The Mortgaged Property securing the Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of the Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on the Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). The holder of the related Mortgage has not done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located, and such Title Policy contains no exclusion for, or it affirmatively insures, (a) access to a public road, (b) that there are no material encroachments of any part of the improvements on the related Mortgaged Property over easements, which encroachments could reasonably be expected to materially interfere with the use of the related Mortgaged Property (unless the Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) and (c) that the area shown on the survey conducted in connection with the origination of the Mortgage Loan is the same as the property legally described in the related Mortgage.

                  9. No Holdback. The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain leasing or other economic criteria with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under the Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with or any such funds so escrowed have not been released.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for the Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If the Mortgage in respect of the Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Mortgagor, no fees or expenses are payable to such trustee by the Seller, Column or any transferee thereof.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to the related Mortgaged Property in connection with the origination of the Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to Column, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in material violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority. To the Seller's knowledge, there are no circumstances or conditions with respect to such Mortgaged Property not revealed in such Environmental Report that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage encumbering such Mortgaged Property requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

                  13. Loan Document Status. The Mortgage Note, Mortgage, and any other agreement executed by or on behalf of the related Mortgagor with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. Except in certain cases, where tenants
(having extremely high net worth or investment grade credit ratings) with the obligation to maintain the insurance described in this paragraph are allowed to self-insure the related Mortgaged Properties, all improvements upon the Mortgaged Property securing the Mortgage Loan are insured against loss by hazards of extended coverage in an amount at least equal to the lesser of the outstanding principal balance of the Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. The Mortgaged Property securing the Mortgage Loan is the subject of a business interruption insurance policy providing coverage for at least six (6) months. If any portion of the improvements on the Mortgaged Property securing the Mortgage Loan was, at the time of the origination of the Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such hazard and flood insurance policies contain a standard "New York" mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee, and all premiums payable thereon as of the Closing Date, whether annual or otherwise, have been paid. The Mortgaged Property securing the Mortgage Loan is also covered by commercial general liability insurance in an amount at least equal to $1 million per occurrence. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard, flood or liability insurance policy. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for the Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under the Mortgage Loan.

                  15. Taxes and Assessments. To the Seller's knowledge, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting the Mortgaged Property securing the Mortgage Loan which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

                  16. Mortgagor Bankruptcy. The Mortgagor under the Mortgage Loan is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Local Law Compliance. To the best of the Seller's knowledge based on due diligence customarily undertaken by prudent institutional mortgage lenders, the improvements located on or forming part of the Mortgaged Property securing the Mortgage Loan comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property.

                  18. Fee Estate. The Mortgage Loan is secured by the fee simple interest of the Mortgage in the related Mortgaged Property.

                  19.      [Reserved.]

                  20. Escrow Deposits. With respect to escrow deposits and payments relating to the Mortgage Loan, all such payments have been (as of the Closing Date) delivered to the Master Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

                  21. Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  22. Advancement of Funds. The holder of the Mortgage Loan has not, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

                  23. Equity Interest. The Mortgage Loan is not by its terms convertible into an equity ownership interest in the related Mortgaged Property or the related Mortgagor.

                  24. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Mortgagor under the Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under the Mortgage Loan.

                  25. Junior Liens. The Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. To the Seller's knowledge, the Mortgaged Property is not encumbered by any liens junior to the liens of the related Mortgage. The Mortgaged Property is not encumbered by any liens (other than liens securing other Mortgage Loans) of equal priority with the liens of the related Mortgage.

                  26. No Mechanics' Liens. To the Seller's knowledge, (i) the Mortgaged Property securing the Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for, and
(ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage. The Seller has not received notice with respect to the Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for.

                  27. Compliance with Usury Laws. The Mortgage Loan complies with all applicable usury laws in effect at its date of origination.

                  28. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of the Mortgage Loan, (i) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

                  29. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loan have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan master servicers.

                  30. Cross-collateralization. The Mortgage Loan is not cross-collateralized or cross defaulted with any other mortgage loan.

                  31. Releases of Mortgaged Property. Neither the Mortgage Note or Mortgage requires the mortgagee to release all or any portion of the related Mortgaged Property from the lien of the related Mortgage except upon
(i) payment in full of all amounts due under the Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the Mortgage Loan.

                  32. No Equity Participation or Contingent Interest. The Mortgage Loan does not contain any equity participation by the lender or provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  33. Fixed Rate Loan. The Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate.

                  34. Inspection. In connection with the origination of the Mortgage Loan, the Seller inspected, or caused the inspection of, the related Mortgaged Property.

                  35. No Material Default. There exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in any of Paragraphs 3, 7, 12, 14, 15, 16, 17, 20, 24, 25, 26
and 28 of this Schedule 2.

                  36. Due-on-Sale. The Mortgage related to the Mortgage Loan contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any interest therein, is directly or indirectly transferred or sold.

                  37. Whole Loan. The Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

                  38. Defeasance Provision. If the Mortgage Loan contains a provision for any defeasance of mortgage collateral, it either (A) requires the consent of the holder of the Mortgage

Loan to any defeasance or (B) permits defeasance (i) no earlier than two years following the Closing Date, (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) and (iii) only to facilitate the disposition of mortgage real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  39. Tax Parcels. The Mortgaged Property constitutes one or more complete and separate tax lots.